                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPDENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.01 per share ("Common Stock"), of CompDent Corporation.

     (2)  Aggregate number of securities to which transaction applies:

          10,291,129 shares of Common Stock (includes 178,500 underlying options to purchase shares of Common Stock)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $18.00 per share in cash-out merger plus the difference between $18.00 and the exercise price of each share subject to option

     (4)  Proposed maximum aggregate value of transaction:
          $185,240,322

     (5)  Total fee paid:

          $37,048.06 (previously paid on October 27, 1998)

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

                                                               February   , 1999

Dear Stockholders:

     You are cordially invited to attend a Special Meeting of Stockholders of
CompDent Corporation (the "Company") to be held on March   , 1999, at 10:00
a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia. The purpose of the Special Meeting is to consider and vote upon a merger that, if approved and subsequently consummated, will result in the public stockholders of CompDent (other than stockholders who have perfected their appraisal rights and certain members of management and other investors) receiving $15.00 in cash per share for their shares of CompDent common stock, $.01 par value ("Common Stock"). The acquiror of CompDent, TAGTCR Acquisition, Inc., a newly formed Delaware corporation (the "Acquiror"), was organized at the direction of three private investment partnerships and their affiliates that have jointly agreed, together with certain members of management and other investors, to acquire the Common Stock of the CompDent public stockholders.

     A Special Committee of the Board of Directors of CompDent, consisting of three independent directors, was formed to consider and evaluate the Merger. The Special Committee has unanimously recommended to CompDent's Board of Directors that the Merger and related agreements be approved. In connection with its evaluation of the Merger, the Special Committee engaged The Robinson-Humphrey Company, LLC to act as its financial advisor. Robinson-Humphrey has rendered its opinion dated January 18, 1999 that based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the cash merger consideration of $15.00 per share to be received in the Merger is fair from a financial point of view to the stockholders of the Company (other than certain members of management, certain other investors and the Acquiror). The written opinion of Robinson-Humphrey, dated January 18, 1999, is attached as Appendix B to the enclosed Proxy Statement and should be read carefully and in its entirety by the stockholders.

     THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS BELIEVE THAT THE TERMS OF THE MERGER ARE FAIR AND IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS APPROVE THE MERGER.

     Approval of the Merger at the Special Meeting will require the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The accompanying Proxy Statement provides you with a summary of the proposed Merger and additional information about the parties involved and their interests. If the Merger is approved by the holders of the Common Stock, the closing of the Merger will occur as soon after the Special Meeting as all of the other conditions to closing the Merger are satisfied.

     PLEASE GIVE ALL THIS INFORMATION YOUR CAREFUL ATTENTION. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A FAILURE TO VOTE WILL COUNT AS A VOTE AGAINST THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND.

                                          Sincerely,

                                          David R. Klock
                                          Chairman and Chief Executive Officer

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH   , 1999
                             ---------------------

     Notice is hereby given that a Special Meeting of Stockholders of CompDent
Corporation, a Delaware corporation (the "Company"), will be held on March   ,
1999 at 10:00 a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia, for the following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated July 28, 1998 (the "Original Merger Agreement"), as amended and restated on January 18, 1999 (as amended, the "Merger Agreement"), pursuant to which TAGTCR Acquisition, Inc., a newly formed Delaware corporation (the "Acquiror"), will be merged with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their appraisal rights, shares held by certain members of management, shares held by certain stockholders of CompDent, and shares held by the Acquiror) will become entitled to receive $15.00 in cash for each outstanding share of common stock, $.01 par value, of the Company (the "Common Stock") owned immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

          (2) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The Board of Directors has determined that only holders of Common Stock of
record at the close of business on February   , 1999, will be entitled to notice
of, and to vote at, the Special Meeting or any adjournment or adjournments thereof. A form of proxy and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany and form a part of this notice.

                                          By order of the Board of Directors,

                                          BRUCE A. MITCHELL
                                          Executive Vice President, General
                                          Counsel and Secretary
Atlanta, Georgia
February   , 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

     THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     Any stockholder shall have the right to dissent from the Merger and to receive payment of the "fair value" of his or her shares upon compliance with the procedures set forth in Section 262 of the Delaware General Corporation Law. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the Proxy Statement that accompanies this notice and the full text of Section 262 of the Delaware General Corporation Law, which is attached as Appendix C and is described in the accompanying Proxy Statement.

                              COMPDENT CORPORATION
                       100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

 THE PROXY STATEMENT IS DATED FEBRUARY          , 1999 AND WAS FIRST MAILED TO
                   STOCKHOLDERS ON FEBRUARY          , 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL HAPPEN IN THE MERGER?

A: Upon consummation of the Merger, the Acquiror will be merged with and into CompDent with CompDent being the surviving corporation. All stockholders of CompDent, other than the Acquiror, certain members of management, certain other investors, and those stockholders who exercise their appraisal rights (the "Public Stockholders"), will receive a cash payment for their outstanding shares of Common Stock. After the Merger, CompDent will become a privately held company owned by the following individuals and entities (the "Investor Group"):

THE ACQUIROR
     TAGTCR Acquisition, Inc.

THE EQUITY INVESTORS
     Golder, Thoma, Cressey, Rauner, Inc.
     Golder, Thoma, Cressey, Rauner Fund V, L.P.
     GTCR Associates V, L.P.
     TA Associates, Inc.
     TA/Advent VIII L.P.
     Advent Atlantic and Pacific III L.P.
     TA Executives Fund LLC
     TA Investors LLC
     NMS Capital, L.P.
     Gerald Rosenfeld

THE MANAGEMENT SPONSORS
     David R. Klock
     Phyllis A. Klock

THE OTHER INVESTORS
     The Kaufman Fund
     Roger B. Kafker
     Richard D. Tadler
     Jane Broderick
     Jonathan Goldstein

OTHER MANAGEMENT INVESTORS
     Keith J. Yoder
     Bruce Mitchell
     William G. Jens, Jr.

Certain other employees of CompDent are also members of the Other Management Investors Group.

To review the structure of the Merger in greater detail, see pages 61 through 68.

Q: WHY IS COMPDENT BEING ACQUIRED?

A: The Board of Directors and the Investor Group each believes that the acquisition of CompDent is in the best interests of the Public Stockholders of CompDent and that as a private company, CompDent will have greater operating flexibility to focus on enhancing value by emphasizing growth and operating cash flow. To review the background and reasons for the Merger in greater detail, see pages 16 through 31.

Q: WHY WAS THE SPECIAL COMMITTEE FORMED?

A: Because certain directors of CompDent will have a financial interest in the Merger, the CompDent Board of Directors appointed a Special Committee of disinterested directors to review and evaluate the proposed transaction. The Special Committee has determined that the Merger is fair and in the best interests of the Public Stockholders.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $15.00 in cash, without interest, for each share of CompDent Common Stock. This is the "Cash Merger Consideration." For example: If you own 100 shares of CompDent Common Stock, upon completion of the Merger you will receive $1,500 in cash.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We are working to complete the Merger during the second quarter of 1999.


Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A: The receipt of the Cash Merger Consideration by you will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see pages 71 through 72.


     YOUR TAX CONSEQUENCES WILL DEPEND ON YOUR PERSONAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q: WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve and adopt the Merger Agreement, which provides for the acquisition of CompDent by the Acquiror. After the Merger, CompDent will become a privately held company and you will no longer own an equity interest in CompDent.

     THE COMPDENT BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AND RECOMMENDS VOTING FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

     Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of CompDent Common Stock. Therefore, a failure to vote or a vote to abstain will have the same legal effect as a vote against the Merger.


     The Special Meeting will take place on March          , 1999 at 10:00 a.m.,
local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia. You may attend the Special Meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy up to and including the day of the Special Meeting and either change your vote or attend the Special Meeting and vote in person.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares of Common Stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and they will be counted as votes against the proposal to approve and adopt the Merger Agreement.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Merger is completed, we will send you written instructions for exchanging your Common Stock certificates for the Cash Merger Consideration.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                            Keith J. Yoder
                            CompDent Corporation
                            100 Mansell Court East, Suite 400
                            Roswell, Georgia 30076
                            Telephone: 770-998-8936

     You should note that Keith Yoder, as well as the other executive officers of CompDent, are participants in the Merger.

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

     THIS PROXY STATEMENT AND OTHER STATEMENTS MADE FROM TIME TO TIME BY COMPDENT, THE ACQUIROR, OR THEIR REPRESENTATIVES CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF, OR CURRENT EXPECTATIONS OF COMPDENT AND THE ACQUIROR AND MEMBERS OF THEIR RESPECTIVE MANAGEMENT TEAMS, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT OF COMPDENT AND THE ACQUIROR THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DETAILED HEREIN AND: (I) COMPETITIVE PRESSURES IN THE DENTAL BENEFITS AND MANAGEMENT INDUSTRIES; (II) MANAGEMENT AND INTEGRATION OF THE OPERATIONS OF ACQUIRED BUSINESSES; (III) COMPDENT'S BUSINESS AND GROWTH STRATEGIES; AND (IV) GENERAL ECONOMIC CONDITIONS. COMPDENT AND THE ACQUIROR UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGES IN ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS, OR CHANGES IN FUTURE OPERATING RESULTS OVER TIME.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     i
WHO CAN HELP ANSWER YOUR QUESTIONS..........................    ii
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................   iii
SUMMARY.....................................................     1
  Effects of the Merger.....................................     1
  The Companies.............................................     1
  The Special Meeting.......................................     1
  Record Date; Voting Power.................................     1
  Vote Required.............................................     2
  Recommendations...........................................     2
  Opinion of Financial Advisor..............................     2
  Terms of the Merger Agreement.............................     2
  Share Ownership of CompDent following the Merger..........     3
  Accounting Treatment......................................     4
  Financing of the Merger...................................     4
  Conflicts of Interest.....................................     4
  Regulatory Approvals......................................     5
  Appraisal Rights..........................................     5
  Transaction Structure.....................................     6
  Historical Market Information.............................     8
  Selected Consolidated Financial Data......................     9
  Selected Unaudited Pro Forma Consolidated Financial
     Data...................................................    11
  Consolidated Ratios of Earnings to Fixed Charges and Book
     Value Per Share........................................    14
  Company Projections.......................................    14
SPECIAL FACTORS.............................................    16
  Background of the Merger..................................    16
  The Special Committee's and the Board's Recommendation....    27
  Opinion of Financial Advisor..............................    31
  Presentations of Financial Advisor........................    38
  Purpose and Reasons of the Investor Group for the
     Merger.................................................    51
  Position of the Investor Group as to Fairness of the
     Merger.................................................    52
  Conflicts of Interest.....................................    52
  Certain Effects of the Merger.............................    57
  Financing of the Merger...................................    58
  Conduct of CompDent's Business After the Merger...........    59
THE SPECIAL MEETING.........................................    60
  Date, Time, and Place of the Special Meeting..............    60
  Proxy Solicitation........................................    60
  Record Date and Quorum Requirement........................    60
  Voting Procedures.........................................    60
  Voting and Revocation of Proxies..........................    61
  Effective Time of the Merger and Payment for Shares.......    61
  Other Matters to Be Considered............................    61
THE MERGER..................................................    62
  Terms of the Merger Agreement.............................    62
  Estimated Fees and Expenses of the Merger.................    69
RIGHTS OF DISSENTING STOCKHOLDERS...........................    69
FEDERAL INCOME TAX CONSEQUENCES.............................    71
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT AND
  OTHERS....................................................    73

CERTAIN INFORMATION CONCERNING THE ACQUIROR AND THE INVESTOR
  GROUP.....................................................    74
PURCHASES OF COMMON STOCK BY CERTAIN PERSONS................    77
EXPERTS.....................................................    77
WHERE YOU CAN FIND MORE INFORMATION.........................    77
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    78
STOCKHOLDER PROPOSALS.......................................    79
OTHER MATTERS...............................................    79

APPENDIX A -- Amended and Restated Agreement and Plan of
  Merger....................................................   A-1
APPENDIX B -- Opinion of The Robinson-Humphrey Company,
  LLC.......................................................   B-1
APPENDIX C -- Text of Section 262 of the Delaware General
  Corporation Law...........................................   C-1

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. For a more complete understanding of the Merger and for a more complete description of the legal terms of the Merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the Merger Agreement. See "Where You Can Find More Information" (page 76).

EFFECTS OF THE MERGER

     Pursuant to the Merger, the Acquiror will be merged with and into CompDent with CompDent being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the entire equity interest in the Company will be owned by the Investor Group, and CompDent Common Stock will no longer be publicly traded. The Public Stockholders will no longer be stockholders of CompDent and they will not participate in CompDent's future earnings and growth or bear the risk of any decreases in the value of CompDent. Instead, the Public Stockholders will have the right to receive $15.00 in cash, without interest, for each share of Common Stock held (other than shares in respect of which appraisal rights have been perfected under Delaware law). The Investor Group will have the opportunity to benefit from any future earnings and growth of CompDent and will bear the risk of any decrease in CompDent's value. In addition, the members of the Management Group have interests in the Merger as employees and/or directors which are different from, or in addition to, yours as a CompDent stockholder. To review these interests, see "-- Conflicts of Interest" and "Special
Factors -- Conflicts of Interest."

THE COMPANIES

     COMPDENT CORPORATION
     100 Mansell Court East
     Suite 400
     Roswell, Georgia 30076
     (770) 998-8936

     CompDent is a fully integrated dental management company, offering a full line of dental care plan services, including network-based dental care plans, reduced fee-for-service, and third-party administration services. CompDent markets its products to employers and other business entities and to individuals. CompDent's benefit plans also include a reduced fee-for-service product, a PPO and network dental product, and administrative services for self-insured dental plans. CompDent also owns Dental Health Management, Inc., which provides management and administrative services to dental practices.

     TAGTCR ACQUISITION, INC.
     c/o TA Associates, Inc.
     125 High Street, Suite 2500
     Boston, Massachusetts 02110
     (617) 574-6700

     TAGTCR Acquisition, Inc. was organized at the direction of three private investment partnerships that have jointly agreed, together with certain affiliated entities, members of management and other entities and individuals, to acquire the public stock of CompDent. These partnerships and their affiliates (the "Equity Investors") include (i) Golder, Thoma, Cressey, Rauner Fund V, L.P. and GTCR Associates V, L.P., each of which is affiliated with Golder, Thoma, Cressey, Rauner, Inc. (collectively, the "GTCR Partnership"), (ii) TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC, and TA Investors LLC, each of which is affiliated with TA Associates, Inc. (collectively, the "TA Fund"), and (iii) NMS Capital, L.P., an affiliate of BankAmerica Corporation (the "NMS Partnership").

THE SPECIAL MEETING (PAGE 59)

     The Special Meeting will be held on March   , 1999, at 10:00 a.m., local
time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia. At the Special Meeting, CompDent stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

RECORD DATE; VOTING POWER (PAGE 59)

     Holders of record of CompDent Common Stock at the close of business on
February   , 1999 (the "Record Date") are entitled to notice of and to vote at
the Special Meeting. As of such date, there were                shares of Common
Stock issued and outstanding held by approximately                holders of
record. Holders of record of Common Stock on the Record Date are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED (PAGE 59)

     Approval by the CompDent stockholders of the proposal to approve and adopt the Merger Agreement will require the affirmative vote of a majority of the shares of CompDent Common Stock outstanding on the Record Date. Accordingly, a failure to vote or a vote to abstain will have the same legal effect as a vote against the Merger.

     A "no" vote on the enclosed proxy card will be a vote against the Merger. If we do not receive "yes" votes from a majority of the outstanding shares of Common Stock, the Merger will not be approved and you will continue to own shares in a publicly traded company.

     A stockholder who gives a proxy with respect to voting on the Merger Agreement may revoke it at anytime before it is voted at the Special Meeting by
(i) filing with the Secretary of CompDent an instrument revoking it, (ii) submitting a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting.

RECOMMENDATIONS (PAGE 31)

     Because certain of the CompDent directors will have a financial interest in the Merger, the CompDent Board of Directors appointed the Special Committee to review and evaluate the proposed transaction. The Special Committee unanimously recommended to the CompDent Board that the Merger Agreement be approved and that it be recommended to the stockholders of the Company. Following the unanimous recommendation of the Special Committee, the CompDent Board unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the CompDent stockholders and recommended that the stockholders approve the Merger Agreement. The Special Committee and the CompDent Board recommend that the CompDent stockholders vote "For" the approval of the Merger Agreement. You also should refer to the reasons that the Special Committee and the CompDent Board considered in determining whether to approve and adopt the Merger Agreement on pages 27-31.

OPINION OF FINANCIAL ADVISOR (PAGE 32)

     The Robinson-Humphrey Company, LLC, a nationally recognized investment banking firm which served as financial advisor to the Special Committee, has rendered an opinion dated January 18, 1999 to the Special Committee that the Cash Merger Consideration is fair from a financial point of view to the Public Stockholders of CompDent. A copy of the fairness opinion, setting forth the information reviewed, assumptions made, and matters considered, is attached to this Proxy Statement as Appendix B. You should read the fairness opinion of Robinson-Humphrey in its entirety.

TERMS OF THE MERGER AGREEMENT (PAGE 61)

     The Merger Agreement is attached to this Proxy Statement as Appendix A. You are encouraged to read the Merger Agreement in its entirety. It is the legal document that governs the Merger.

     General. The Merger Agreement provides that the Acquiror will be merged with and into CompDent, with CompDent being the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the Public Stockholders of CompDent will receive $15.00 in cash, without interest, for each share of Common Stock. In addition, certain members of management will receive cash for the aggregate unrealized gain on their vested stock options.

     Conditions to the Merger. The completion of the Merger depends upon the satisfaction of a number of conditions, including:

     - approval of the Merger Agreement by a majority of the CompDent stockholders;

     - receipt of all necessary orders and consents of governmental authorities and the expiration of any regulatory waiting periods;

     - receipt by the Acquiror of sufficient financing pursuant to its existing financing commitments to consummate the Merger; and

     - absence of a material adverse effect on the business of CompDent.

     Each party may, at its option, waive the satisfaction of any condition to such party's obligations under the Merger Agreement. EVEN IF THE STOCKHOLDERS APPROVE THE MERGER,

THERE CAN BE NO ASSURANCE THAT
THE MERGER WILL BE CONSUMMATED.


     Solicitation. Until consummation or abandonment of the Merger, CompDent and its affiliates are permitted to initiate or solicit any proposal from a third party with respect to a merger, consolidation, sale, or similar transaction involving CompDent or any of its subsidiaries (an "Acquisition Proposal").


     Termination. Either CompDent or the Acquiror may terminate the Merger Agreement under certain circumstances, including if:

     - both parties consent in writing;

     - the Merger is not completed before June 30, 1999;

     - legal restraints or prohibitions prevent the consummation of the Merger;

     - the CompDent stockholders do not approve the Merger Agreement; or

     - the other party breaches in a material manner any of its representations, warranties or covenants under the Merger Agreement and such breach is not cured within 30 days of notice.

     In addition, CompDent may terminate the Merger Agreement if it accepts or recommends acceptance of an Acquisition Proposal with another party, and the Acquiror may terminate the Merger Agreement if the CompDent Board or the Special Committee withdraws, or adversely modifies, its approval or recommendation of the Merger or approves, recommends or causes CompDent to enter into any agreement with respect to an Acquisition Proposal.


     Fees and Expenses. CompDent and the Acquiror will pay their own fees, costs, and expenses incurred in connection with the Merger Agreement. However, CompDent will pay the Acquiror a "break up" fee equal to the Acquiror's out-of-pocket fees and expenses (not to exceed $1.5 million), under certain circumstances, if CompDent approves, enters into, or consummates a transaction contemplated by an Acquisition Proposal, or if the Board or the Special Committee withdraws its recommendation of the Merger. In negotiating the terms of the amended Merger Agreement, the Special Committee wanted the unconditional ability to approve, enter into, or consummate a transaction contemplated by an Acquisition Proposal. The Special Committee believed that this flexibility was necessary in order to maximize stockholder value in the event that a transaction more attractive than the Merger became available. The Acquiror was willing to grant this flexibility to the Special Committee, but only if CompDent was willing to pay a "break up" fee to the Acquiror, which was originally proposed by Acquiror to be $9 million. The amount of the "break up" fee and the circumstances under which it would be paid were negotiated by the Special Committee and the Acquiror and the amount of the "break-up fee" was reduced in the Original Agreement to $7 million. Although the payment of the "break up" fee would increase the cost of completing an Acquisition Proposal, the Special Committee believes that the amount and the terms of the "break up" fee are reasonable. CompDent would pay the break up fee, if incurred, either out of available cash or from the proceeds of its current or a future credit facility. Each of the Acquiror and CompDent agrees to pay the other party's fees and expenses (not to exceed $1.5 million in the case of the Acquiror's fees and expenses and $1.0 million in the case of CompDent's fees and expenses) upon the termination of the Merger Agreement after a material breach or failure to perform any representation, warranty or covenant that such party has under the Merger Agreement. In addition, the Acquiror agrees to pay CompDent a fee equal to the amount of CompDent's fees and expenses (not to exceed $1.0 million) if the Merger Agreement is terminated either by mutual consent or because the closing has not occurred by June 30, 1999, provided that the only unsatisfied closing condition (other than the delivery of customary closing documents) is the condition that the necessary financing is available.



SHARE OWNERSHIP OF COMPDENT FOLLOWING THE MERGER (PAGE 52)



     - The Management Sponsors. Pursuant to the Merger, David R. Klock, Chairman and Chief Executive Officer of CompDent, and Phyllis A. Klock, President and Chief Operating Officer of CompDent (the "Management Sponsors"), will collectively cause 200,000 shares of Common Stock with an agreed value of $15.00 per share (a total value of $3.0 million) to be converted into (i) 627,245 shares of common stock, $.01 par value, of the Surviving Corporation and (ii) 2,663 shares of Convertible Participating Preferred Stock, $.01 par value (the "Con-vertible Preferred Stock"), of the Surviving Corporation. The remaining 149,083 shares of Common Stock held by the Management Sponsors, which will not be converted into common stock and Convertible Preferred Stock of the surviving Corporation, will be sold immediately prior to the Merger to the NMS Partnership for $15.00 per share (a total value of $2,236,245). The Management Sponsors will own an initial aggregate equity interest in the Surviving Corporation of approximately 3.30%.



     - The Equity Investors. The TA Fund will contribute approximately $40,614,359 in cash to the Acquiror, the GTCR Partnership will contribute approximately $25,289,153 in cash to the Acquiror, and the NMS Partnership will contribute approximately $735,537 in cash to the Acquiror, each in exchange for a combination of shares of common stock and Convertible Preferred Stock of the Acquiror, which shares will be converted into identical shares of the Surviving Corporation (i.e., CompDent) in the Merger. In addition, the NMS Partnership will cause its shares of CompDent Common Stock (i.e., the shares purchased from the Management Sponsors) with an agreed value of $15.00 per share (a total value of $2,236,245) to be converted into a combination of shares of common stock and Convertible Preferred Stock of the Surviving Corporation. Immediately following the Merger, the GTCR Partnership will transfer its equity interest in Dental Health Development Corporation ("DHDC"), a company in which CompDent has an indirect minority interest, to a subsidiary of CompDent in exchange for such subsidiary's transfer to the GTCR Partnership of shares of common stock and Convertible Preferred Stock of the Surviving Corporation for an agreed value of $15,325,206 (assuming a March 31, 1999 closing date), which is equal to the original cost of the GTCR Partnership's interest in DHDC plus accrued dividends thereon and which CompDent believes approximates fair market value. The transfer of the GTCR Partnership's interest in DHDC will be accounted for under the purchase method of accounting, and any required assets will be accounted for as goodwill. The Equity Investors will own an initial aggregate equity interest in the Surviving Corporation of approximately 92.59%.



     - The Other Investors. Certain other investors will convert 233,300 shares of Common Stock for shares of common stock and Convertible Preferred Stock of the Surviving Corporation. The Other Investors will own an initial aggregate equity interest in the Surviving Corporation of approximately 3.85%.



     - The Other Management Investors. Certain members of management will purchase shares of common stock of the Surviving Corporation representing an initial aggregate equity interest in the Surviving Corporation of approximately 0.28%. These shares will be subject to certain vesting restrictions. In addition, the Surviving Corporation will grant options to purchase shares of common stock of the Surviving Corporation
       representing approximately      % of the common stock on a fully
       converted basis and will reserve approximately 3% of the common stock of the Surviving Corporation on a fully converted basis for the grant of options to management employees on a prospective basis. The "Management Sponsors" and the "Other Management Investors" are sometimes referred to hereafter as the "Management Group."


ACCOUNTING TREATMENT

     The Acquiror believes that the Merger will be accounted for as a recapitalization for accounting purposes.


FINANCING OF THE MERGER (PAGE 57)



     In order to consummate the Merger, the Acquiror has received financing letters from NationsBank, N.A. for bank loans in the amount of $45 million and a financing letter from NationsBridge, L.L.C. for a bridge loan in the amount of $100 million. These financing letters are subject to the satisfaction of numerous conditions, including the satisfaction of certain financial tests.



CONFLICTS OF INTEREST (PAGE 52)


     - The Management Group. Certain members of the Management Group have interests in the Merger as employees and/or directors that are different from, or in addition to, yours as a CompDent stockholder.

       Members of the Management Group will continue to have an equity interest in the Surviving Corporation and the ultimate value of this interest could exceed the $15.00 per share to be received by the Public Stockholders in the Merger. If the Merger is consummated, the Management Sponsors will be designated as members of the CompDent Board and members of the Management Group will remain as senior management of CompDent. In addition, if the Merger is consummated, options to purchase common stock of the Surviving Corporation will be made available to the Management Group and certain members of the Management Group are expected to amend their existing employment agreements or enter into new employment agreements with the Surviving Corporation. Also, certain indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of CompDent will be continued by CompDent after the Merger.



     - Robinson-Humphrey. Robinson-Humphrey served as financial advisor to the Special Committee and has had certain relationships with CompDent and its management that could be perceived as adversely affecting its independence. Robinson-Humphrey served as a co-manager in CompDent's public offering of Common Stock in August 1995, as placement agent in DHDC's private placement of securities in September 1997, and as financial advisor to CompDent in all of its material acquisitions since January 1996, each in exchange for customary advisory fees and/or commission arrangements. In addition, an affiliate of Robinson-Humphrey purchased approximately $500,000, or 5%, of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. Dividends on each share of the Series A Preferred Stock accrue at a compound rate of 31% per annum beginning on September 12, 1997, the date of the initial investment. Robinson-Humphrey has agreed to resell its interest to the GTCR Partnership prior to the Merger for approximately $15,325,206 (assuming a March 31, 1999 closing date), which is equal to the original cost of this interest plus the accrued dividends thereon and which CompDent believes approximates fair market value. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially act as financial advisor to the Special Committee.



     - The Special Committee. Upon consummation of the Merger, the members of the Special Committee will receive $15.00 per share in cash, without interest, for each share of their Common Stock and will receive cash for the aggregate unrealized gain on their vested stock options. The members of the Special Committee believe that the foregoing arrangements do not affect their independence or impartiality.



REGULATORY APPROVALS (PAGE 62)



     CompDent is required to make filings with or obtain approvals from certain regulatory authorities in connection with the Merger. These consents and approvals include approval of the Federal Trade Commission, the Department of Justice, and certain state insurance authorities. An application and notice has been filed with the Federal Trade Commission and the Department of Justice. All other necessary applications and notices have also been filed.


     We cannot predict whether or when we will obtain all required regulatory approvals or the timing of these approvals.


APPRAISAL RIGHTS (PAGE 68)


     Any stockholder of CompDent who does not vote in favor of the proposal to approve the Merger Agreement and who complies strictly with the applicable provisions of Section 262 of the Delaware General Corporation Law has appraisal rights to be paid cash for the "fair value" for such holder's shares of Common Stock. To perfect these appraisal rights with respect to the Merger, you must follow the required procedures precisely. The applicable provisions of Section 262 are attached to this Proxy Statement as Appendix C.

TRANSACTION STRUCTURE

   The following charts depict the ownership of CompDent at different stages of the transaction.
I. OWNERSHIP OF COMPDENT PRIOR TO THE MERGER.

(OWNERSHIP OF COMPDENT PRIOR TO MERGER CHART)

II. TRANSACTIONS PRIOR TO THE MERGER. Prior to the Merger, the TA Fund, the GTCR Partnership and the NMS Partnership form the Acquiror and contribute cash of approximately $40,614,359, $25,289,153 and $735,537, respectively, to the Acquiror in exchange for common stock and Convertible Preferred Stock of the Acquiror. Separately, the NMS Partnership purchases 149,083 shares of CompDent Common Stock from the Management Sponsors for $15.00 per share (a total value of $2,236,245).

                    (Transaction Prior to the Merger Chart)

III. THE MERGER. The Acquiror merges with and into CompDent, with CompDent being the Surviving Corporation. Pursuant to the Merger:
      (i) the Public Stockholders have the right to receive $15.00 in cash, without interest, for each share of Common Stock held (other than those in respect of which appraisal rights have been perfected under Delaware law) and will no longer be stockholders of CompDent;
      (ii) the Management Sponsors convert 200,000 shares of Common Stock into 627,245 shares of common stock and 2,663 shares of Convertible Preferred Stock of the Surviving Corporation;
      (iii) the Other Management Investors purchase 510,000 shares of common stock of the Surviving Corporation;
      (iv) the Other Investors convert 233,300 shares of Common Stock into 290,005 shares of common stock and 3,326 shares of Convertible Preferred Stock of the Surviving Corporation;
      (v) the NMS Partnership converts the 149,083 shares of Common Stock it
   purchased from the Management Sponsors into        shares of common stock and
   Convertible Preferred Stock of the Surviving Corporation; and
      (vi) the shares of common and Convertible Preferred Stock of the Acquiror owned by the TA Fund, the GTCR Partnership and the NMS Partnership are converted into shares of the common stock and Convertible Preferred Stock of the Surviving Corporation as follows:

                                                           COMMON STOCK   CONVERTIBLE PREFERRED STOCK
                                                           ------------   ---------------------------
TA Fund..................................................   3,365,738               38,594
GTCR Partnership.........................................   2,095,728               24,032
NMS Partnership..........................................     246,274*               2,824*

* represents the total of the shares of common and Convertible Preferred Stock the NMS Partnership will receive pursuant to its conversion of shares of Common Stock in clause (v) and pursuant to the Merger of the Acquiror and CompDent.

                        (CompDent Organizational Chart)

    IV. TRANSFER OF THE GTCR PARTNERSHIP'S OWNERSHIP INTEREST IN DHDC. Following the Merger, the GTCR Partnership transfers its equity interest in DHDC to a subsidiary of the Surviving Corporation for an additional 1,270,010 shares of common stock and 14,563 shares of Convertible Preferred Stock of the Surviving Corporation.


      (Transfer of the GTCR Partnerships Ownership Interest in DHDC Chart)


    V. VOTING PERCENTAGE OF SURVIVING CORPORATION FOLLOWING THE MERGER AND CONVERSION OF THE CONVERTIBLE PREFERRED STOCK (see "Special Factors -- Conflicts of Interest -- Post-Merger Ownership and Control of the Surviving Corporation").


      (Ownership of Surviving Corporation following the Merger and Related
                              Transactions Chart)

                         HISTORICAL MARKET INFORMATION

     The Common Stock is traded on The Nasdaq National Market ("Nasdaq") (symbol: CPDN). The following table sets forth the high and low sales prices for each quarterly period for the two most recent fiscal years and for the current fiscal year to date.

                                                              HIGH    LOW
                                                              ----    ----
1997:
First quarter...............................................   39 1/4  27 1/2
Second quarter..............................................   27 3/8  14 1/4
Third quarter...............................................   26 1/8  19 3/8
Fourth quarter..............................................   27 5/8  18 5/8

1998:
First quarter...............................................   20 1/4   9 1/2
Second quarter..............................................   17      12
Third quarter...............................................   17 1/2  12 3/4
Fourth quarter..............................................   14 1/8   9 7/8

1999:
First quarter (through February      , 1999)................

     On January 15, 1999, the last trading day prior to the announcement of the execution of the Merger Agreement, the closing price per share of Common Stock
as reported by Nasdaq was $10 5/8. On February      , 1999, the last trading day
prior to printing of this Proxy Statement, the closing price per share of Common
Stock as reported by Nasdaq was $     .

     Since January 1, 1996, the Company has not paid any cash dividends on its Common Stock. Under the Merger Agreement, the Company has agreed not to pay any dividends on the Common Stock prior to the closing of the Merger. Under the Company's current senior credit facility, the distribution of dividends would also require lender consent. In addition, applicable laws generally limit the ability of the Company's subsidiaries to pay dividends to the extent that required regulatory capital would be impaired, which in turn further limits the Company's ability to pay dividends.

     In May 1995, CompDent completed an underwritten public offering of 3,420,000 shares of Common Stock. The offering price per share was $14.50, and the net proceeds received by CompDent were approximately $44.5 million. In August 1995, CompDent completed an underwritten public offering of 1,935,000 shares of Common Stock. The offering price per share was $23.25, and the net proceeds received by CompDent were approximately $42.0 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Certain selected consolidated historical financial data derived from the audited financial statements of the Company are set forth below. The selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company, related notes, and other financial information incorporated by reference into this Proxy Statement.


                              PREDECESSOR
                              COMPANY(1)
                             -------------
                                  SIX             SIX
                                MONTHS           MONTHS                                                        NINE MONTHS ENDED
                                 ENDED           ENDED                  YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                               JUNE 30,       DECEMBER 31,   ----------------------------------------------   -------------------
                                 1993             1993       1994(2)   1995(3)    1996(4)(5)    1997(6)(7)      1997     1998(8)
                             -------------    ------------   -------   --------   -----------   -----------   --------   --------
STATEMENTS OF OPERATIONS:
Total revenue..............     $22,004         $24,003      $55,192   $106,661    $141,069      $158,726     $117,169   $129,511
Total expenses.............      21,583          21,619       50,084     96,525     122,180       205,015      100,286    113,541
Operating (loss) income....         421           2,414        5,108     10,136      18,889       (46,289)      16,883     15,970
Income (loss) before income
  taxes and extraordinary
  items....................        (718)          1,206        2,721      8,969      17,758       (48,805)      15,214     13,345
Income taxes...............          55             553        1,316      3,765       7,866         4,900        6,559      5,751
Extraordinary items, net of
  tax......................          --              --           --        498          --            --           --         --
Net income (loss)..........        (773)            653        1,405      4,706       9,892       (53,705)       8,655      7,594
Net income (loss) per
  common share before
  extraordinary
  items -- basic...........                                     0.31       0.69        0.98         (5.32)        0.86       0.75
Extraordinary loss per
  common share -- basic....                                               (0.07)
Net income (loss) per
  common share -- basic....                                     0.31       0.62        0.98         (5.32)        0.86       0.75
Net income (loss) per
  common share before
  extraordinary
  items -- diluted.........                                     0.30       0.68        0.97         (5.32)        0.85       0.75
Extraordinary loss per
  common
  share -- diluted.........                                               (0.07)
Net income (loss) per
  common
  share -- diluted.........                                     0.30       0.61        0.97         (5.32)        0.85       0.75
Weighted average number of
  shares
  outstanding -- basic.....                                    4,149      7,241      10,149        10,098       10,106     10,113
Weighted average number of
  shares
  outstanding -- diluted...                                    4,252      7,352      10,177        10,098       10,200     10,181

BALANCE SHEET DATA:
Working capital............                     $   136      $(2,109)  $ 25,213    $  9,810      $ 11,216     $ 14,006   $  3,417
Total assets...............                      37,202       63,342    129,396     184,167       150,871      209,655    151,757
Total assets less excess of
  cost of assets acquired
  over book value..........                      14,037       25,159     58,333      49,127        54,575       56,699     51,549
Long-term debt.............                      26,250       33,450          0      41,663        56,595       55,980     56,481
Stockholders' equity.......                       1,900        4,200    102,177     112,183        60,276      122,583     67,869


---------------

(1) Presents consolidated financial data of the Company's predecessor, American Prepaid Professional Services, Inc., for the period prior to the Company's acquisition of all of the outstanding stock thereof effective in June 1993. Because of such transaction, certain aspects of the consolidated results of operations for the period prior to the period July 1, 1993 are not comparable with those for subsequent periods. Consequently, net income per share data are presented only for the years December 31, 1994 and thereafter.
(2) The DentiCare, Inc. and UniLife Insurance Company acquisitions were completed on December 28, 1994, and DentiCare and UniLife are, therefore, included in the consolidated balance sheet of the Company at December 31, 1994 and thereafter, and the consolidated statement of operations (from the date of acquisition) of the Company for the year ended December 31, 1994 and thereafter. Net income per common share for the year ended December 31, 1994 has been computed after deducting $109,000 from net income attributable to preferred stock dividend accumulation.
(3) The CompDent Corporation acquisition was completed on July 5, 1995, and CompDent is, therefore, included in the consolidated balance sheet of the Company at December 31, 1995 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the years ended December 31, 1995 and thereafter. Net income per common share for the year ended December 31, 1995 has been computed after deducting $218,000 from net income attributable to preferred stock dividend accumulation.
(4) The Texas Dental Plans, Inc. acquisition was completed on January 8, 1996 and Texas Dental is, therefore, included in the consolidated balance sheet of the Company at December 31, 1996 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1996 and thereafter.
(5) The Dental Care Plus Management, Corp. acquisition was completed on May 8, 1996, and Dental Care Plus is, therefore, included in the consolidated balance sheet of the Company at December 31, 1996 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1996 and thereafter.
(6) The American Dental Providers, Inc., and Diamond Dental & Vision, Inc., acquisition was completed on March 21, 1997 and is, therefore, included in the consolidated balance sheet of the Company at December 31, 1997 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1997 and thereafter.
(7) The Workman Management Group Ltd., and its affiliates, Old Cutler Dental Associates, P.A., Robert T. Winfree, D.D.S., and the Stratman Management Group acquisitions were completed on July 1, 1997, July 1, 1997, September 26, 1997, and November 7, 1997, respectively, and these four acquisitions are included in the consolidated balance sheet of the Company at December 31, 1997 and thereafter, and the consolidated statement of operations of the Company (from the date of acquisition) for the year ended December 31, 1997 and thereafter.
(8) The Reznik Group and Kendall Roberts, D.D.S., acquisitions were completed in January 1998 and May 1998, respectively, and these two acquisitions are included in the consolidated balance sheet and the consolidated statement of operations of the Company (from the date of acquisition) at June 30, 1998 and thereafter.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA



    CompDent and the Acquiror have entered into the Merger Agreement, which provides that the Acquiror will be merged with and into CompDent with CompDent being the surviving corporation. In connection with the Merger, each stockholder of CompDent (other than stockholders who are entitled to and have perfected their appraisal rights, shares held by certain members of management, shares held by certain stockholders of CompDent, and shares held by the Acquiror) will be entitled to receive $15.00 in cash for each outstanding share of common stock.


    The following table sets forth certain unaudited pro forma consolidated financial data for CompDent as and for the fiscal year ended December 31, 1997 and the nine-month period ended September 30, 1998 and reflects the pro forma effect of the Merger.


    The selected income statement data gives pro forma effect to the Merger as if it had occurred on January 1, 1997. The selected balance sheet data gives pro forma effect to the Merger as if it had occurred on September 30, 1998. The selected unaudited pro forma consolidated financial data do not purport to be indicative of the results of operations or financial position of CompDent that would have actually been obtained had the Merger been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The selected unaudited pro forma consolidated financial data should be read in conjunction with the separate historical consolidated financial statements of CompDent, and the notes thereto, and Management's Discussion and Analysis of Results of Operations and Financial Condition of the Company which has been incorporated by reference into this Proxy Statement.


                              COMPDENT CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                   PRO FORMA
                                        PRO FORMA ADJUSTMENTS      YEAR ENDED                  PRO FORMA ADJUSTMENTS
                                       -----------------------    DECEMBER 31,                -----------------------
                          HISTORICAL     DHDC      TRANSACTION        1997       HISTORICAL     DHDC      TRANSACTION
                          ----------   ---------   -----------    ------------   ----------   ---------   -----------
Net Revenue.............    158,726         41        (1,854)(3)     156,913       129,511      2,487       (1,488)
Operating Expenses......    140,327      3,757        (1,854)(3)     142,230       109,327      7,063       (1,488)
Depreciation and
  amortization..........      5,735                    2,600(1)        8,335         4,214                   1,950(1)
Non-recurring item
  (goodwill
  impairment)...........     58,953                                   58,953            --
                           --------     ------       -------        --------      --------     ------       ------
        Income from
          operations....    (46,289)    (3,716)       (2,600)        (52,605)       15,970     (4,576)      (1,950)
Net interest expense and
  financing charges.....      2,516       (156)       11,429(2)       13,789         2,625       (269)       7,717(2)
                           --------     ------       -------        --------      --------     ------       ------
Income (loss) before
  income taxes and
  extraordinary items...    (48,805)    (3,560)      (14,029)        (66,394)       13,345     (4,307)      (9,667)
Income taxes............      4,900     (1,371)       (5,401)(4)      (1,872)        5,751     (1,658)      (3,722)(3)
                           ========     ======       =======        ========      ========     ======       ======
Net income (loss).......    (53,705)    (2,189)       (8,628)        (64,522)        7,594     (2,649)      (5,945)
                           ========     ======       =======        ========      ========     ======       ======
Net income (loss) per
  share -- basic........   $  (5.32)                                $  (6.39)     $   0.75
                           --------                                 --------      --------
Net income (loss) per
  share -- fully
  diluted...............   $  (5.32)                                $  (6.39)     $   0.75
                           --------                                 --------      --------
Weighted average common
  shares outstanding --
  basic.................     10,098                                   10,098        10,113
                           --------                                 --------      --------
Weighted average common
  shares outstanding --
  fully diluted.........     10,098                                   10,098        10,181
                           --------                                 --------      --------

                            PRO FORMA
                           NINE MONTHS
                              ENDED
                          SEPTEMBER 30,
                              1998
                          -------------
Net Revenue.............     130,510
Operating Expenses......     114,902
Depreciation and
  amortization..........       6,164
Non-recurring item
  (goodwill
  impairment)...........          --
                            --------
        Income from
          operations....       9,444
Net interest expense and
  financing charges.....      10,073
                            --------
Income (loss) before
  income taxes and
  extraordinary items...        (629)
Income taxes............         371
                            ========
Net income (loss).......      (1,000)
                            ========
Net income (loss) per
  share -- basic........    $  (0.10)
                            --------
Net income (loss) per
  share -- fully
  diluted...............    $  (0.10)
                            --------
Weighted average common
  shares outstanding --
  basic.................      10,113
                            --------
Weighted average common
  shares outstanding --
  fully diluted.........      10,181
                            --------


---------------


Pro Forma Adjustments:



(1) Depreciation and amortization -- Amortization of the deferred financing and transaction fees over a 5-year period. $13,000/5=$2,600 annually


(2) Reflects borrowings of $100.0 million Senior Subordinated Notes, $26.9 million pursuant to the American Prepaid Credit Facility and $20.0 million term loan to DHMI.



                                                              12/31/97   9/30/98
                                                              --------   -------
         Elimination of historical interest expense on debt
          replaced with new debt............................   (3,239)    (3,284)
         Interest expense on the $146.9 million in new debt
          at an average estimated interest rate of 9.98%....   14,668     11,001
                                                              -------    -------
                                                              $11,429    $ 7,717
                                                              -------    -------



(3) Management fees paid by DHDC to DHMI.


(4) Income taxes are adjusted to reflect tax provision effect of pro forma adjustments at an estimated effective tax rate of 38.5%.

                              COMPDENT CORPORATION


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 1998


                                 (IN THOUSANDS)



                                                                   PRO FORMA ADJUSTMENTS      COMPDENT
                                                         THE      -----------------------       PRO
                                          HISTORICAL   ACQUIROR     DHDC      TRANSACTION      FORMA
                                          ----------   --------   ---------   -----------     --------
                                                ASSETS
Current assets:
  Cash and cash equivalents.............     9,980      69,675(1)   4,903      (148,517)(2)    17,612
                                                                                146,924(4)
                                                                                  1,128(3)
                                                                                (56,481)(4)
                                                                                (10,000)(5)
  Premiums receivable from
     subscribers........................     5,416                                              5,416
  Patient accounts receivable, net of
     allowance doubtful accounts of $708
     at September 30, 1998..............     2,125                    234                       2,359
  Income taxes receivable...............       344                                                344
  Deferred income taxes.................     1,464                                              1,464
  Other current assets..................     4,925                    436                       5,361
                                           -------      ------     ------      --------       -------
          Total current assets..........    24,254      69,675      5,573       (66,946)       32,556
                                           -------      ------     ------      --------       -------
Restricted funds........................     2,268                                              2,268
Property and equipment, net of
  accumulated depreciation..............    15,271                                             15,271
Excess of purchase price over net assets
  acquired..............................   100,208                                            100,208
Non-competition agreements..............         8                                                  8
Reinsurance receivable..................     5,547                                              5,547
Investment in DHDC......................     1,500      15,325(1)               (16,825)(7)
Transaction costs.......................        --                               13,000(5)     13,000
Other assets............................     2,701                     56                       2,757
                                           -------      ------     ------      --------       -------
          Total Assets..................   151,757      85,000      5,629       (70,771)      171,615
                                           =======      ======     ======      ========       =======

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Unearned revenue......................     8,807                                              8,807
  Accounts payable and accrued
     expenses...........................     9,930                  1,995         3,000(5)     14,925
  Accrued interest payable..............       161                                                161
  Dental claims reserves................     1,876                                              1,876
  Other current liabilities.............        63                                                 63
  Notes payable-current.................        --                                2,500(4)      2,500
                                           -------      ------     ------      --------       -------
          Total current liabilities.....    20,837          --      1,995         5,500        28,332
                                           -------      ------     ------      --------       -------

                                                                   PRO FORMA ADJUSTMENTS      COMPDENT
                                                         THE      -----------------------       PRO
                                          HISTORICAL   ACQUIROR     DHDC      TRANSACTION      FORMA
                                          ----------   --------   ---------   -----------     --------
Aggregate reserves for life policies and
  contracts.............................     5,336                                              5,336
Notes payable...........................    56,481                              (56,481)(4)   144,424
                                                                                 20,000(4)
                                                                                124,424(4)
Deferred compensation expense...........       265                                                265
Deferred income taxes...................        26                                                 26
Other liabilities.......................       943                                                943
                                           -------      ------     ------      --------       -------
          Total liabilities.............    83,888          --      1,995        93,443       179,326
                                           -------      ------     ------      --------       -------
Stockholders' equity
  Common stock..........................       101                      1             1(3)        103
  Preferred stock.......................                80,750(1)                 4,988(6)     85,738
  Additional paid-in capital............    97,618       4,250(1)  11,500         1,127(3)    (55,835)
                                                                                 (4,988)(6)
                                                                                (16,825)(7)
                                                                               (148,517)(2)
  Retained earnings.....................   (29,850)                (7,867)                    (37,717)
                                           -------      ------     ------      --------       -------
          Total stockholders' equity....    67,869      85,000      3,634      (164,214)       (7,711)
                                           -------      ------     ------      --------       -------
          Total liabilities and
            stockholders' equity........   151,757      85,000      5,629       (70,771)      171,615
                                           =======      ======     ======      ========       =======
Pro Forma Adjustments:..................                                                            0


---------------


(1) Investment of the Acquiror pursuant to the Merger Agreement.


(2) Repurchase of approximate 9.9 million shares of Common Stock at $15 per share.


(3) Cash received from the exercise of approximately 138,500 option shares of Common Stock.


(4) New borrowings by CompDent and its subsidiaries to fund share repurchase and retirement of debt.



                                 (in thousands)



Senior Subordinated Notes...................................  $100.00
Senior Debt:
  Term Loan.................................................  $ 25.00
  Revolving Credit Facility.................................  $  1.92
Term Loan -- DHMI...........................................  $ 20.00
                                                              -------
                                                              $146.92
                                                              -------



(5) Estimated costs totaling $13.0 million related to merger costs and financing fees. $10.0 million is expected to be paid upon consummation of the Merger and the remaining $3.0 million paid subsequent to closing.


(6) Value of the shares held by certain members of management and certain stockholders of CompDent which will be pari pasui with the Acquiror.


(7) Eliminating entry for CompDent's investment in DHDC.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                            AND BOOK VALUE PER SHARE

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each of the last two fiscal years and as of September 30, 1998 and book value per share of Common Stock for the year ended December 31, 1997 and as of September 30, 1998.

                                                                                        NINE MONTHS
                                                      YEAR ENDED      YEAR ENDED           ENDED
                                                     DEC. 31, 1996   DEC. 31, 1997   SEPTEMBER 30, 1998
                                                     -------------   -------------   ------------------
Ratio of earnings to fixed charges:(1).............      6.1:1               --(2)         3.3:1
Book value per share...............................     $11.02            $5.97            $6.67

---------------

(1) For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts and issue costs, whether expensed or capitalized.
(2) The earnings for the year ended December 31, 1997 were a loss of $53,706,000. Therefore the calculation of this ratio is not applicable. Accordingly, the Company's earnings would have been insufficient to cover the Company's fixed charges by $50,406,000.

                             COMPANY PROJECTIONS(1)

     In connection with the Equity Investors' review of the Company and in the course of the negotiations between the Company and the Equity Investors described in "SPECIAL FACTORS -- Background to Merger," the Company provided the Equity Investors with certain non-public business and financial information. The non-public information provided by the Company included certain projections (the "Company Projections") of the future operating performance of the "dental benefits" operations of the Company. The Company Projections do not give effect to the Merger or the financing thereof.

     The Company does not, as a matter of course, publicly disclose projections as to future revenues or earnings. The Company Projections were not prepared with a view to public disclosure and are included in the Proxy Statement only because such information was made available to the Equity Investors in connection with its due diligence investigation of the Company. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different than those set forth below. The Company Projections were not prepared with a view to compliance with the published guidelines of the Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. These forward-looking statements reflect numerous assumptions made by the Company's management. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the Company Projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the Company Projections will be realized, and actual results may be materially greater or less than those contained in the Company Projections.

     The inclusion of the Company Projections herein should not be regarded as an indication that the Equity Investors or the Company or their respective financial advisors considered or consider the Company Projections to be a reliable prediction of future events, and the Company Projections should not be relied upon as such. None of the Company, the Equity Investors, or any of their financial advisors intends to update or otherwise revise the Company Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error.

     The Company has provided to the Equity Investors the following Company
Projections: total revenue of $173.4, $181.6, $192.1, $205.0, $220.5 and $237.2 million, and operating income of $21.8, $25.1, $27.2, $29.9, $33.7 and $37.8 million for fiscal years 1998, 1999, 2000, 2001, 2002 and 2003, respectively. The Equity

Investors took this information, together with their own analyses, into account in determining whether to enter into the Merger Agreement.

(1) PricewaterhouseCoopers LLP has not examined, compiled or applied any procedures to the Company Projections in accordance with standards established by the American Institute of Certified Public Accountants and expresses no opinion or any assurance on their reasonableness or achievability.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     The Original Merger Agreement

     During the latter part of 1997 and early 1998, changes in the dental benefits marketplace were adversely affecting the Company's historical growth rate and profitability. The Company had historically grown in size and profitability through internal growth and acquisitions. During the latter part of 1997 and early 1998, management of the Company observed that due to increased competition and aggressive pricing by competitors, internal growth was becoming more difficult to achieve. In addition, acquisitions were becoming less attractive because acquisition prices had increased and the Company's reduced stock price made acquisitions more expensive and dilutive to earnings.

     Management of the Company undertook certain operational initiatives to strengthen the Company and to position the Company for the future. In the first quarter of 1997, the Company formed a new dental practice management company, Dental Health Management, Inc. ("DHMI"), to become a full service dental care company. In addition, in the third quarter of 1997, the Company acquired an ownership interest in Dental Health Development Corporation ("DHDC"), a dental development company specializing in developing start-up dental practices.

     In addition to the operational initiatives, management of the Company met several times with Morgan Stanley & Co. Incorporated during 1997 to discuss various strategic alternatives available to the Company. These alternatives were related to potential business combinations with financial buyers and strategic competitors each of which was rejected for the reasons stated below.

     In the early part of November 1997, the Company was contacted by a large industrial company ("Company No. 1") indicating a level of interest in considering a possible transaction to acquire the Company. On November 11, 1997, at a meeting of the Board of Directors, the Board authorized management to engage in discussions with Company No. 1. On November 24, 1997, the Company formally engaged Morgan Stanley to act as its financial advisor in connection with a proposed transaction. On or about November 25, 1997, the Company received a written indication of interest from Company No. 1 to acquire the Company for $32.00 per share. On December 10, 1997, the Company was informed that the potential bidder determined not to proceed with a transaction. Subsequent conversations with the potential bidder in January 1998 convinced management of the Company that the potential bidder was not indeed interested in pursuing an acquisition of the Company despite the initial written offer from Company No. 1.

     On multiple occasions in 1997, senior management of the Company was in contact with a competitor ("Company No. 2") of the Company regarding a possible strategic transaction. Management reported these contacts to the Board of Directors and the Board authorized management to meet with Company No. 2 to discuss a possible strategic transaction and to report the results of that discussion to the Board. On December 21, 1997, David Klock and Phyllis Klock met with the Chairman of the Board of Company No. 2 to discuss a possible strategic transaction. The participants discussed the changing dental benefits industry and the positions of their respective companies in that industry. No formal proposal or indication of interest upon which the parties could continue discussions followed these meetings.

     During the fourth quarter of 1997, the Company completed an extensive review of its operations. During late December 1997 and the week of January 5, 1998, the Company determined, based upon this review of its operations, that changes had occurred which necessitated a number of unusual and one-time charges. On Monday, January 12, 1998, the Company issued a press release that stated the Company expected its financial results for the fourth quarter ended December 31, 1997 to be below analysts' published consensus estimates. In addition, the Company announced that it was assessing goodwill recorded in prior acquisitions and was evaluating whether to record certain one-time charges, including a charge relating to goodwill impairment. On January 12, following this announcement, the per share price of the Common Stock dropped from $18.00 to $12.50. The Company ultimately recorded charges amounting to $68.4 million in the aggregate. These charges were announced together with the Company's fourth quarter earnings on February 10, 1998.

     On January 22, 1998, David Klock, Phyllis Klock, and Philip Hertik met with the senior management of a large regional insurance provider ("Company No. 3") to discuss a possible transaction. The participants discussed both the dental benefits and practice management industries in general and their respective companies in particular, but no formal proposal or indication of interest upon which the parties could continue discussions was made. In March 1998, Company No. 3 informed the Company that it was not interested at that time in pursuing a transaction with the Company.

     In addition, on or about January 26, 1998, senior management of the Company was approached by certain financial buyers interested in discussing a possible acquisition of the Company, which would include a significant investment by management. David Klock reported this development to the full Board of Directors on January 27, 1998. The Board of Directors encouraged Dr. Klock to pursue any discussions that could lead to a transaction that would provide enhanced value to the Company's stockholders. The Board of Directors considered the possibility of an acquisition of the Company which would involve an investment by management as one of a number of potential types of transactions which might provided enhanced value to the Company's stockholders. At the time of the January 27, 1998 meeting, senior management was still focused on pursuing a transaction which would not involve an investment by management. At the January 27, 1998 Board meeting, the directors held a preliminary discussion regarding the compensation packages of certain executive officers.

     During the first quarter of 1998, David Klock, Phyllis Klock, and other members of senior management met several times with representatives of TA Associates, Inc. ("TA Associates") and Golder, Thoma, Cressey, Rauner, Inc. ("GTCR"), individually, to discuss the possibility of acquiring the Company. Concurrently, the management team held discussions with a number of other potential financial buyers. At that time, senior management was considering an acquisition in which it would make an investment, as well as other possible transactions with both strategic and financial buyers, and had made no decision to pursue any particular transaction.

     On February 20, 1998, management of the Company recommended to the Compensation Committee of the Board of Directors that the Compensation Committee review the compensation packages of the executive officers of the Company in light of the significant decline in the Company's stock price. The members of the Compensation Committee were Joseph A. Ciffolillo, Joseph E. Stephenson and David F. Scott, Jr. The decline in the Company's stock price had resulted in a significant reduction in the value of the executives' existing stock options. In addition, many of the executives' employment contracts did not have "change in control" provisions, and, therefore, the executives could be terminated without any significant payment if a third party acquired the Company. David Klock expressed concern that certain key employees of the Company would seek alternative career opportunities absent action by the Compensation Committee providing them with more attractive long-term incentives and protection in the event of a change in control of the Company.

     The Compensation Committee retained the services of King & Spalding as legal counsel and a compensation consultant to advise it in relation to management's proposal. After considering the recommendations of the compensation consultant, the Compensation Committee determined to (i) put in place new employment agreements for certain management employees that contained appropriate change in control provisions and (ii) delay taking any action with respect to the executive officers' existing stock options to allow the Compensation Committee to fully evaluate the Company's long-term incentives for executive officers. On May 8, 1998, the Compensation Committee approved employment agreements for certain management employees of the Company.

     Discussions with TA Associates, GTCR and other potential acquirors continued through the spring and early summer of 1998. Following an initial meeting at an investment conference, a large multi-regional health care provider ("Company No. 4") visited the Company on March 18, 1998 to receive an overview of the Company and its position in the dental benefits industry. No follow-up conversation transpired.

     Following an initial meeting with a large national health care provider ("Company No. 5"), Company No. 5 requested a meeting to discuss a possible transaction. On May 7, 1998, David Klock, Phyllis Klock, Keith Yoder, and Philip Hertik met with the senior management of Company No. 5 to discuss a possible transaction. Approximately three weeks following the meeting, Company No. 5 indicated that it was not interested at that time in considering a transaction with the Company.

     By July 1998, management had determined, based on its discussions with TA Associates, GTCR and other potential bidders, that the combined proposal of TA Associates and GTCR (together with the NMS Partnership, which joined the group later) would provide the greatest likelihood that a transaction which would provide enhanced value to the Company's stockholders. Management based this determination on TA Associates' and GTCR's experience with and ability to close transactions of this nature, their experience in the industry, their prior relationships and experience with the Company, their available capital for investments of this nature, and the fact that the Company's previous investment in DHDC, an affiliate of GTCR, might make it more advantageous to engage in a transaction involving GTCR.

     A special meeting of the Company's Board of Directors was scheduled for July 14, 1998, in anticipation of a proposal being made by TA Associates and GTCR regarding the acquisition of the Company. At the special meeting, representatives of TA Associates and GTCR made a presentation to the Board of Directors and submitted a non-binding proposal to acquire the Company for $17.50 per share in cash (the "Initial Proposal"). TA Associates and GTCR told the Board that David Klock, Phyllis Klock, and possibly other members of senior management would participate in the proposed acquisition and have a continuing equity interest in the Company.

     After receiving the Initial Proposal, the Board of Directors formed the Special Committee, consisting of Joseph E. Stephenson, Philip Hertik, and David
F. Scott, Jr., three members of the Board who are not employed by the Company and who will not own equity interests in or be employed by the Surviving Corporation, to consider the fairness to the Company's stockholders of the proposed transaction and to report its determination regarding the fairness of the Initial Proposal to the full Board of Directors. The Special Committee was further authorized to establish such procedures, review such information, engage such financial advisors and legal counsel as it deemed reasonable and necessary to fully and adequately make such determination, and conduct negotiations with the TA Fund, the GTCR Partnership, and the NMS Partnership (collectively, the "Equity Investors") regarding the terms of the proposed transaction.

     The Special Committee retained King & Spalding as its legal counsel. Thereafter, the Special Committee and its legal counsel discussed the procedures to be followed in analyzing the offer from the Equity Investors to acquire the Company. As part of this discussion, King & Spalding advised the Special Committee as to the Special Committee's legal responsibilities and the legal principles applicable to, and the legal consequences of, actions taken by the Special Committee with respect to the offer by the Equity Investors.

     The Special Committee unanimously selected Robinson-Humphrey to serve as its financial advisor for the purpose of advising and assisting the Special Committee in negotiations with the Equity Investors. The Special Committee instructed Robinson-Humphrey to commence its investigation and analysis of the value of the Company and the Initial Proposal.

     During the period from July 15 to July 20, 1998, Robinson-Humphrey reviewed certain financial and other information concerning the Company and met with certain members of the Company's management. On July 21, 1998, Robinson-Humphrey met with the Special Committee and its legal counsel to discuss the preliminary results of its analyses and to obtain further direction from the Special Committee. Representatives of Robinson-Humphrey discussed with the Special Committee the analyses they had performed to produce a range of implied values for the Company's Common Stock. The Special Committee also discussed with Robinson-Humphrey its preliminary findings in connection with Robinson-Humphrey's investigation of the Company and questioned Robinson-Humphrey concerning the assumptions made in connection with its analyses and the facts on which these analyses were based. Robinson-Humphrey explained to the Special Committee the assumptions, methodologies, and relative limits of its analyses.

     At the July 21 meeting, Robinson-Humphrey provided the Special Committee with presentation materials outlining its valuation analyses. A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the July 21 meeting has been filed as an exhibit to the Schedule 13E-3 filed with the Securities and Exchange Commission (the "Commission") in connection with the Merger and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has been so designated in writing upon written request and at the expense of the requesting stockholder or representative.


     Robinson-Humphrey presented its analyses to the Special Committee with respect to the $17.50 per share cash offer and indicated that further negotiations with the Equity Investors were possible. The Special Committee then concluded that it could not recommend to the Board of Directors the original offer of $17.50 per share in cash. The Special Committee concluded not to respond with a specific price counteroffer to the Initial Proposal at that time. Instead, the Special Committee determined that it would be advisable for Robinson-Humphrey to meet with the Equity Investors to discuss Robinson-Humphrey's analyses in support of a higher price.


     At the July 21, 1998 meeting, the Special Committee also reviewed with King & Spalding the preliminary draft of the Merger Agreement that had been provided by legal counsel for the Equity Investors. In addition, the Special Committee met with members of management to discuss the Company's historical and projected financial results and opportunities available to the Company to achieve higher levels of internal growth and improved profitability.

     The Special Committee considered the advisability of contacting other potential acquirors regarding their interest in pursuing a transaction with the Company. Robinson-Humphrey reported to the Special Committee that they and King & Spalding had a discussion with Morgan Stanley on July 20, 1998 to review the contacts the Company had over the prior eight months with potentially interested third party acquirors. At that time, the Special Committee determined that it was unlikely that any of these companies would pursue a transaction with the Company. In addition, the Equity Investors had informed the Board of Directors that they did not want their proposal to be used to attempt to generate other bids from third parties. The Special Committee was concerned that if they contacted other bidders at this time, the Equity Investors would withdraw their proposal. Accordingly, the Special Committee determined at this time not to contact other parties, but to attempt to negotiate a higher per share price from the Equity Investors. In addition, the Special Committee instructed Robinson-Humphrey to tell the Equity Investors that the Special Committee required an appropriate "fiduciary out" from the non-solicitation covenant and a reduced "break-up" fee that would not preclude the Special Committee from accepting another acquisition proposal.


     The Equity Sponsors initially proposed that CompDent agree to a provision stating that until consummation or abandonment of the Merger, CompDent and its subsidiaries would not initiate or solicit or have any discussions or negotiations concerning an Acquisition Proposal (a "Non-solicitation Covenant"). The Equity Sponsors also proposed that CompDent agree to pay the Equity Sponsors a "break up" fee of $9.0 million if, under certain circumstances, CompDent approved, entered into, or consummated a transaction contemplated by an Acquisition Proposal or if the Board or the Special Committee withdrew its recommendation of the Merger. During negotiations with the Equity Sponsors, the Special Committee opposed both the "Non-solicitation Covenant" and the "break up" fee, but the Equity Sponsors indicated that they would not be willing to enter into the Original Merger Agreement if it did not contain both of these provisions. The Equity Sponsors did, however, agree to modify the Non-solicitation Covenant to allow the Special Committee to furnish information to, enter into discussions or negotiations and otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal if the Special Committee determines that failing to take such action would be inconsistent with its fiduciary duties to the CompDent stockholders (the "Fiduciary Duty Exception"). The Equity Sponsors also agreed to reduce the "break up" fee to $7.0 million. The benefit to the Public Stockholders of the Special Committee agreeing to the "break up" fee is that the Special Committee was able to successfully enter into the Original Merger Agreement. Furthermore, by obtaining the Fiduciary Duty Exception to the Non-solicitation Covenant, the Special Committee preserved the Company's ability to enter into an Acquisition Proposal whose terms are more favorable than the terms of the Merger, although the Company would have to pay the "break up" if it were to enter into such a transaction. Thus, the "break up" fee does have the effect of increasing the cost of entering into an Acquisition Proposal. CompDent would pay the break up fee either out of available cash or with borrowings from a credit facility. The Non-solicitation Covenant and the "break up" fee have been substantially modified in the Merger Agreement. See "The Merger -- Terms of the Merger Agreement."



     On July 22, 1998, Robinson-Humphrey met telephonically with the Equity Investors to discuss the original offer of $17.50 per share in cash, the amount of the break-up fee, and certain other matters. The Equity Investors and Robinson-Humphrey discussed the Special Committee's view that the $17.50 per share offer was inadequate. The Equity Investors indicated that the terms of their financing commitments would restrict any increase in their per share offer price beyond $17.50 per share without the renegotiation of these financing commitments. The Equity Investors informed Robinson-Humphrey that they would review their Initial Proposal and respond to Robinson-Humphrey.



     On July 22, 1998, King & Spalding provided the Equity Investors and McDermott Will & Emery, then legal counsel to the Equity Investors, with comments regarding the terms of the Original Merger Agreement and entered into negotiations on behalf of the Special Committee with McDermott Will & Emery and the Equity Investors regarding the terms of the Original Merger Agreement.



     On July 23, 1998, the Equity Investors called Robinson-Humphrey and informed them that they would be prepared to raise their offer to $18.00 per share in cash. However, the Equity Investors informed Robinson-Humphrey that, to offer $18.00 per share in cash, the Equity Investors would be required to renegotiate the terms of their financing commitments. Accordingly, the Equity Investors wanted confirmation that $18.00 per share in cash was an amount that the Special Committee thought it would be able to accept prior to the Equity Investors renegotiating their financing commitments.



     On July 24, 1998, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, met to consider the revised $18.00 per share cash offer by the Equity Investors. Robinson-Humphrey indicated that based on the discussions with the Equity Investors, it believed that the $18.00 per share cash offer was the best offer available from the Equity Investors. Because such price was consistent with and supported by Robinson-Humphrey's valuation methodologies as a whole, Robinson-Humphrey indicated that it believed it would be able to deliver an opinion that the $18.00 per share cash price was fair to the Public Stockholders, from a financial point of view. The Special Committee discussed the $18.00 per share cash offer in detail. The Special Committee examined the advantages and disadvantages of continuing to urge the Equity Investors to make an even higher offer, including the Equity Investors' ability to decline to proceed with the transaction if the Special Committee insisted on a higher price, with the result that the Company's stockholders would not receive a substantial premium for their shares. Similarly, the Special Committee again discussed the advantages and disadvantages of contacting other potential acquirors regarding their interest in pursuing a transaction with the Company. Based on Robinson-Humphrey's discussions with the Equity Investors and the valuation analyses presented by Robinson-Humphrey to the Special Committee on July 21, 1998, the Special Committee authorized Robinson-Humphrey to inform the Equity Investors that the Special Committee would be willing to pursue a transaction at $18.00 per share in cash. The Special Committee also authorized King & Spalding to continue to negotiate the terms of the Original Merger Agreement.



     On July 27, 1998, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, met to consider further the $18.00 per share cash offer by the Equity Investors. Representatives of King & Spalding reviewed again with the members of the Special Committee their legal duties in connection with the consideration of the offer. King & Spalding also reviewed with the Special Committee the terms of the Original Merger Agreement and the terms of the Equity Investors' commitment letters for the equity and debt financing for the Merger. At the meeting, Robinson-Humphrey then presented an analysis of the $18.00 per share cash offer and concluded that it was prepared to give an opinion that such offer was fair, from a financial point of view, to the Public Stockholders. The Special Committee discussed the $18.00 per share cash offer in detail, and questioned Robinson-Humphrey regarding certain aspects of its valuation methodologies and analyses. Based on the Robinson-Humphrey opinion and the valuation analyses presented by Robinson-Humphrey to the Special Committee during the July 27 meeting, the Special Committee's belief that the $18.00 per share cash price was the best offer available and the other factors described below in "-- The Special Committee's and the Board's Recommendation," the Special Committee unanimously decided to recommend the approval and adoption of the $18.00 per share cash offer. The Special Committee authorized King & Spalding to continue to negotiate the terms of the Original Merger Agreement with the Equity Investors and McDermott Will & Emery. Immediately after the Special Committee meeting on July 27, 1998, the Board of Directors of the Company met to receive the report of the Special Committee. At this meeting, Mr. Stephenson, Chairman of the Special Committee, gave the report of the Special Committee in which the Special Committee unanimously recommended to the Board of Directors of the Company that the Board accept the $18.00 per share cash offer and approve and adopt the Original Merger Agreement. At the Board meeting, Robinson-Humphrey also summarized its presentation given to the Special Committee on July 27 for the full Board of Directors of the Company. Following the July 27 Board meeting, representatives of King & Spalding, representatives of McDermott Will & Emery, and the Equity Investors held telephone conferences and meetings to resolve the remaining terms of the Original Merger Agreement, resulting in a merger agreement mutually satisfactory to the Equity Investors and the Special Committee.



     On July 28, 1998, prior to the opening of trading on Nasdaq, the Special Committee met to review with King & Spalding the changes made to the Original Merger Agreement the prior evening. After discussing the changes, the Special Committee unanimously reaffirmed its recommendation to the Board of Directors to accept the $18.00 per share cash offer and determined that the Merger, the Original Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders of the Company. Immediately after the Special Committee meeting, the Board of Directors met to review the changes to the Original Merger Agreement. After discussing the changes and hearing the recommendations of the Special Committee, the Board of Directors unanimously determined that the Merger, the Original Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders and approved the Original Merger Agreement.


     At the conclusion of the July 28, 1998 meeting, the Company issued a press release announcing that based on the recommendation of the Special Committee the Board of Directors had approved the Equity Investors' merger proposal of $18.00 per share in cash.


     A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the July 27, 1998 meeting has been filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has been so designated in writing upon written request and at the expense of the requesting stockholder or representative.



  The Amended Merger Agreement.



     During the first two weeks of October 1998, the Acquiror informed the Company of certain communications it had received from NationsBank, N.A. and NationsBridge, L.L.C. (collectively, the "Banks") regarding the credit facilities and the bridge loan contemplated by the Equity Investors' original financing letters, dated as of July 28, 1998 (the "July Financing Letters"). The July Financing Letters contained, among other things, a condition to the Banks' obligation to fund the credit facilities and the bridge loan that, as of the date of funding, the Company's total debt (taking into account the financing to be provided by the Banks) not exceed six times trailing twelve months EBITDA (the "Total Debt to EBITDA Ratio"). Consequently, the Company's EBITDA for the twelve months prior to the date of funding had to be at a certain minimum level (the "Minimum EBITDA") for the Banks to be obligated to provide their applicable portions of the financing necessary to consummate the Merger. The Banks indicated to the Acquiror that, based on their most recent review of the Company's financial results, if requested to fund currently, the Company's EBITDA was below the Minimum EBITDA and therefore they were under no obligation to provide their applicable portions of the amount of financing necessary to consummate the Merger.



     On October 15, 1998, the Board of Directors, together with representatives of King & Spalding and Robinson-Humphrey, met to discuss the Banks' statements to the Acquiror regarding the July Financing Letters. King & Spalding reviewed with the Board of Directors that, although the Company, in the opinion of the Banks, did not satisfy the Total Debt to EBITDA Ratio at that time, this condition to fund the credit facilities and the bridge loan pursuant to the July Financing Letters must only be satisfied on the date that the Banks were requested to fund. King & Spalding further reviewed with the Board of Directors the other terms of the July Financing Letters. Representatives of management then presented the Company's financial results through the third quarter of 1998. The Board of Directors resolved to not take any specific action with respect to these communications. The Special Committee also met on October 15, following the meeting of the Board of Directors. The Special Committee, based on the same information discussed at the meeting of the full Board of Directors, determined that it would not specifically respond to these communications from the Banks to the Acquiror and that the Company should proceed with actions necessary to consummate the Merger.



     On October 21, 1998, the Special Committee received a letter from the Acquiror (the "October Letter") informing it of certain oral statements made by the Banks to the Acquiror with respect to their obligations to fund the credit facilities and bridge loan contemplated by the July Financing Letters. The Banks stated to the Acquiror that they would not waive the condition to their obligation to fund the credit facilities and the bridge loan that the Total Debt to EBITDA Ratio be satisfied as of the date of funding. In the October Letter, the Acquiror reported that the Banks had indicated that, based on their analysis of the Company's financial information, they projected that the Company's EBITDA for calendar 1998 would be less than the Minimum EBITDA and consequently the Banks would not be obligated to fund the full amount of their applicable portions of the financing necessary to consummate the Merger if requested to fund pursuant to the July Financing Letters during January 1999. The October Letter further stated that the Banks would continue to analyze the Company's financial information and that the Acquiror and management of the Company were working to satisfy additional information requests from the Banks.



     On October 22, 1998, the Special Committee, together with representatives of King & Spalding and Robinson-Humphrey, met to review the October Letter. The Special Committee determined that it needed to receive an updated report from management at the next regular meeting of the Board of Directors regarding the Company's historical and projected financial results and management's assessment of the likelihood of the Company being able to satisfy the financial tests and ratios which were conditions to the Banks' obligation to fund the July Financing Letters (the "July Financing Tests"), including the Total Debt to EBITDA Ratio. The Special Committee also determined that the Company should issue a press release disclosing recent communications from the Banks and the Acquiror regarding the July Financing Letters and the current status of the financing for the Merger. Following discussion with the Equity Investors and the Banks, the Company issued such a press release on October 27, 1998.



     On November 17, 1998, the Banks, the Equity Investors and members of the Company's management met to discuss the Company's financial performance and the feasibility of completing the financing of the Merger contemplated by the July Financing Letters. The Banks provided management with information concerning how they would calculate EBITDA to determine if the Company satisfied the July Financing Tests.



     On November 25, 1998, the Acquiror provided the Company with a copy of a letter from the Banks to the Acquiror (the "November Letter") in which the Banks provided the definition of EBITDA they would use to determine whether the July Financing Tests were satisfied.



     On December 4, 1998, the Special Committee, together with representatives of King & Spalding and Robinson-Humphrey, met to discuss the November Letter. King & Spalding reported to the Special Committee that management had determined that the Company's EBITDA, based on the definition in the November Letter, would be less than the Minimum EBITDA. Management had determined that the amount of financing that the Banks would be obligated to provide would represent a shortfall of approximately $7 million in the amount necessary to consummate the Merger. King & Spalding also informed the Special Committee that the Banks had indicated to management that they were willing to discuss extending the termination dates of the July Financing Letters beyond January 31, 1999.



     At the December 4, 1998 meeting of the Special Committee, King & Spalding also reviewed with the Special Committee the Equity Investors' obligation under the Original Merger Agreement to either obtain the full amount of financing contemplated by the July Financing Letters or to use their reasonable best efforts to obtain alternative financing for any portion of the financing contemplated by the July Financing Letters which became unavailable. The Special Committee determined that it should deliver a letter to the Equity Investors in which it would (i) advise the Equity Investors of its expectation that they should be arranging alternative financing for the amount of the projected shortfall, (ii) request that the Equity Investors inform the Special Committee on the status and results of such efforts to arrange alternative financing, (iii) request that the Equity Sponsors enter into discussions with the Banks to extend the termination date of the July Financing Letters beyond January 31, 1999, and (iv) request that the Equity Sponsors take other appropriate actions necessary to consummate the Merger and related transactions. This letter was delivered to the Equity Investors on December 8, 1999.



     On December 14, 1998, the Special Committee received a letter from the Acquiror stating that it had contacted other lending sources about providing alternative financing for the Merger. Based on those lending institutions' initial responses, the Acquiror concluded that it was unlikely that financing would be available in amounts necessary to consummate the Merger at an $18.00 per share price and on terms consistent with those contemplated by the July Financing Letters due to the serious deterioration in the debt financing markets from the time the July Financing Letters were issued and the Company's recent financial performance. The Acquiror stated that it did not expect to receive complete responses from the lending sources it contacted until January. The Acquiror also indicated that it would be interested in discussing restructuring the Merger after it had reviewed the Company's 1999 budget. The Acquiror stated that it had asked the Banks to extend the termination date of the July Financing Letters to June 30, 1999 and also responded to the Special Committee's inquiries regarding its efforts to consummate the Merger.



     On December 15, 1998, the Acquiror forwarded a letter to the Special Committee from the Banks informing the Acquiror that while they were not currently willing to extend the termination date of the July Financing Letters to June 30, 1999, they would continue to evaluate the status of the Merger through January 31, 1999 and would consider extending the July Financing Letters at that time, although they were under no obligation to do so.



     On December 16, 1999, the Special Committee delivered a letter to the Equity Investors in which it asked for more definitive responses from the Equity Investors. The Special Committee informed the Equity Investors that it expected the Equity Investors to continue to discuss with the Banks an extension of the July Financing Letters and that they should act immediately to arrange alternative sources of financing and keep the Special Committee informed of all activities in this regard.



     Between December 16 and December 23, 1998, the Equity Investors and Robinson-Humphrey had informal communications in which the Equity Investors indicated that they intended to deliver a proposal to the Special Committee to enter into a restructured transactions in which the cash merger consideration would be reduced to $14.00 per share. Robinson-Humphrey informed the Equity Investors that the Special Committee had indicated that it wanted any proposal from the Equity Investors regarding a reduction in the cash merger consideration to be their best and final offer. The Equity Investors indicated that they would take that request into account in making their proposal to the Special Committee.



     On December 21, 1998, the Company issued a press release announcing that based on the definition of EBITDA which the Banks had indicated they would use, the Company believed that the amount of available financing would be approximately $7 to $9 million short of the total financing needed to consummate the transactions.



     On December 23, 1998, the Special Committee received a letter from the Equity Investors in which they informed the Special Committee that they believed that it was a near certainty that the Merger would not be consummated at an $18.00 price per share because of, among other things, the financial performance of the Company compared to its original 1998 projections, and the increased volatility of the capital markets since July 1998 resulting in tightening of credit in general and tightening of credit in the healthcare services marketplace. In the letter, the Equity Investors proposed to restructure the Merger to reduce the cash merger consideration from $18.00 per share to $15.00 per share (the "Revised Proposal"). Pursuant to the terms of the Revised Proposal, the approximately $30.3 million reduction in the purchase price would be used to reduce the amount of the necessary debt financing from the Banks, while the equity investments and contributions from the members of the Investor Group would remain unchanged. The Equity Investors also stated that after discussions with the Banks, they were comfortable that it would be possible to obtain the necessary financing to close the Merger pursuant to the terms of the Revised Proposal in the current financial market. The Equity Investors' letter also stated that as part of the Revised Proposal they would be willing to eliminate the Non-solicitation Covenant and reduce the "break-up" fee from $7.0 million to the amount of the expenses the Equity Investors incurred in connection with the attempted Merger.



     On December 28, 1998, the Special Committee, together with representatives of King & Spalding and Robinson-Humphrey, met to discuss the terms of the Revised Proposal. The Special Committee considered the advisability of accepting the Revised Proposal and determined that it needed further information about the adequacy of the $15.00 per share price and revisions to the Original Merger Agreement and the July Financing Letters it should consider in connection with entering into a restructured transaction. Accordingly, the Special Committee instructed Robinson-Humphrey to update its analysis of the value of the Company and report on the fairness of the Revised Proposal. The Special Committee also instructed King & Spalding to review the terms of the Original Merger Agreement and the July Financing Letters and report on the potential revisions to those documents that the Special Committee should consider.



     On January 5, 1999, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, again met to consider the $15.00 per share cash offer by the Equity Investors. King & Spalding reviewed with the members of the Special Committee their legal duties in connection with the consideration of the offer. Robinson-Humphrey presented the Committee with the preliminary results of the updated analyses it had performed to produce a range of implied values for the Common Stock. Robinson-Humphrey indicated orally that it believed that it would be able to deliver an opinion that the $15.00 per share cash price was fair to the Public Stockholders, from a financial point of view. A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the January 5, 1999 meeting has been filed as an exhibit to the Schedule 13E-3 and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has so designated in writing upon written request and at the expense of the requesting stockholder or representative.



     During the January 5 meeting, the Special Committee discussed the $15.00 per share cash offer in detail and determined that it would not be able to accept $15.00 per share cash offer without the ability to explore possibilities of entering into an alternative transaction at a higher per share price. The Special Committee also determined that it should determine if a higher offer than $15.00 per share in cash could be obtained from the Equity Investors. The Special Committee instructed Robinson-Humphrey to negotiate with the Equity Investors regarding increasing their $15.00 per share offer beginning with a counteroffer of $16.00 per share. The Special Committee discussed the elimination of the Non-Solicitation Covenant and its ability to determine if another acquiror was interested in pursuing a transaction with the Company at a higher price, while still obligating the Investor Group to consummate the Merger at $15.00 per share if a higher offer was not available. In addition, the substantial reduction in the "break up" fee proposed by the Equity Investors would reduce the cost to the Company of terminating the Original Merger Agreement and entering into a more favorable transaction with another acquiror. The Special Committee determined that it would not enter into a restructured transaction with the Equity Investors unless both of these amendments were made to the Original Merger Agreement.



     Between January 5 and January 10, Robinson-Humphrey met telephonically with the Equity Investors several times to discuss the Equity Investors' offer of $15.00 per share in cash. Robinson-Humphrey made a counteroffer of $16.00 per share. Because the Equity Investors had already made their "final and best" offer as requested by Robinson-Humphrey, the Equity Investors rejected the counteroffer. The Equity Investors informed Robinson-Humphrey that $15.00 per share constituted their best and final offer and reiterated the terms of the Revised Proposal.

     On January 10, 1999, the Special Committee met to discuss the status of the negotiations with the Equity Investors. Robinson-Humphrey reported to the Special Committee that the Equity Investors had indicated that their $15.00 per share cash offer was their best and final offer. Based on the its determination that $15.00 per share in cash was fair to the Public Stockholders, from a financial point of view, the Special Committee determined that it would accept a $15.00 per share cash offer provided the Equity investors would agree to certain other additional terms which it discussed at its January 5, 1999 meeting. These terms included the elimination of the Non-solicitation Covenant and a substantial reduction of the "break up" fee (each of which were part of the Revised Proposal) and amendments to the Original Merger Agreement or the July Financing Letters which would improve the likelihood the Merger would be consummated on the terms of the Revised Proposal. The Special Committee instructed Robinson-Humphrey to inform the Equity Investors that it would accept a $15.00 per share cash offer provided the Equity Investors would agree to certain other additional terms and to negotiate such terms with the Equity Investors.



     Between January 10 and January 13, Robinson-Humphrey met with the Equity Investors telephonically several times to discuss the additional terms on which the Special Committee would accept a $15.00 per share cash offer. The Equity Investors agreed to eliminate the Non-solicitation Covenant and to reduce the amount of the "break up" fee to the expenses incurred by the Equity Investors, subject to a limit of $1.5 million. The Equity Investors informed Robinson-Humphrey that they would not enter into an amended Merger Agreement which was not subject to a financing contingency. The Equity Investors did indicate that, under the circumstances, they would agree to reimburse the Company for expenses which it incurs in connection with the Merger if the Merger is not consummated and the only unsatisfied closing condition is the financing contingency (the "Reverse Break Up Fee") provided the Reverse Break Up Fee was subject to an acceptable maximum limit. Robinson-Humphrey proposed a maximum amount of $2 million, but the Equity Investors indicated that a $1 million cap was the maximum that they would accept. During these negotiations, the Equity Investors informed Robinson-Humphrey that the Banks were in the process of preparing revised financing letters to replace the July Financing Letters (the "January Financing Letters"). The Equity Investors also informed Robinson-Humphrey that the Banks had indicated that they would not be willing to eliminate any of the conditions to their obligation to fund the credit facilities and the bridge loan pursuant to the January Financing Letters, and that the Total Debt to EBITDA Ratio would need to be reduced to five and one-half times trailing twelve months EBITDA.



     On January 13, 1999, Robinson-Humphrey met with the Special Committee and King & Spalding to present the results of its negotiations with the Equity Investors. Robinson-Humphrey and King & Spalding also discussed the terms of the January Financing Letters with the Special Committee. Robinson-Humphrey discussed with the Special Committee that the Banks were unwilling to remove any of the conditions on their obligations to fund under the January Financing Letters. Robinson-Humphrey also discussed with the Special Committee that the reduced amounts of the funding necessary to consummate the Merger based on the $15.00 per share offer price resulted in a reduction of the minimum EBITDA necessary to satisfy the Total Debt to EBITDA Ratio, thereby increasing the likelihood that the conditions to the Banks' obligations to fund the credit facilities and the bridge loan would be satisfied. The Special Committee determined that it would enter into a restructured transactions at a $15.00 per share offer price with the additional terms negotiated by Robinson-Humphrey, provided the final terms of the January Financing Letters were also acceptable. The Special Committee instructed King & Spalding to negotiate the terms of an amended Merger Agreement.



     Between January 13, 1999 and January 18, 1999, King & Spalding negotiated the terms of the Merger Agreement with the Equity Investors and the terms of the January Financing Letters with the Banks.



     On January 18, 1999, the Special Committee, together with representatives of Robinson-Humphrey and King & Spalding, met to consider further the $15.00 per share cash offer by the Equity Investors. King & Spalding reviewed with the Special Committee the terms of the proposed Merger Agreement and the terms of the January Financing Letters. Robinson-Humphrey then presented an analysis of the $15.00 per share cash offer and concluded that it was prepared to give an opinion that such an offer was fair, from a financial point of view, to the Public Stockholders. A copy of the written materials provided by Robinson-Humphrey and distributed to the Special Committee at the January 18, 1999 meeting has been filed as an exhibit to the

Schedule 13E-3 and is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any stockholder or any representative of a stockholder who has been so designated in writing. A copy of such materials shall be provided to any stockholder or any representative of a stockholder who has so designated in writing upon written request and at the expense of the requesting stockholder or representative.



     Based on the Robinson-Humphrey opinion and the valuation analyses presented by Robinson-Humphrey to the Special Committee during the January 18 meeting, the Special Committee's belief that proposed amendments to the Merger Agreement would allow the Special Committee to confirm that the $15.00 per share cash was the best offer available prior to consummating the merger and the other factors described below in "-- The Special Committee's and the Board's Recommendation," the Special Committee unanimously decided to recommend approval and adoption of the $15.00 per share cash offer and determined that the Merger, the Merger Agreement and the transactions contemplated thereby were advisable, fair and in the best interests of the Public Stockholders.



     Immediately after the Special Committee meeting on January 18, 1999, the Board of Directors of the Company met to receive the report of the Special Committee. At this meeting, the Special Committee unanimously recommended to the Board of Directors of the Company that the Board accept the $15.00 per share cash offer and approve and adopt the Merger Agreement. At the Board meeting, Robinson-Humphrey also summarized its presentation to the Special Committee on January 18 for the full Board of Directors of the Company. After discussing the recommendations of the Special Committee, the Board of Directors unanimously determined that the Merger, the Merger Agreement and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders and approved and deemed advisable the amended Merger Agreement.



     On January 19, 1999, prior to the opening of trading on Nasdaq, the Company issued a press release announcing that based on the recommendation of the Special Committee, the Board of Directors had approved the Equity Investors revised merger proposal of $15.00 in cash and had entered into an amended Merger Agreement which removed the Non-solicitation Covenant and reduced the amount of the "break up" fee.


THE SPECIAL COMMITTEE'S AND THE BOARD'S RECOMMENDATION

     Because certain of the CompDent directors will have a financial interest in the Merger, the full Board formed the Special Committee, comprised of the sole disinterested directors, to review and evaluate the proposed transaction. The Special Committee unanimously recommended to the Board that the Merger Agreement be approved and that it be recommended to the stockholders of the Company. Following the unanimous recommendation of the Special Committee, the Board approved the Merger Agreement and recommended that the stockholders of the Company approve the Merger Agreement. In connection with the foregoing, the Special Committee and the Board determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders. In connection with their recommendations, the Special Committee and the Board each adopted the analyses and findings of the Special Committee's financial advisor, Robinson-Humphrey. See "SPECIAL FACTORS -- Opinion of Financial Advisor." The Special Committee and the Board recommend that the stockholders vote "For" the approval of the Merger Agreement.


  The Original Merger Agreement.


     The Special Committee and the Board of Directors determined that it was an appropriate time to enter into the proposed transaction when the Equity Sponsors made their proposal to the Company based on recent developments in the dental benefits industry and on contacts which the Company had had with other potential acquirors during the previous several months. During the latter part of 1997 and early 1998, changes in the dental benefits industry were adversely affecting the Company's historical growth rate and profitability. The Company had historically grown in size and profitability through internal growth and acquisitions. During this time period, management of the Company reported to the Board of Directors that due to increased competition and aggressive pricing by competitors, internal growth was becoming more difficult to achieve. In addition, acquisitions were becoming less attractive because acquisition prices had increased and the Company's reduced stock price made acquisitions more expensive and dilutive to earnings. In addition, although the Company had not actively sought to enter into a strategic transaction, several potential acquirors had approached the Company about potential transactions. Based on these contacts, the Special Committee and the Board of Directors were aware of the terms on which those potential acquirors were willing to enter into transactions with the Company. When the Equity Investors made their proposal, the Special Committee and the Board of Directors determined that it was an appropriate time to enter into a transaction on the proposed terms in light of the foregoing factors and with the knowledge of the terms on which other acquirors were willing to enter into a transaction at that time.


     The Special Committee met on thirteen occasions between July 14, 1998 and the date of this Proxy Statement, in person or by telephone conference, to consider developments relating to a possible sale of the Company. The Special Committee was assisted in its deliberations by its financial advisor, Robinson-Humphrey, and its legal counsel, King & Spalding. At a meeting held on July 27, 1998, the Special Committee determined that the Merger, the Original Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders of the Company and recommended that the full Board approve the Original Merger Agreement.


     The material factors the Special Committee evaluated in connection with the Merger are described below. Except for paragraph (ix) and as otherwise as noted below, the Special Committee considered the following factors to be positive factors supporting its determination that the Merger is fair and in the best interests of the Public Stockholders. In arriving at its decision, the Special Committee considered:

        (i) The Special Committee's view that the Company has experienced increased competition and aggressive pricing by competitors. As a result, internal growth has become more difficult to achieve. In addition, acquisitions have become less attractive because acquisition prices have increased and the Company's reduced stock price has made acquisitions more expensive and dilutive to earnings. These factors resulted in a lower overall growth rate for the Company which had an adverse effect on the market price of the Common Stock and on management's ability to execute the Company's business strategy. In this connection, the Special Committee considered that the Company may be managed more effectively as a private company not subject to pressures from the Public Stockholders and market professionals to grow earnings per share consistently and at the Company's historical double digit rates. In addition, the Committee was concerned that given the reduced market price of the Common Stock, any additional equity incentives which the Company might issue to retain key members of management would have further adverse effects on the market price of the Common Stock. The Special Committee believes that, as a private company, the Company would have greater flexibility to consider business strategies that have long-term benefits (including acquisitions which are often dilutive in the short-term), but that would adversely impact earnings per share and the market price of the Common Stock in the short-term if the Company were public.


        (ii) The belief of the Special Committee that the Merger represents a more desirable alternative than continuing to operate the Company as a public company. In this connection, the Special Committee gave consideration to rejecting the Equity Investors' proposal in favor of maintaining the Company's independence and enabling the Public Stockholders to share in the Company's future earnings and growth potential. However, the Special Committee believes that continuing to operate the Company as an independent entity would subject the Company and its stockholders to delays in implementation or the risk of execution of the Company's business strategy as described above. After evaluating such risk (including the factors described under item (i) above), the Special Committee concluded that, while the Company's business strategy could ultimately prove successful, the risk that the Company will continue to experience significant operating events adversely impacting the performance of the Common Stock justifies a sale of the Company. As alternatives to the Merger, the Special Committee considered continuing to operate the Company as an independent entity, and the preliminary proposals that are described above under " -- Background of the Merger." In addition, the Special Committee considered that other alternatives, such as implementing a stock repurchase program, had seen rejected by the full Board of Directors because such a program would not sufficiently enhance stockholder value.


        (iii) Information with respect to the financial condition, results of operations, and business of the Company. The Special Committee focused in particular on projections, which reflected lower revenues and operating income for future periods than had been anticipated prior to fiscal year 1998.

        (iv) The scope of efforts to effect a transaction for the Company, including the number and identity of potential buyers from which indications of interest were received. In this connection, the Special Committee considered that the Company had discussions with the likely strategic partners for the Company and that none of those discussions led to a definitive proposal to acquire the Company or reasonable prospects that a definitive proposal would be forthcoming. The Special Committee determined that based upon the prior discussions, it was unlikely that another bidder would make a definitive proposal to acquire the Company, or that if such a proposal were made, it would result in a transaction that would provide greater value to the Public Stockholders. In addition, the Special Committee considered the fact that the Equity Investors would withdraw their bid if their proposal was used to attempt to generate other bids from third parties.


        (v) Robinson-Humphrey's written opinion delivered to the Special Committee on July 28, 1998, that the $18.00 per share in cash to be received by the Public Stockholders was fair to such holders from a financial point of view. The Special Committee and the Board adopted the analyses and findings of Robinson-Humphrey in their determination that the Merger is fair to the Public Stockholders.



        (vi) The proposed terms and conditions of the Original Merger Agreement. In particular, the Special Committee considered the fact that the Original Merger Agreement does not provide for unreasonable termination fees and expense reimbursement obligations which would have the effect of unreasonably discouraging competing bids and that, subject to the satisfaction of certain conditions, the Board would be able to withdraw or modify its recommendation to the stockholders regarding the Merger and enter into an agreement with respect to a more favorable transaction with a third party, if such a transaction becomes available prior to the consummation of the Merger.



        (vii) The market price of the Common Stock, which as recently as January 27, 1998 had traded at $9.56 per share, and the premium over such prices (as well as over the $13.50 per share market price on July 27, 1998) represented by the $18.00 per share in cash to be received by the Public Stockholders in the Merger. In addition, the Special Committee considered Robinson-Humphrey's analyses of the premiums paid in comparable merger transactions which indicated that the average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 33.3%, 34.6% and 22.0%, respectively.



        (viii) The financial ability and willingness of the Equity Investors to consummate the Merger. The Original Merger Agreement conditions the Acquiror's obligations to consummate the Merger on the Acquiror's having obtained financing for the Merger on terms satisfactory to the Acquiror. In this connection, the Special Committee reviewed commitment letters for equity financing supplied by the Equity Investors and by certain members of the Management Group and for debt financing supplied by the Investor Group's lenders. In addition, the Special Committee, through its financial and legal advisors, discussed the proposed financing with the Investor Group and its lenders. Based on the foregoing, the Special Committee did not view as substantial the risk that the financing condition of the Original Merger Agreement would not be satisfied.


        (ix) Actual or potential conflicts of interest to which certain officers and directors of the Company and their affiliates are subject in connection with the Merger, as follows:

        - The Special Committee considered that members of the Management Sponsors will own shares of common stock and/or Convertible Preferred Stock in the Surviving Corporation, representing approximately 3.93% of the Company's aggregate equity. The Special Committee considered that certain members of the Other Management Investors will own shares of common stock of the

          Surviving Corporation representing an aggregate equity interest in the Surviving Corporation of approximately 0.28%. The Special Committee also considered that the Surviving Corporation will grant options to purchase shares of common stock of the Surviving Corporation
          representing approximately   % of the common stock on a fully
          converted basis and will reserve approximately 3% of the common stock of the Surviving Corporation on a fully converted basis for the grant of options to management employees on a prospective basis. The Special Committee further considered that certain members of the Management Group will amend their existing employment agreements or will enter into new employment agreements with the Surviving Corporation replacing their existing employment agreements with the Company, and that such new employment agreements will provide for the payment to them of base salaries, possible annual cash bonuses, and potential severance benefits.


        - The Special Committee considered that the Equity Investors have given each of the Management Sponsors an opportunity to roll over a substantial portion of his or her equity investment in the Company into an investment in the Surviving Corporation. The Special Committee considered that the rollover of a substantial portion of the Management Sponsor's current equity investment in the Company would indicate a level of confidence in the Company's prospects that might be inconsistent with the Special Committee's assessment of the risks associated with the Company's future.


        - The Special Committee considered the foregoing conflicts of interest in connection with management's preparation of the Company projections, which reflect a slower rate of growth for the Company and support a significantly lower value for the Company than previously anticipated. While the Special Committee recognized that the conflicts of interest to which the Management Group were subject might be a basis for doubting the reasonableness of the projections, the Special Committee concluded, based on its discussions with the Management Group and other officers and employees of the Company as described above, that management's assumptions underlying the projections are reasonable. The Special Committee considered the Management Group's conflicts of interest in connection with preparation of the projections.

     The Special Committee did not assign relative weights to the factors it considered, and it did not consider any relative weighting to be necessary in reaching its fairness determination.


  The Amended Merger Agreement.



     At the conclusion of its meeting on January 18, 1999, the Special Committee adopted, approved and recommended to the stockholders of the Company the approval of the Merger Agreement pursuant to which the cash price per share to be paid in the Merger would be $15.00 and certain amendments were made to the Original Merger Agreement and the January Financing Letters were executed. In the course of reaching its decision to adopt and approve the amended Merger Agreement and to recommend approval to the stockholders, the Special Committee consulted with its legal and financial advisors and considered a number of factors in addition to those considered at the time of approval of the Original Merger Agreement on July 28, 1998, including the following principal factors which were material to the Special Committee's decision:



        (i) the Special Committee's belief that it was unlikely that the Acquiror would be able to complete the Merger pursuant to the terms of the July Financing Letters and its belief that the Acquiror would be unable to obtain alternative financing.



        (ii) the general decline in the multiples of publicly traded comparable companies, which reduced the implied valuation of the Company.



        (iii) the Special Committee's belief that there were no potential merger partners who would be able to pay more than the $15.00 per share Cash Merger Consideration.



        (iv) that the $15.00 per share Cash Merger Consideration amount was the Acquiror's "best and final offer."

        (v) Robinson-Humphrey's written opinion delivered to the Special Committee on January 18, 1999 that the $15.00 per share in cash to be received by the Public Stockholders was fair to such holders from a financial point of view. The full text of the written opinion of Robinson-Humphrey dated January 18, 1999, which sets forth assumptions made, matters considered, and limitations on the review undertaken in connection with its opinion is attached hereto as Appendix B and is incorporated herein by reference. The Special Committee and the Board adopted the analyses and findings of Robinson-Humphrey in their determination that the Merger is fair to the Public Stockholders. The Company's stockholders are urged to and should read such opinion in its entirety. See "-- Opinion of Financial Advisor."



        (iv) that the Acquiror agreed to eliminate the Non-solicitation Covenant and to reduce the "break up" fee from $7.0 million to the amount of the Acquiror's fees and expenses, not to exceed $1.5 million.



        (vii) that the January Financing Letters modified certain closing conditions and covenants which made it more likely that the Merger would be consummated.



        (viii) that the Acquiror agreed to reimburse the Company for its fees and expenses (up to $1 million) if the Merger is not consummated solely due to the inability to obtain financing.



     In addition, the Special Committee believed that the factors it considered when it agreed to enter into the Original Merger Agreement were still applicable and justified a decision to enter into the amended Merger Agreement. The Special Committee did not assign relative weights to the factors it considered, and it did not consider any relative weighting to be necessary in reaching its fairness determination.



     The Special Committee noted that approximately 3.4% of the outstanding shares of Common Stock are held by persons who have expressed their intention to vote their shares of Common Stock in favor of the Merger, including all of the members of the Investor Group, the other executive officers of CompDent, and the members of the Special Committee, although no written agreement has been entered into in this regard. The Special Committee also considered that the obligation of the Company to consummate the Merger is not conditioned upon the favorable vote of a majority of the Public Stockholders. Notwithstanding the absence of such a voting requirement, the Special Committee believes that the procedure that was followed in determining the purchase price to be paid to the stockholders of the Company was fair to the Public Stockholders. As described above, the seven person Board of Directors of the Company (a majority of whom are members of the Management Group or are affiliated with the Management Group) appointed as the only members of the Special Committee the three non-employee directors who were independent of the Management Group and granted the Special Committee exclusive authority on behalf of the Board to review, evaluate, and negotiate the transaction proposed by management. The Merger Agreement negotiated by the Special Committee contains provisions that would enable the Board to withdraw or modify its recommendation to the stockholders regarding the Merger and to enter into an agreement with respect to a more favorable transaction with a third party, and contains provisions (without which the Special Committee believes the Equity Investors would not have entered into the Merger Agreement) imposing upon the Company expense reimbursement obligations that, in the view of the Special Committee, are reasonable and would not have the effect of unreasonably discouraging competing bids. Further, the stockholders of the Company may dissent from the Merger and be paid cash for the "fair value" of their shares as determined in accordance with Delaware law. Thus, although the Merger is not structured to require approval of a majority of the unaffiliated stockholders, the Special Committee nevertheless believes, as of the date of this Proxy Statement and for the reasons set forth above, the Merger is procedurally fair to the Public Stockholders.



     In considering the fairness of the Merger, the Special Committee and the Board did not consider such factors as the Company's net book value or liquidation value, which are not believed to be indicative of the value of the Company as a going concern. The Company's tangible net book value per share and net book value per share as of September 30, 1998 were ($3.18) and $6.67>, respectively, on a fully diluted basis, both substantially below the $15.00 purchase price per share of Common Stock (the "Cash Merger Consideration") to be paid by the Acquiror in the Merger. The Special Committee further believes the Company's liquidation value, which takes into account the appreciated value of the Company's assets, also would be substantially below $15.00 per share.

     Based on the foregoing, the Special Committee unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby were fair and in the best interests of the Public Stockholders and recommended to the Board approval of the Merger Agreement and that it be recommended to the stockholders of the Company. The Board unanimously approved the Merger on January 19, 1999, and determined that the Merger is fair and in the best interests of the Public Stockholders. The Special Committee is unaware of any development since its January 18, 1999 meeting that would affect its January 18, 1999 determination, and, accordingly, the Special Committee reconfirms, as of the date of this Proxy Statement, its determination that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Public Stockholders of the Company. Based on the foregoing, the Board also reconfirms, as of the date of this Proxy Statement, its determination that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Public Stockholders of the Company. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE MERGER.


OPINION OF FINANCIAL ADVISOR

     Pursuant to an engagement letter dated July 14, 1998, the Special Committee retained Robinson-Humphrey to act as its financial advisor in connection with the consideration of the possible acquisition by the Acquiror and to render to the Special Committee an opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than the Acquiror and shares held by certain members of the Investor Group (the "Recapitalization Shares")) of the Cash Merger Consideration to be received in the Merger. Robinson-Humphrey was selected as the Special Committee's fairness advisor because of its previous association with the Company, its familiarity with the Company, and its operations and standing as a nationally-recognized investment banking firm which is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other opinions. Based on these qualifications, the Special Committee selected Robinson-Humphrey as its financial advisor and determined that it was unnecessary to interview other investment banking firms.


     Robinson-Humphrey delivered its written opinion to the Special Committee to the effect that the Cash Merger Consideration to be received in the Proposed Transaction is fair to the stockholders of the Company (other than the Acquiror and the holders of Recapitalization Shares).



     The full text of Robinson-Humphrey's opinion dated as of January 18, 1999, which sets forth the assumptions made, matters considered, and limits on the review undertaken in connection with the opinion is attached hereto as Appendix
B. The Company's stockholders are urged to carefully read such opinion in its entirety. Robinson-Humphrey's opinion is addressed to the Special Committee, is directed only to the fairness of the Cash Merger Consideration to be received in the Merger by the stockholders of the Company (other than the Acquiror and the holders of the Recapitalization Shares), and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in relation to the Merger. The summary of the opinion of Robinson-Humphrey set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.



     In arriving at its opinion, Robinson-Humphrey reviewed and analyzed: (i) the Merger Agreement, (ii) publicly available information concerning the Company which Robinson-Humphrey believed to be relevant to its inquiry, (iii) financial and operating information with respect to the business, operations, and prospects of the Company furnished to Robinson-Humphrey by the Company, (iv) the Dental Health Development Corporation Securities Purchase Agreement dated September 12, 1997, (v) a trading history of the Company's Common Stock from May 26, 1995 to January 18, 1999, and a comparison of that trading history with those of other companies which Robinson-Humphrey deemed relevant, (vi) a comparison of the historical financial results and present financial condition of the Company with those of other companies which were deemed relevant, (vii) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions which Robinson-Humphrey deemed relevant and
(viii) certain historical data relating to acquisitions of publicly traded companies, including percentage premiums and price/earnings ratios paid in such acquisitions. In addition, Robinson-Humphrey held discussions with the management of the Company concerning its business, operations, assets, present condition, and future prospects, and undertook such other studies, analyses, and investigation as Robinson-Humphrey deemed appropriate.

     Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information used by Robinson-Humphrey in arriving at its opinion without independent verification. With respect to the financial forecasts of the Company, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Robinson-Humphrey did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. In addition, Robinson-Humphrey was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to the acquisition of all or any portion of the Company's business.


     Robinson-Humphrey's opinion was necessarily based upon market, economic, and other conditions as they may have existed and could be evaluated as of January 18, 1999. In connection with the preparation of its fairness opinion, Robinson-Humphrey performed certain financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by Robinson-Humphrey and deemed to be material, but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to the Company and no merger and acquisition transaction involved companies identical to the Company. An analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the values of companies to which the Company is being compared.


     Certain analyses performed by Robinson-Humphrey utilized financial forecasts for the Company based upon estimates published by equity research analysts in the investment community, including Robinson-Humphrey's equity research analyst.


     The following is a summary of the presentation by Robinson-Humphrey to the Special Committee and Board of Directors on January 18, 1999 in connection with its January 18, 1999 opinion.



     Historical Stock Price Analysis. Robinson-Humphrey analyzed the prices at which the Common Stock of the Company traded subsequent to the Company's initial public offering on May 26, 1995 through January 15, 1999. Robinson-Humphrey observed that the all-time high price for the Common Stock was $51.69 on July 2, 1996, and the all-time low price for the Common Stock was $9.56 on January 27, 1998. During the period from January 13, 1998 through January 13, 1999, Robinson-Humphrey observed that 13.9% of the total trading in the shares of the Company were traded in a price range of $10.00 to $11.60 per share, 31.9% of the shares were traded in a price range of $11.60 to $13.30, 31.7% of the shares were traded in a price range of $13.30 to $15.00 per share and 22.5% were traded in a price range of $15.00 to $18.00 per share. During the period from July 27, 1998 to January 13, 1999, Robinson-Humphrey observed that 32.6% of the total trading in the shares of the Company were traded in a price range of $10.00 to $11.60 per share, 20.5%
of the shares were traded in a price range of $11.60 to $13.20 per share, 13.5% of the shares were traded in a price range of $13.20 to $14.80 per share, 15.2% of the shares were traded in a price range of $14.80 to $16.40 per share, and 18.1% of the shares were traded in a price range of $16.40 to $18.00 per share.



     Based on the Cash Merger Consideration of $15.00 per share for the Company, Robinson-Humphrey calculated per share premiums of 40.4%, 36.4%, and 45.5% to the Company's closing stock prices at one trading day, one week, and four weeks prior to the announcement date of the Merger, respectively.



     Comparable Public Company Analysis. Robinson-Humphrey reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and three groups of publicly traded companies. The "Dental Managed Care Companies" included in Robinson-Humphrey's comparable public company analysis were First Commonwealth, Inc. and Safeguard Health Enterprises, Inc., and United Dental Care, Inc. The "Dental Practice Management Companies" included in Robinson-Humphrey's comparable public company analysis were American Dental Partners, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Services Corporation, Monarch Dental Corporation, and Pentegra Dental Group, Inc. The "Multi-Market HMO Companies" included in Robinson-Humphrey's comparable public company analysis were Foundation Health Systems, Inc., Humana, Inc., Maxicare Health Plans, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., and United Healthcare Corp. Robinson-Humphrey noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the comparable public companies as of January 13, 1999, the most recent publicly available information for the various companies, and information concerning the projected financial results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values per share of the Company: current market price to (i) latest twelve months ("LTM") earnings per share, (ii) current earnings per share estimates of research analysts as provided by First Call Investor Services, (iii) current earnings per share estimates of the Company's management and (iv) book value, and firm value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to (a) LTM revenues, (b) LTM earnings before interest and taxes ("EBIT"), and (c) LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA").


     Robinson-Humphrey averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.


     Robinson-Humphrey applied the valuation multiples for the group of Dental Managed Care Companies to the Company's: (i) LTM earnings per share, (ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts, (iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Dental Managed Care Companies, Robinson-Humphrey calculated a range of implied equity values from $2.76 per share to $13.38 per share, with an average implied equity value of $10.87 per share for the Company.


     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the valuation multiples of the group of Dental Managed Care Companies to the financial results of the Company's dental managed care business and by applying the valuation multiples of the group of Dental Practice Management Companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average valuation multiples for the group of Dental Managed Care Companies to the Company's (i) projected 1998 and 1999 net income for the dental managed care business as estimated by the Company's management and (ii) LTM EBITDA for the dental managed care business, and the average valuation multiples for the group of Dental Practice Management Companies to the Company's (i) projected 1998 and 1999 net income for the dental practice management business as estimated by the Company's management and (ii) LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $7.84 per share to $13.38 per share, with an average implied equity value of $11.48 per share for the Company.



     In addition, Robinson-Humphrey applied the valuation multiples for the group of Multi-Market HMO Companies to the Company's (i) LTM earnings per share,
(ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts,
(iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Multi-Market HMO Companies, Robinson-Humphrey calculated a range of implied equity values from $13.39 per share to $29.19 per share, with an average implied equity value of $15.85 per share for the Company.



     Analysis of Selected Merger and Acquisition Transactions. Robinson-Humphrey reviewed and analyzed 14 completed merger and acquisition transactions involving dental managed care companies since December 1994. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For each acquisition, Robinson-Humphrey calculated purchase price as a multiple of (i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for the selected merger and acquisition transactions involving dental managed care companies in order to apply these multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $12.15 per share to $38.72 per share, with an average implied equity value of $18.06 per share for the Company.



     For the five merger and acquisition transactions involving dental managed care companies for which projected financial information at the time of the transaction was available, Robinson-Humphrey calculated transaction firm value as a multiple of (i) projected revenues, (ii) projected EBIT and (iii) projected EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving dental managed care companies in order to apply such multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $9.76 per share to $11.86 per share, with an average implied equity value of $11.00 per share for the Company.



     Robinson-Humphrey reviewed and analyzed the completed acquisition of United Dental Care, Inc. ("United Dental Care") by Protective Life Corporation. Robinson-Humphrey calculated purchase price as a multiple of (i) LTM earnings per share and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, (iii) LTM EBITDA, and (iv) members, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon the transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $8.97 per share to $46.09 per share, with an average implied equity value of $16.64 per share for the Company. Robinson-Humphrey also noted that the multiple of firm value to members in the United Dental Care acquisition implied an equity value of $12.03 per share for the Company.



     For the completed acquisition of United Dental Care, Robinson-Humphrey also calculated purchase price as a multiple of projected 1998 and 1999 earnings per share, transaction firm value as a multiple of projected 1998 and 1999 revenues, EBIT and EBITDA, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon these transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $7.02 per share to $24.18 per share, with an average implied equity value of $16.78 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the multiples for transactions involving dental managed care companies to the financial results for the Company's dental managed care business and by applying the multiples from 16 pending and completed transactions involving dental practice management companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average transaction multiples for the transactions involving dental managed care companies to the Company's LTM revenues and LTM EBITDA for the dental managed care business and the average transaction multiples for the transactions involving dental practice management companies to the Company's LTM revenues and LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.77 per share to $20.87 per share, with an average implied equity value of $16.32 per share for the Company.



     In addition, Robinson-Humphrey reviewed and analyzed 35 pending and completed mergers and acquisitions involving HMO companies since March 1993. For each transaction, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving HMO companies in order to apply these multiples to the Company's values. Based upon the multiples from these selected transactions involving HMO companies, Robinson-Humphrey calculated a range of implied equity values from $10.84 per share to $28.91 per share, with an average implied equity value of $24.29 per share for the Company.



     For the eight transactions involving HMO companies that were publicly traded, Robinson-Humphrey calculated purchase price as a multiple of projected earnings per share, as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date, and calculated the implied transaction premiums one day, one week, and four weeks prior to the announcement date. Robinson-Humphrey averaged the transaction multiples and premiums paid for these selected transactions in order to apply these multiples to the Company's values. Based upon the average transaction multiples paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $19.15 per share to $21.16 per share, with an average implied equity value of $20.31 per share for the Company. Based upon the average premiums paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $12.91 per share to $13.89 per share, with an average implied equity value of $13.33 per share for the Company.



     Further, Robinson-Humphrey reviewed average and median transaction premiums and price to earnings multiples paid in corporate acquisitions in general occurring from 1992 through 1997. From the annual averages, Robinson-Humphrey calculated six-year average transaction premiums and price to earnings multiples in order to apply these premiums and multiples to the Company's values. Based upon these average price to earnings multiples, Robinson-Humphrey calculated a range of implied equity values from $19.96 per share to $26.00 per share, with an average implied equity value of $23.54 per share for the Company. Based upon these average transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $13.93 per share to $14.85 per share, with an average implied equity value of $14.41 per share for the Company.



     Transaction Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for 165 mergers and acquisitions of publicly traded companies with transaction values in the range of $100 million to $300 million during the period from July 24, 1997 to January 13, 1999. The average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 26.4%, 32.7%, and 39.6%, respectively. Based upon these transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $13.43 per share to $14.60 per share, with an average implied equity value of $14.14 per share for the Company.



     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using the Company's financial projections for 1999 through 2003 to estimate the net present equity value per share for the Company. Robinson-Humphrey calculated a range of net present values of the Company's free cash flows (defined as projected earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for 1999 through 2003 using discount rates ranging from 11% to 16%. Robinson-Humphrey calculated a range of net present values of the Company's terminal values using the same range of discount rates and multiples ranging from 6.0x to 12.0x projected 2003 EBIT and also using the same range of discount rates and multiples ranging from 5.0x to 9.0x projected 2003 EBITDA. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After adding the Company's cash and cash equivalents and deducting the Company's debt as of September 30, 1998, Robinson-Humphrey calculated a range of net present equity values for the Company of $10.28 per share to $27.12 per share based upon terminal values of EBIT multiples and a range of net present equity values for the Company of $9.76 per share to $23.29 per share based upon terminal values of EBITDA multiples. Using a mid-range discount rate of 13% and terminal value multiples of 8.0x projected 2003 EBIT and 6.5x projected 2003 EBITDA, Robinson-Humphrey calculated net present equity values for the Company of $16.35 per share and $15.17 per share, respectively.



     Analysis of Dental Health Development Corporation. On September 12, 1997, the Company, GTCR, and certain other parties invested in DHDC, a Delaware corporation which engages in the development of start-up dental facilities. Robinson-Humphrey analyzed and reviewed certain of the Company's commitments and options relating to DHDC. The Company has a commitment to provide $10.0 million of capital equipment funding for DentLease Inc. ("DentLease") over a 42 month period ending February 28, 2001. As of December 31, 1998, the Company had funded approximately $6.0 million of the $10.0 million DentLease funding commitment. The Company also has an option to redeem the outstanding shares of DHDC Series A Preferred Stock and Class A Common Stock held by GTCR, which would result in the redemption of certain purchase options that the GTCR Partnership has on 49% of the Company's 100% equity interest in DHMI and on certain equipment held by DentLease, which the GTCR Partnership can exercise for nominal consideration (the "GTCR Option"). In order to redeem the GTCR Option, the Company must redeem the approximately $10 million of DHDC Series A Preferred Stock and Class A Common Stock beginning on February 28, 2001, and ending on September 12, 2004, at a price equal to the principal invested plus all accrued and unpaid dividends. Dividends on each share of DHDC Series A Preferred Stock accrue at a compound rate of 31% per annum beginning September 12, 1997, the date of the initial investment. Robinson-Humphrey estimated the cost to the Company of extinguishing its capital funding commitment and redeeming the GTCR Option to range from $0.75 per share to $2.21 per share of Common Stock. Robinson-Humphrey believed the cost to extinguish its capital funding commitment and redeeming the GTCR Option should be added to the Cash Merger Consideration in order to evaluate the total consideration to be received by the Company's stockholders in the Merger. Therefore, in assessing the fairness, from a financial point of view, of the Cash Merger Consideration to be received by the Company's stockholders in the Merger, Robinson-Humphrey considered the cost to extinguish its capital funding commitment and redeeming the GTCR Option in addition to the $15.00 per share in cash to be received by the Company's stockholders in the Merger.


     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Robinson-Humphrey believes that the summary set forth above and their analyses must be considered as a whole and that selecting only portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Robinson-Humphrey based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The preparation of fairness opinions does not involve a mathematical weighing of the results of the individual analyses performed, but requires Robinson-Humphrey to exercise its professional judgement, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Robinson-Humphrey was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Robinson-Humphrey did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Robinson-Humphrey considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole.


     Under the terms of the Company's engagement letter with Robinson-Humphrey, the Company has paid Robinson-Humphrey a retainer of $50,000 and a fee of $500,000 for the preparation and delivery of its fairness opinion. If the Merger is consummated, an additional transaction fee of approximately $445,000 will be paid to Robinson-Humphrey. The Company has agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Robinson-Humphrey against certain liabilities, including certain liabilities under the federal securities laws. Robinson-Humphrey initially proposed that the Company pay a certain retainer fee for the preparation and delivery of its fairness opinion, and an additional transaction fee if the Merger was consummated. The Special Committee negotiated with Robinson-Humphrey regarding the total amount to be paid to Robinson-Humphrey and the percentage of the fee that would be paid if the Merger is consummated.



     Robinson-Humphrey was engaged by the Company (i) as a co-managing underwriter in the Company's August 1995 public offering of Common Stock for which Robinson-Humphrey received underwriting commissions of approximately $587,075, (ii) as placement agent for DHDC's September 1997 private placement of securities for which Robinson-Humphrey received $450,000 in placement fees, and
(iii) as a financial advisor to the Company in connection with four of the Company's acquisitions since January 1, 1996, for which Robinson-Humphrey received approximately $795,000 in fees. In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey actively trades in the equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or a short position in such securities. In addition, RH Capital Partners, L.P., an affiliate of Robinson-Humphrey ("RH Capital"), purchased $500,042 of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. This represents 5% of the total outstanding Series A Preferred Stock and Class A Common Stock of DHDC. RH Capital's investment is passive in nature and RH Capital does not have the right to nominate any representatives to the DHDC Board of Directors. Pursuant to the terms of the Series A Preferred Stock, RH Capital has the contractual right to receive a cumulative preferred return at the compound annual return of 31% on its investment in the Series A Preferred Stock. RH Capital has agreed to resell its investment in DHDC to the GTCR Partnership
prior to the Merger for approximately $          (assuming a March 31, 1999
closing date), which is equal to the original cost of this investment plus the accrued dividends thereon. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially deliver an opinion to the Special Committee with respect to the fairness of the Merger from a financial point of view.



PRESENTATIONS OF FINANCIAL ADVISOR



     As discussed under " -- Background of the Merger," Robinson-Humphrey made a presentation to the Special Committee and Board of Directors on July 27, 1998 in connection with its July 28, 1998 opinion with respect to the Cash Merger Consideration which the Public Stockholders would have received pursuant to the Original Merger Agreement. Robinson-Humphrey also provided the Special Committee with presentation materials outlining its valuation analyses dated July 21, 1998 and December 30, 1998, in connection with the Special Committee's negotiation of the Original Merger Agreement and the Merger Agreement, respectively. See
" -- Background of the Merger."



     Robinson-Humphrey's December 30, 1998 valuation analyses were preliminary in nature and the Special Committee was advised by Robinson-Humphrey that its valuation process was ongoing and that further analysis would be required to enable Robinson-Humphrey to reach any conclusions as to the fairness of the $15.00 per share Cash Merger Consideration that might ultimately be accepted by the Special Committee.



     In preparing the presentation materials dated December 30, 1998, Robinson-Humphrey relied upon the accuracy and completeness of the financial information provided to it up to December 30, 1998 without independent verification. With respect to the financial forecasts of the Company, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Robinson-Humphrey's presentation materials dated December 30, 1998 outlining its valuation analyses did not constitute a fairness opinion and Robinson-Humphrey did not render an opinion, either orally or in writing, to the Special Committee on January 5, 1999 with respect to the fairness of the $15.00 per share Cash Merger Consideration to be received in the Merger by stockholders of the Company.



     The following is a summary of the presentation by Robinson-Humphrey of its valuation analyses dated December 30, 1998 to the Special Committee on January 5, 1999.



     Historical Stock Price Analysis. Robinson-Humphrey analyzed the prices at which the Common Stock of the Company traded subsequent to the Company's initial public offering on May 26, 1995 through December 28, 1998. Robinson-Humphrey observed that the all-time high price for the Common Stock was $51.69 on July 2, 1996, and the all-time low price for the Common Stock was $9.56 on January 27, 1998. During the period from January 2, 1998 through December 28, 1998, Robinson-Humphrey observed that 30.7% of the total trading in the shares of the Company were traded in a price range of $10.00 to $12.20 per share, 31.0% of the shares were traded in a price range of $12.20 to $14.40, 32.4% of the shares were traded in a price range of $14.40 to $16.60 per share and 5.9% were traded in a price range of $16.60 to $21.00 per share. During the period from July 27, 1998 to December 28, 1998, Robinson-Humphrey observed that 29.2% of the total trading in the shares of the Company were traded in a price range of $10.00 to $11.60 per share, 20.9% of the shares were traded in a price range of $11.60 to $13.20 per share, 14.4% of the shares were traded in a price range of $13.20 to $14.80 per share, 16.2% of the shares were traded in a price range of $14.80 to $16.40 per share, and 19.3% of the shares were traded in a price range of $16.40 to $18.00 per share.



     Based on the Cash Merger Consideration of $15.00 per share for the Company, Robinson-Humphrey calculated per share premiums of 47.2%, 45.5%, and 34.8% to the Company's closing stock prices at one trading day, one week, and four weeks prior to December 29, 1998, respectively.



     Comparable Public Company Analysis. Robinson-Humphrey reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and three groups of publicly traded companies. The "Dental Managed Care Companies" included in Robinson-Humphrey's comparable public company analysis were First Commonwealth, Inc., and Safeguard Health Enterprises, Inc. The "Dental Practice Management Companies" included in Robinson-Humphrey's comparable public company analysis were American Dental Partners, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Services Corporation, Monarch Dental Corporation, and Pentegra Dental Group, Inc. The "Multi-Market HMO Companies" included in Robinson-Humphrey's comparable public company analysis were Foundation Health Systems, Inc., Humana, Inc., Maxicare Health Plans, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., and United Healthcare Corp. Robinson-Humphrey noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the comparable public companies as of December 28, 1998, the most recent publicly available information for the various companies, and information concerning the projected financial results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values per share of the Company: current market price to (i) latest twelve months ("LTM") earnings per share, (ii) current earnings per share estimates of research analysts as provided by First Call

Investor Services, (iii) current earnings per share estimates of the Company's management and (iv) book value, and firm value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to (a) LTM revenues, (b) LTM earnings before interest and taxes ("EBIT"), and (c) LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA").



     Robinson-Humphrey averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.



     Robinson-Humphrey applied the valuation multiples for the group of Dental Managed Care Companies to the Company's: (i) LTM earnings per share, (ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts, (iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Dental Managed Care Companies, Robinson-Humphrey calculated a range of implied equity values from $2.42 per share to $13.00 per share, with an average implied equity value of $10.46 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the valuation multiples of the group of Dental Managed Care Companies to the financial results of the Company's dental managed care business and by applying the valuation multiples of the group of Dental Practice Management Companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average valuation multiples for the group of Dental Managed Care Companies to the Company's (i) projected 1998 and 1999 net income for the dental managed care business as estimated by the Company's management and (ii) LTM EBITDA for the dental managed care business, and the average valuation multiples for the group of Dental Practice Management Companies to the Company's (i) projected 1998 and 1999 net income for the dental practice management business as estimated by the Company's management and (ii) LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $7.45 per share to $13.20 per share, with an average implied equity value of $11.20 per share for the Company.



     In addition, Robinson-Humphrey applied the valuation multiples for the group of Multi-Market HMO Companies to the Company's (i) LTM earnings per share,
(ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts,
(iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Multi-Market HMO Companies, Robinson-Humphrey calculated a range of implied equity values from $12.56 per share to $33.88 per share, with an average implied equity value of $16.68 per share for the Company.



     Analysis of Selected Merger and Acquisition Transactions.
Robinson-Humphrey reviewed and analyzed 14 completed merger and acquisition transactions involving dental managed care companies since December 1994. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For each acquisition, Robinson-Humphrey calculated purchase price as a multiple of (i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT and
(iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for the selected merger and acquisition transactions involving dental managed care companies in order to apply these multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-

Humphrey calculated a range of implied equity values from $12.15 per share to $38.72 per share, with an average implied equity value of $18.06 per share for the Company.



     For the five merger and acquisition transactions involving dental managed care companies for which projected financial information at the time of the transaction was available, Robinson-Humphrey calculated transaction firm value as a multiple of (i) projected revenues, (ii) projected EBIT and (iii) projected EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving dental managed care companies in order to apply such multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $9.76 per share to $11.86 per share, with an average implied equity value of $11.00 per share for the Company.



     Robinson-Humphrey reviewed and analyzed the completed acquisition of United Dental Care, Inc. ("United Dental Care") by Protective Life Corporation. Robinson-Humphrey calculated purchase price as a multiple of (i) LTM earnings per share and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, (iii) LTM EBITDA, and (iv) members, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon the transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $8.97 per share to $46.09 per share, with an average implied equity value of $16.61 per share for the Company. Robinson-Humphrey also noted that the multiple of firm value to members in the United Dental Care acquisition implied an equity value of $12.03 per share for the Company.



     For the completed acquisition of United Dental Care, Robinson-Humphrey also calculated purchase price as a multiple of projected 1998 and 1999 earnings per share, transaction firm value as a multiple of projected 1998 and 1999 revenues, EBIT and EBITDA, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon these transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $7.02 per share to $24.18 per share, with an average implied equity value of $16.76 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the multiples for transactions involving dental managed care companies to the financial results for the Company's dental managed care business and by applying the multiples from 16 transactions involving dental practice management companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average transaction multiples for the transactions involving dental managed care companies to the Company's LTM revenues and LTM EBITDA for the dental managed care business and the average transaction multiples for the transactions involving dental practice management companies to the Company's LTM revenues and LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.77 per share to $20.87 per share, with an average implied equity value of $16.32 per share for the Company.



     In addition, Robinson-Humphrey reviewed and analyzed 35 pending and completed mergers and acquisitions involving HMO companies since March 1993. For each transaction, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving HMO companies in order to apply these multiples to the Company's values. Based upon the multiples from these selected transactions involving HMO companies, Robinson-Humphrey calculated a range of implied equity values from $10.84 per share to $28.91 per share, with an average implied equity value of $24.29 per share for the Company.



     For the eight transactions involving HMO companies that were publicly traded, Robinson-Humphrey calculated purchase price as a multiple of projected earnings per share, as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date, and calculated the implied transaction premiums one day, one week, and four weeks prior to the announcement date. Robinson-Humphrey averaged the transaction multiples and premiums paid for these selected transactions in order to apply these multiples to the Company's values. Based upon the average transaction multiples paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $19.15 per share to $21.16 per share, with an average implied equity value of $20.31 per share for the Company. Based upon the average premiums paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $12.64 per share to $13.93 per share, with an average implied equity value of $13.19 per share for the Company.



     Further, Robinson-Humphrey reviewed average and median transaction premiums and price to earnings multiples paid in corporate acquisitions in general occurring from 1992 through 1997. From the annual averages, Robinson-Humphrey calculated six-year average transaction premiums and price to earnings multiples in order to apply these premiums and multiples to the Company's values. Based upon these average price to earnings multiples, Robinson-Humphrey calculated a range of implied equity values from $19.96 per share to $26.00 per share, with an average implied equity value of $23.54 per share for the Company. Based upon these average transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $13.36 per share to $14.24 per share, with an average implied equity value of $13.81 per share for the Company.



     Transaction Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for 165 mergers and acquisitions of publicly traded companies with transaction values in the range of $100 million to $300 million during the period from July 24, 1997 to December 28, 1998. The average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 26.4%, 32.7%, and 39.6%, respectively. Based upon these transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $12.88 per share to $15.53 per share, with an average implied equity value of $14.03 per share for the Company.



     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using the Company's financial projections for 1999 through 2003 to estimate the net present equity value per share for the Company. Robinson-Humphrey calculated a range of net present values of the Company's free cash flows (defined as projected earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for 1999 through 2003 using discount rates ranging from 11% to 16%. Robinson-Humphrey calculated a range of net present values of the Company's terminal values using the same range of discount rates and multiples ranging from 6.0x to 12.0x projected 2003 EBIT and also using the same range of discount rates and multiples ranging from 5.0x to 9.0x projected 2003 EBITDA. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After adding the Company's cash and cash equivalents and deducting the Company's debt as of September 30, 1998, Robinson-Humphrey calculated a range of net present equity values for the Company of $10.28 per share to $27.12 per share based upon terminal values of EBIT multiples and a range of net present equity values for the Company of $9.76 per share to $23.29 per share based upon terminal values of EBITDA multiples. Using a mid-range discount rate of 13% and terminal value multiples of 8.0x projected 2003 EBIT and 6.5x projected 2003 EBITDA, Robinson-Humphrey calculated net present equity values for the Company of $16.35 per share and $15.17 per share, respectively.



     Analysis of Dental Health Development Corporation. On September 12, 1997, the Company, GTCR, and certain other parties invested in DHDC, a Delaware corporation which engages in the development of start-up dental facilities. Robinson-Humphrey analyzed and reviewed certain of the Company's commitments and options relating to DHDC. The Company has a commitment to provide $10.0 million of capital equipment funding for DentLease Inc. ("DentLease") over a 42 month period ending February 28, 2001. As of September 30, 1998, the Company had funded approximately $6.0 million of the $10.0 million DentLease funding commitment. The Company also has an option to redeem the outstanding shares of DHDC Series A Preferred Stock and Class A Common Stock held by GTCR, which would result in the redemption of certain purchase options that the GTCR Partnership has on 49% of the Company's 100% equity interest in

DHMI and on certain equipment held by DentLease, which the GTCR Partnership can exercise for nominal consideration (the "GTCR Option"). In order to redeem the GTCR Option, the Company must redeem the approximately $10 million of DHDC Series A Preferred Stock and Class A Common Stock beginning on February 28, 2001, and ending on September 12, 2004, at a price equal to the principal invested plus all accrued and unpaid dividends. Dividends on each share of DHDC Series A Preferred Stock accrue at a compound rate of 31% per annum beginning September 12, 1997, the date of the initial investment. Robinson-Humphrey estimated the cost to the Company of extinguishing its capital funding commitment and redeeming the GTCR Option to range from $0.75 per share to $2.21 per share of Common Stock. Robinson-Humphrey believed the cost to extinguish its capital funding commitment and redeeming the GTCR Option should be added to the Cash Merger Consideration in order to evaluate the total consideration to be received by the Company's stockholders in the Merger. Therefore, in assessing the fairness, from a financial point of view, of the Cash Merger Consideration to be received by the Company's stockholders in the Merger, Robinson-Humphrey considered the cost to extinguish its capital funding commitment and redeeming the GTCR Option in addition to the $15.00 per share in cash to be received by the Company's stockholders in the Merger.



     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey.



     In arriving at its opinion dated July 28, 1998 Robinson-Humphrey reviewed and analyzed: (i) the Original Merger Agreement, (ii) publicly available information concerning the Company which Robinson-Humphrey believed to be relevant to its inquiry, (iii) financial and operating information with respect to the business, operations, and prospects of the Company furnished to Robinson-Humphrey by the Company, (iv) the Dental Health Development Corporation Securities Purchase Agreement dated September 12, 1997, (v) a trading history of the Company's Common Stock from May 26, 1995 to July 24, 1998, and a comparison of that trading history with those of other companies which Robinson-Humphrey deemed relevant, (vi) a comparison of the historical financial results and present financial condition of the Company with those of other companies which were deemed relevant, (vii) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions which Robinson-Humphrey deemed relevant and (viii) certain historical data relating to acquisitions of publicly traded companies, including percentage premiums and price/earnings ratios paid in such acquisitions. In addition, Robinson-Humphrey held discussions with the management of the Company concerning its business, operations, assets, present condition, and future prospects, and undertook such other studies, analyses, and investigation as Robinson-Humphrey deemed appropriate.



     Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information used by Robinson-Humphrey in arriving at its opinion without independent verification. With respect to the financial forecasts of the Company, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Robinson-Humphrey did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. In addition, Robinson-Humphrey was not authorized to solicit, and did not solicit, any indications of interest from any third party with respect to the acquisition of all or any portion of the Company's business.



     Robinson-Humphrey's opinion was necessarily based upon market, economic, and other conditions as they may have existed and could be evaluated as of July 28, 1999. In connection with the preparation of its fairness opinion, Robinson-Humphrey performed certain financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by Robinson-Humphrey and deemed to be material, but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to the Company and no merger and acquisition transaction involved companies identical to the Company. An analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the values of companies to which the Company is being compared.



     Certain analyses performed by Robinson-Humphrey utilized financial forecasts for the Company based upon estimates published by equity research analysts in the investment community, including Robinson-Humphrey's equity research analyst.



     The following is a summary of the presentation by Robinson-Humphrey to the Special Committee and Board of Directors on July 27, 1998 in connection with its July 28, 1998 opinion.



     Historical Stock Price Analysis. Robinson-Humphrey analyzed the prices at which the Common Stock of the Company traded subsequent to the Company's initial public offering on May 26, 1995 through July 24, 1998. Robinson-Humphrey observed that the all-time high price for the Common Stock was $51.69 on July 2, 1996, and the all-time low price for the Common Stock was $9.56 on January 27, 1998. During the period from July 24, 1997 through July 24, 1998, Robinson-Humphrey observed that 18.9% of the total trading in the shares of the Company were traded in a price range of $9.00 to $12.80 per share, 43.5% of the shares were traded in a price range of $12.80 to $16.60, 7.9% of the shares were traded in a price range of $16.60 to $20.40 per share and 29.7% were traded in a price range of $20.40 to $28.00 per share. During the period from January 2, 1998 to July 24, 1998, Robinson-Humphrey observed that 10.0% of the total trading in the shares of the Company were traded in a price range of $9.00 to $11.40 per share, 43.8% of the shares were traded in a price range of $11.40 to $13.80 per share, 42.5% of the shares were traded in a price range of $13.80 to $16.20 per share, 3.1% of the shares were traded in a price range of $16.20 to $18.60 per share, and 0.6% of the shares were traded in a price range of $18.60 to $21.00 per share.



     Based on the Cash Merger Consideration of $18.00 per share for the Company, Robinson-Humphrey calculated per share premiums of 33.3%, 34.6%, and 22.0% to the Company's closing stock prices at one trading day, one week, and four weeks prior to the announcement date of the Merger, respectively.



     Comparable Public Company Analysis. Robinson-Humphrey reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and three groups of publicly traded companies. The "Dental Managed Care Companies" included in Robinson-Humphrey's comparable public company analysis were First Commonwealth, Inc., Safeguard Health Enterprises, Inc., and United Dental Care, Inc. The "Dental Practice Management Companies" included in Robinson-Humphrey's comparable public company analysis were American Dental Partners, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Services Corporation, Monarch Dental Corporation, and Pentegra Dental Group, Inc. The "Multi-Market HMO Companies" included in Robinson-Humphrey's comparable public company analysis were Foundation Health Systems, Inc., Humana, Inc., Maxicare Health Plans, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., and United Healthcare Corp. Robinson-Humphrey noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the comparable public companies as of July 24,


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


1998, the most recent publicly available information for the various companies, and information concerning the projected financial results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values per share of the Company: current market price to (i) latest twelve months ("LTM") earnings per share, (ii) current earnings per share estimates of research analysts as provided by First Call Investor Services, (iii) current earnings per share estimates of the Company's management and (iv) book value, and firm value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to (a) LTM revenues, (b) LTM earnings before interest and taxes ("EBIT"), and (c) LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA").



     Robinson-Humphrey averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.



     Robinson-Humphrey applied the valuation multiples for the group of Dental Managed Care Companies to the Company's: (i) LTM earnings per share, (ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts, (iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Dental Managed Care Companies, Robinson-Humphrey calculated a range of implied equity values from $5.23 per share to $20.22 per share, with an average implied equity value of $13.42 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the valuation multiples of the group of Dental Managed Care Companies to the financial results of the Company's dental managed care business and by applying the valuation multiples of the group of Dental Practice Management Companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average valuation multiples for the group of Dental Managed Care Companies to the Company's (i) projected 1998 and 1999 net income for the dental managed care business as estimated by the Company's management and (ii) LTM EBITDA for the dental managed care business, and the average valuation multiples for the group of Dental Practice Management Companies to the Company's (i) projected 1998 and 1999 net income for the dental practice management business as estimated by the Company's management and (ii) LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.63 per share to $18.83 per share, with an average implied equity value of $14.84 per share for the Company.



     In addition, Robinson-Humphrey applied the valuation multiples for the group of Multi-Market HMO Companies to the Company's (i) LTM earnings per share,
(ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts,
(iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Multi-Market HMO Companies, Robinson-Humphrey calculated a range of implied equity values from $1.31 per share to $35.24 per share, with an average implied equity value of $19.66 per share for the Company.



     Analysis of Selected Merger and Acquisition Transactions. Robinson-Humphrey reviewed and analyzed 14 pending and completed merger and acquisition transactions involving dental managed care companies since December 1994. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For


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


each acquisition, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for the selected merger and acquisition transactions involving dental managed care companies in order to apply these multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $12.42 per share to $37.38 per share, with an average implied equity value of $18.73 per share for the Company.



     For the five merger and acquisition transactions involving dental managed care companies for which projected financial information at the time of the transaction was available, Robinson-Humphrey calculated transaction firm value as a multiple of (i) projected revenues, (ii) projected EBIT and (iii) projected EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving dental managed care companies in order to apply such multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $8.85 per share to $12.43 per share, with an average implied equity value of $11.19 per share for the Company.



     Robinson-Humphrey reviewed and analyzed the pending acquisition of United Dental Care, Inc. ("United Dental Care") by Protective Life Corporation. Robinson-Humphrey calculated purchase price as a multiple of (i) LTM earnings per share and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, (iii) LTM EBITDA, and (iv) members, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon the transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $9.19 per share to $57.39 per share, with an average implied equity value of $20.33 per share for the Company. Robinson-Humphrey also noted that the multiple of firm value to members in the United Dental Care acquisition implied an equity value of $14.06 per share for the Company.



     For the pending acquisition of United Dental Care, Robinson-Humphrey also calculated purchase price as a multiple of projected 1998 and 1999 earnings per share, transaction firm value as a multiple of projected 1998 and 1999 revenues, EBIT and EBITDA, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon these transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $10.35 per share to $29.37 per share, with an average implied equity value of $20.35 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the multiples for transactions involving dental managed care companies to the financial results for the Company's dental managed care business and by applying the multiples from 14 transactions involving dental practice management companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average transaction multiples for the transactions involving dental managed care companies to the Company's LTM revenues and LTM EBITDA for the dental managed care business and the average transaction multiples for the transactions involving dental practice management companies to the Company's LTM revenues and LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.97 per share to $22.39 per share, with an average implied equity value of $17.18 per share for the Company.



     In addition, Robinson-Humphrey reviewed and analyzed 34 pending and completed mergers and acquisitions involving HMO companies since March 1993. For each transaction, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving HMO companies in order to apply these multiples to the Company's values. Based upon the multiples from these selected transactions involving HMO companies, Robinson-Humphrey calculated a range of implied equity values from $10.93 per share to $30.35 per share, with an average implied equity value of $24.99 per share for the Company.



     For the eight transactions involving HMO companies that were publicly traded, Robinson-Humphrey calculated purchase price as a multiple of projected earnings per share, as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date, and calculated the implied transaction premiums one day, one week, and four weeks prior to the announcement date. Robinson-Humphrey averaged the transaction multiples and premiums paid for these selected transactions in order to apply these multiples to the Company's values. Based upon the average transaction multiples and premiums paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $16.44 per share to $22.04 per share, with an average implied equity value of $18.74 per share for the Company.



     Further, Robinson-Humphrey reviewed average and median transaction premiums and price to earnings multiples paid in corporate acquisitions in general occurring from 1992 through 1996. From the annual averages, Robinson-Humphrey calculated five-year average transaction premiums and price to earnings multiples in order to apply these premiums and multiples to the Company's values. Based upon these average transaction premiums and price to earnings multiples, Robinson-Humphrey calculated a range of implied equity values from $17.47 per share to $27.43 per share, with an average implied equity value of $21.20 per share for the Company.



     Transaction Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for 141 mergers and acquisitions of publicly traded companies with transaction values in the range of $100 million to $300 million during the period from July 24, 1997 to July 24, 1998. The average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 23.8%, 29.9%, and 37.3%, respectively. Based upon these transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $16.40 per share to $20.25 per share, with an average implied equity value of $18.01 per share for the Company.



     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using the Company's financial projections for 1999 through 2003 to estimate the net present equity value per share for the Company. Robinson-Humphrey calculated a range of net present values of the Company's free cash flows (defined as projected earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for 1999 through 2003 using discount rates ranging from 11% to 16%. Robinson-Humphrey calculated a range of net present values of the Company's terminal values using the same range of discount rates and multiples ranging from 6.0x to 12.0x projected 2003 EBIT and also using the same range of discount rates and multiples ranging from 5.0x to 9.0x projected 2003 EBITDA. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After adding the Company's cash and cash equivalents and deducting the Company's debt as of June 30, 1998, Robinson-Humphrey calculated a range of net present equity values for the Company of $11.44 per share to $29.22 per share based upon terminal values of EBIT multiples and a range of net present equity values for the Company of $10.78 per share to $24.93 per share based upon terminal values of EBITDA multiples. Using a mid-range discount rate of 13% and terminal value multiples of 8.0x projected 2003 EBIT and 6.5x projected 2003 EBITDA, Robinson-Humphrey calculated net present equity values for the Company of $17.84 per share and $16.44 per share, respectively.



     Analysis of Dental Health Development Corporation. On September 12, 1997, the Company, GTCR, and certain other parties invested in DHDC, a Delaware corporation which engages in the development of start-up dental facilities. Robinson-Humphrey analyzed and reviewed certain of the Company's commitments and options relating to DHDC. The Company has a commitment to provide $10.0 million of capital equipment funding for DentLease Inc. ("DentLease") over a 42 month period ending February 28, 2001. As of June 30, 1998, the Company had funded approximately $6.0 million of the $10.0 million DentLease funding commitment. The Company also has an option to redeem the outstanding shares of DHDC Series A

Preferred Stock and Class A Common Stock held by GTCR, which would result in the redemption of certain purchase options that the GTCR Partnership has on 49% of the Company's 100% equity interest in DHMI and on certain equipment held by DentLease, which the GTCR Partnership can exercise for nominal consideration (the "GTCR Option"). In order to redeem the GTCR Option, the Company must redeem the approximately $10 million of DHDC Series A Preferred Stock and Class A Common Stock beginning on February 28, 2001, and ending on September 12, 2004, at a price equal to the principal invested plus all accrued and unpaid dividends. Dividends on each share of DHDC Series A Preferred Stock accrue at a compound rate of 31% per annum beginning September 12, 1997, the date of the initial investment. Robinson-Humphrey estimated the cost to the Company of extinguishing its capital funding commitment and redeeming the GTCR Option to range from $0.75 per share to $2.08 per share of Common Stock. Robinson-Humphrey believed the cost to extinguish its capital funding commitment and redeeming the GTCR Option should be added to the Cash Merger Consideration in order to evaluate the total consideration to be received by the Company's stockholders in the Merger. Therefore, in assessing the fairness, from a financial point of view, of the Cash Merger Consideration to be received by the Company's stockholders in the Merger, Robinson-Humphrey considered the cost to extinguish its capital funding commitment and redeeming the GTCR Option in addition to the $18.00 per share in cash to be received by the Company's stockholders in the Merger.



     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey.



     As discussed under "-- Background of the Merger", Robinson-Humphrey provided the Special Committee with presentation materials outlining its valuation analyses on July 21, 1998. Robinson-Humphrey's July 21, 1998 valuation analyses were preliminary in nature and the Special Committee was advised by Robinson-Humphrey that its valuation process was ongoing and that further analysis would be required to enable Robinson-Humphrey to reach any conclusions as to the fairness of the price, if any, that might ultimately be acceptable to the Equity Investors and the Special Committee. Robinson-Humphrey indicated that further negotiations with the Equity Investors were possible.



     In preparing the July 21, 1998 presentation materials, Robinson-Humphrey relied upon the accuracy and completeness of the financial information provided to it up to July 21, 1998 without independent verification. With respect to the financial forecasts of the Company, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Robinson-Humphrey's July 21, 1998 presentation materials outlining its valuation analyses did not constitute a fairness opinion and Robinson-Humphrey did not render an opinion, either orally or in writing on July 21, 1998 with respect to the fairness of any Cash Merger Consideration to be received in the Merger by stockholders of the Company.



     The following is a summary of the presentation by Robinson-Humphrey to the Special Committee on July 21, 1998.



     Historical Stock Price Analysis. Robinson-Humphrey analyzed the prices at which the Common Stock of the Company traded subsequent to the Company's initial public offering on May 26, 1995 through July 17, 1998. Robinson-Humphrey observed that the all-time high price for the Common Stock was $51.69 on July 2, 1996, and the all-time low price for the Common Stock was $9.56 on January 27, 1998. During the period from July 15, 1997 through July 15, 1998, Robinson-Humphrey observed that 18.8% of the total trading in the shares of the Company were traded in a price range of $9.00 to $12.80 per share, 42.4% of the shares were traded in a price range of $12.80 to $16.60, 8.8% of the shares were traded in a price range of $16.60 to $20.40 per share and 30.0% were traded in a price range of $20.40 to $28.00 per share. During the period from January 2, 1998 to July 15, 1998, Robinson-Humphrey observed that 10.1% of the total trading in the shares of the Company were traded in a price range of $9.00 to $11.40 per share, 43.3% of the shares were traded in a price range of $11.40 to $13.80 per share, 42.8% of the shares were traded in a price range of $13.80 to $16.20 per share, 3.2% of the shares were traded in a price range of $16.20 to $18.60 per share, and 0.6% of the shares were traded in a price range of $18.60 to $21.00 per share.

     Based on the proposed Cash Merger Consideration of $17.50 per share for the Company, Robinson-Humphrey calculated per share premiums of 29.6%, 16.7%, and 32.1% to the Company's closing stock prices at one trading day, one week, and four weeks prior to July 18, 1998, respectively.



     Comparable Public Company Analysis. Robinson-Humphrey reviewed and compared certain publicly available financial, operating, and market valuation data for the Company and three groups of publicly traded companies. The "Dental Managed Care Companies" included in Robinson-Humphrey's comparable public company analysis were First Commonwealth, Inc., Safeguard Health Enterprises, Inc., and United Dental Care, Inc. The "Dental Practice Management Companies" included in Robinson-Humphrey's comparable public company analysis were American Dental Partners, Inc., Birner Dental Management Services, Inc., Castle Dental Centers, Inc., Coast Dental Services, Inc., Dental Care Alliance, Inc., Gentle Dental Services Corporation, Monarch Dental Corporation, and Pentegra Dental Group, Inc. The "Multi-Market HMO Companies" included in Robinson-Humphrey's comparable public company analysis were Foundation Health Systems, Inc., Humana, Inc., Maxicare Health Plans, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., Pacificare Health Systems, Inc., and United Healthcare Corp. Robinson-Humphrey noted that none of the comparable public companies were identical to the Company and that, accordingly, the analysis of the comparable public companies necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the comparable public companies as of July 17, 1998, the most recent publicly available information for the various companies, and information concerning the projected financial results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values per share of the Company: current market price to (i) latest twelve months ("LTM") earnings per share, (ii) current earnings per share estimates of research analysts as provided by First Call Investor Services, (iii) current earnings per share estimates of the Company's management and (iv) book value, and firm value (defined as equity value plus debt and preferred stock minus cash and marketable securities) to (a) LTM revenues, (b) LTM earnings before interest and taxes ("EBIT"), and (c) LTM earnings before interest, taxes, depreciation, and amortization ("EBITDA").



     Robinson-Humphrey averaged the multiples of the publicly traded comparable companies in order to apply these multiples to the Company's values. To accurately reflect average values for statistical purposes, Robinson-Humphrey excluded certain outlying values that differed from the relative groupings of the other values. Robinson-Humphrey believed that these outlying values for certain companies reflect temporary market aberrations that can skew mean values.



     Robinson-Humphrey applied the valuation multiples for the group of Dental Managed Care Companies to the Company's: (i) LTM earnings per share, (ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts, (iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Dental Managed Care Companies, Robinson-Humphrey calculated a range of implied equity values from $5.34 per share to $20.29 per share, with an average implied equity value of $13.46 per share for the Company.



     Robinson-Humphrey also calculated a range of implied equity values for the Company by applying the valuation multiples of the group of Dental Managed Care Companies to the financial results of the Company's dental managed care business and by applying the valuation multiples of the group of Dental Practice Management Companies to the financial results for the Company's dental practice management business. Robinson-Humphrey then added the valuations derived for each segment of the Company's business to derive a range of implied equity values for the Company. Robinson-Humphrey applied the average valuation multiples for the group of Dental Managed Care Companies to the Company's (i) projected 1998 and 1999 net income for the dental managed care business as estimated by the Company's management and (ii) LTM EBITDA for the dental managed care business, and the average valuation multiples for the group of Dental Practice Management Companies to the Company's (i) projected 1998 and 1999 net income for the dental practice management business as estimated by the Company's management and
(ii) LTM EBITDA for the dental practice management business. Based upon this valuation approach, Robinson-Humphrey calculated a range of implied equity values from $11.85 per share to $18.98 per share, with an average implied equity value of $15.07 per share for the Company.



     In addition, Robinson-Humphrey applied the valuation multiples for the group of Multi-Market HMO Companies to the Company's (i) LTM earnings per share,
(ii) projected 1998 and 1999 earnings per share as estimated by Robinson-Humphrey's equity research analyst and other equity research analysts,
(iii) projected 1998 and 1999 earnings per share as estimated by the Company's management, (iv) book value, (v) LTM revenues, (vi) LTM EBIT, and (vii) LTM EBITDA. Based upon the average valuation multiples for the group of Multi-Market HMO Companies, Robinson-Humphrey calculated a range of implied equity values from $1.74 per share to $40.23 per share, with an average implied equity value of $21.83 per share for the Company.



     Analysis of Selected Merger and Acquisition Transactions. Robinson-Humphrey reviewed and analyzed 14 pending and completed merger and acquisition transactions involving dental managed care companies since December 1994. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies reviewed and other factors that would effect the acquisition values of comparable transactions. For each acquisition, Robinson-Humphrey calculated purchase price as a multiple of (i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT and
(iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for the selected merger and acquisition transactions involving dental managed care companies in order to apply these multiples to the Company's values. Based upon the average multiples from these selected transactions involving dental managed care companies, Robinson-Humphrey calculated a range of implied equity values from $11.81 per share to $35.89 per share, with an average implied equity value of $18.70 per share for the Company.



     Robinson-Humphrey reviewed and analyzed the pending acquisition of United Dental Care, Inc. ("United Dental Care") by Protective Life Corporation. Robinson-Humphrey calculated purchase price as a multiple of (i) LTM earnings per share and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, (iii) LTM EBITDA, and (iv) members, and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon the transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $8.83 per share to $57.50 per share, with an average implied equity value of $18.80 per share for the Company. Robinson-Humphrey also noted that the multiple of firm value to members in the United Dental Care acquisition implied an equity value of $14.63 per share for the Company.



     For the pending acquisition of United Dental Care, Robinson-Humphrey also calculated purchase price as a multiple of projected 1998 and 1999 earnings per share and calculated the transaction premiums one day, one week, and four weeks prior to the announcement date of the transaction. Based upon these transaction multiples and premiums paid in the United Dental Care acquisition, Robinson-Humphrey calculated a range of implied equity values from $16.27 per share to $23.40 per share, with an average implied equity value of $20.84 per share for the Company.



     In addition, Robinson-Humphrey reviewed and analyzed 34 pending and completed mergers and acquisitions involving HMO companies since March 1993. For each transaction, Robinson-Humphrey calculated purchase price as a multiple of
(i) LTM net income and (ii) book value, and transaction firm value as a multiple of (i) LTM revenues, (ii) LTM EBIT, and (iii) LTM EBITDA. Robinson-Humphrey averaged the multiples for these selected merger and acquisition transactions involving HMO companies in order to apply these multiples to the Company's values. Based upon the multiples from these selected transactions involving HMO companies, Robinson-Humphrey calculated a range of implied equity values from $10.37 per share to $30.23 per share, with an average implied equity value of $24.78 per share for the Company.

     For the eight transactions involving HMO companies that were publicly traded, Robinson-Humphrey calculated purchase price as a multiple of projected earnings per share, as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date, and calculated the implied transaction premiums one day, one week, and four weeks prior to the announcement date. Robinson-Humphrey averaged the transaction multiples and premiums paid for these selected transactions in order to apply these multiples to the Company's values. Based upon the average transaction multiples and premiums paid in these selected transactions involving publicly traded HMO companies, Robinson-Humphrey calculated a range of implied equity values from $16.59 per share to $22.04 per share, with an average implied equity value of $18.83 per share for the Company.



     Further, Robinson-Humphrey reviewed average and median transaction premiums and price to earnings multiples paid in corporate acquisitions in general occurring from 1992 through 1996. From the annual averages, Robinson-Humphrey calculated five-year average transaction premiums and price to earnings multiples in order to apply these premiums and multiples to the Company's values. Based upon these average transaction premiums and price to earnings multiples, Robinson-Humphrey calculated a range of implied equity values from $17.80 per share to $28.11 per share, with an average implied equity value of $21.67 per share for the Company.



     Transaction Premiums Analysis. Robinson-Humphrey analyzed the premiums paid for 143 mergers and acquisitions of publicly traded companies with transaction values in the range of $100 million to $300 million during the period from July 15, 1997 to July 15, 1998. The average premiums paid over the target stock prices one trading day prior to the announcement date, one week prior to the announcement date, and four weeks prior to the announcement date were 23.3%, 29.3%, and 36.9%, respectively. Based upon these transaction premiums, Robinson-Humphrey calculated a range of implied equity values from $16.65 per share to $19.40 per share, with an average implied equity value of $18.06 per share for the Company.



     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using the Company's financial projections for 1999 through 2003 to estimate the net present equity value per share for the Company. Robinson-Humphrey calculated a range of net present values of the Company's free cash flows (defined as projected earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for 1999 through 2003 using discount rates ranging from 10% to 15%. Robinson-Humphrey calculated a range of net present values of the Company's terminal values using the same range of discount rates and multiples ranging from 6.0x to 11.0x projected 2003 EBIT and also using the same range of discount rates and multiples ranging from 5.0x to 8.0x projected 2003 EBITDA. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After adding the Company's cash and cash equivalents and deducting the Company's debt as of March 31, 1998, Robinson-Humphrey calculated a range of net present equity values for the Company of $12.10 per share to $28.28 per share based upon terminal values of EBIT multiples and a range of net present equity values for the Company of $11.42 per share to $23.47 per share based upon terminal values of EBITDA multiples. Using a mid-range discount rate of 12% and terminal value multiples of 8.0x projected 2003 EBIT and 6.5x projected 2003 EBITDA, Robinson-Humphrey calculated net present equity values for the Company of $18.81 per share and $17.34 per share, respectively.



     Analysis of Dental Health Development Corporation. On September 12, 1997, the Company, GTCR, and certain other parties invested in DHDC, a Delaware corporation which engages in the development of start-up dental facilities. Robinson-Humphrey analyzed and reviewed certain of the Company's commitments and options relating to DHDC. The Company has a commitment to provide $10.0 million of capital equipment funding for DentLease Inc. ("DentLease") over a 42 month period ending February 28, 2001. The Company also has an option to redeem the outstanding shares of DHDC Series A Preferred Stock and Class A Common Stock held by GTCR, which would result in the redemption of certain purchase options that the GTCR Partnership has on 49% of the Company's 100% equity interest in DHMI and on certain equipment held by DentLease, which the GTCR Partnership can exercise for nominal consideration (the "GTCR Option"). In order to redeem the GTCR Option, the Company must redeem the approximately $10 million of DHDC Series A Preferred Stock and Class A Common Stock beginning on February 28, 2001, and ending on September 12, 2004, at a price equal to the principal invested plus all accrued and unpaid dividends. Dividends on each share of DHDC Series A Preferred Stock accrue at a compound rate of 31% per annum beginning September 12, 1997, the date of the initial investment. Robinson-Humphrey estimated the cost to the Company of extinguishing its capital funding commitment and redeeming the GTCR Option to range from $0.75 per share to $2.58 per share of Common Stock. Robinson-Humphrey believed the cost to extinguish its capital funding commitment and redeeming the GTCR Option should be added to the Cash Merger Consideration in order to evaluate the total consideration to be received by the Company's stockholders in the Merger. Therefore, in assessing the fairness, from a financial point of view, of the Cash Merger Consideration to be received by the Company's stockholders in the Merger, Robinson-Humphrey considered the cost to extinguish its capital funding commitment and redeeming the GTCR Option in addition to the proposed $17.50 per share in cash to be received by the Company's stockholders in the Merger.



     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey.


PURPOSE AND REASONS OF THE INVESTOR GROUP FOR THE MERGER


     The purpose of the Investor Group for engaging in the transactions contemplated by the Merger Agreement is to acquire 100% ownership of the Company. The Investor Group believes that as a private company CompDent will have greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. This assessment by the Investor Group is based upon publicly available information regarding the Company, the Investor Group's due diligence investigation of the Company, and the Investor Group's experience in investing in companies in the dental managed care industry. The Investor Group determined that it was an appropriate time to make their proposal to the Company to engage in the transactions contemplated by the Merger Agreement based on recent developments in the dental benefits industry and the competitive position of the Company. The Investor Group did not consider any alternatives with respect to the Company other than an acquisition of 100% of the outstanding shares of the Company's capital stock. While the Investor Group believes that there will be significant opportunities associated with its investment in the Company, there are also substantial risks that such opportunities may not be fully realized.



     As a result of the Merger, the TA Fund will acquire, for an investment of up to approximately $40,614,359, approximately 44.65% of the equity interest in the Company; the GTCR Partnership will acquire, for an investment of up to approximately $25,289,153 and a contribution of its equity interest in DHDC with an agreed upon value of approximately $15,325,206 (assuming a March 31, 1999 closing date), which the Company believes approximates fair market value, approximately 44.65% of the equity interest in the Company; the NMS Partnership will acquire, following the exchange of shares of Common Stock with an agreed total value of $2,236,245 and an investment of up to approximately $733,537, approximately 3.27% of the equity interest in the Company; the Management Sponsors will acquire, following the exchange of shares of Common Stock with an agreed total value of $3.0 million for shares of common stock and Convertible Preferred Stock of the Surviving Corporation, approximately 3.30% of the equity interest in the Company, the Other Management Investors will acquire, for an investment of up to approximately $255,000, approximately 0.28% of the equity interest in the Company; and the Other Investors will acquire, following the exchange of shares of Common Stock with an agreed total value of $3,499,500 for shares of common stock and Convertible Preferred Stock of the Surviving Corporation, approximately 3.85% of the equity interest in the Company. A portion of the Investor Group's investment in the Acquiror will result from the exchange of CompDent Common Stock for securities of the Surviving Corporation so that the transaction may be accounted for as a recapitalization for accounting purposes. Certain members of the Management Group and the Other Investors will also receive the Cash Merger Consideration for the remainder of their investment in the Company on the same terms as other stockholders and will receive a cash payment for the aggregate unrealized value of their outstanding stock options.

POSITION OF THE INVESTOR GROUP AS TO FAIRNESS OF THE MERGER

     Each member of the Investor Group has considered the analyses and findings of the Special Committee and the Board (described in detail in "-- The Special Committee's and the Board's Recommendation") with respect to the fairness of the Merger to the Public Stockholders of the Company. As of the date of this Proxy Statement, each member of the Investor Group adopts the analyses and findings of the Special Committee and the Board with respect to the fairness of the Merger and believes that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and in the best interests of the Company's Public Stockholders; provided that no opinion is expressed as to the fairness to any stockholder making an investment in the Surviving Corporation. No member of the Investor Group makes any recommendation as to how the Company's stockholders should vote on the Merger Agreement. The Equity Investors and the Other Investors have financial interests in the Merger and the members of the Management Group have financial and employment interests in the Merger. See
" -- Conflicts of Interest."

CONFLICTS OF INTEREST

     In considering the recommendations of the Board with respect to the Merger, stockholders should be aware that certain officers and directors of CompDent, as well as certain investors in CompDent, have interests in connection with the Merger which may present them with actual or potential conflicts of interest as summarized below. The Special Committee and the Board were aware of these interests and considered them among the other matters described under " -- The Special Committee's and the Board's Recommendation." The Special Committee considered the Management Group's conflicts of interest to be a negative factor in its determination that the Merger is fair and in the best interests of the Public Stockholders, even though the compensation and benefits payable to members of the Management Group are intended to provide a substantially equivalent amount of compensation and benefits as they are currently entitled to receive from the Company.

     Post-Merger Ownership and Control of the Surviving Corporation. It is anticipated that immediately after the Merger the following individuals and entities will beneficially own the number of shares of common stock and the number of shares of Convertible Preferred Stock of the Surviving Corporation shown in the following table.


                                                                          NUMBER OF SHARES OF     PERCENTAGE OF
                                 NUMBER OF SHARES      PERCENTAGE OF          CONVERTIBLE          CONVERTIBLE
                                 OF COMMON STOCK        COMMON STOCK        PREFERRED STOCK      PREFERRED STOCK
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED   BENEFICIALLY OWNED   BENEFICIALLY OWNED    BENEFICIALLY OWNED
------------------------        ------------------   ------------------   -------------------   ------------------
Golder, Thoma, Cressey, Rauner
  Fund V, L.P.................      3,359,868              39.97                38,528                44.80
GTCR Associates V, L.P........          5,870                .07                    67                  .08
TA/Advent VIII L.P............      2,709,008              32.23                31,064                36.12
Advent Atlantic and Pacific
  III.........................        559,204               6.65                 6,412                 7.46
TA Executives Fund LLC........         43,344                .52                   497                  .58
TA Investors LLC..............         54,182                .64                   621                  .72
NMS Capital, L.P..............        246,274               2.93                 2,824                 3.28
David R. Klock................        320,812               3.82                 1,328                 1.54
Phyllis A. Klock..............        306,433               3.65                 1,335                 1.55
Bruce A. Mitchell.............        100,000               1.19                    --                   --
Keith J. Yoder................        110,000               1.31                    --                   --
William G. Jens, Jr...........         30,000                .36                    --                   --
Other members of the Other
  Management Investors
  Group.......................        270,000               3.22                    --                   --
The Kaufmann Fund.............        248,612               2.96                 2,851                 3.32
Roger B. Kafker...............         28,590                .34                   328                  .38
Richard D. Tadler.............          4,972                .06                    57                  .07
Jane Broderick................            373                  *                     4                    *
Jonathan Goldstein............          7,458                .09                    86                  .10


---------------


* less than one hundred of one percent

     Following consummation of the Merger, the members of the Management Group will continue as the executive officers of the Surviving Corporation, and David Klock and Phyllis Klock will serve on the Board of Directors of the Surviving Corporation. It is anticipated that the Board of Directors of the Surviving Corporation will consist of eleven members and will be comprised of David Klock, Phyllis Klock, Donald Edwards (as one of up to three designees of the GTCR Partnership), Roger Kafker (as one of up to three designees of the TA Fund), and up to three outside directors to be determined at a later time.


     Upon the occurrence of certain events, the holders of Convertible Preferred Stock will have the right to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock, $.01 par value, of the Surviving Corporation (the "Perpetual Preferred Stock") and common stock of the Surviving Corporation. For a description of the Convertible Preferred Stock and the Perpetual Preferred Stock, see "The Merger -- Terms of the Merger
Agreement -- Description of the Convertible Preferred Stock and the Perpetual Preferred Stock." It is anticipated that the following individuals and entities would beneficially own the number of shares of common stock and the number of shares of Perpetual Preferred Stock of the Surviving Corporation shown in the following table following a conversion of the Convertible Preferred Stock (assuming that the table above accurately reflects the beneficial ownership of common stock and Convertible Preferred Stock of the Surviving Corporation by such individuals and entities on the date of conversion and, in the case of the percentages provided below, that no additional shares of common stock or Perpetual Preferred Stock other than those which will be issued upon consummation of the Merger and that are described herein have been issued at the time of conversion):


                                                                          NUMBER OF SHARES OF     PERCENTAGE OF
                                 NUMBER OF SHARES      PERCENTAGE OF           PERPETUAL            PERPETUAL
                                 OF COMMON STOCK        COMMON STOCK        PREFERRED STOCK      PREFERRED STOCK
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED   BENEFICIALLY OWNED   BENEFICIALLY OWNED    BENEFICIALLY OWNED
------------------------        ------------------   ------------------   -------------------   ------------------
Golder, Thoma, Cressey, Rauner
  Fund V, L.P.................      4,031,842              40.71                38,528                44.40
GTCR Associates V.............          7,044                .07                    67                  .08
TA/Advent VIII L.P............      3,250,810              32.82                31,064                36.12
Advent Atlantic and Pacific
  III.........................        671,045               6.77                 6,412                 7.46
TA Executives Fund LLC........         52,013                .53                   497                  .58
TA Investors LLC..............         65,018                .66                   621                  .72
NMS Capital, L.P..............        295,528               2.98                 2,824                 3.28
David R. Klock................        343,974               3.47                 1,328                 1.54
Phyllis A. Klock..............        329,720               3.33                 1,335                 1.55
Bruce A. Mitchell.............        100,000               1.01                    --                   --
Keith J. Yoder................        110,000               1.11                    --                   --
William G. Jens, Jr...........         30,000                .30                    --                   --
Other members of the Other
  Management Investors
  Group.......................        270,000               2.71                    --                   --
The Kaufman Fund..............        298,334               3.01                 2,851                 3.32
Roger B. Kafker...............         34,308                .35                   328                  .38
Richard D. Tadler.............          5,967                .06                    57                  .07
Jane Broderick................            448                  *                     4                    *
Jonathan Goldstein............          8,950                .09                    86                  .10
* less than one hundreth of
  one percent.



     The Management Group. It is anticipated that the Other Management Investors will executed demand promissory notes in favor of the Surviving Corporation as consideration for the shares of common stock of the Surviving Corporation which they will receive pursuant to the Merger. After consummation of the Merger, members of the Management Group will own shares of Convertible Preferred Stock and/or common stock of the Surviving Corporation and/or options to purchase shares of common stock of the Surviving Corporation, representing
approximately      % of such shares expected to be then issued and outstanding
(assuming exercise of such options). Certain of these Shares will be subject to vesting restrictions. Shares of Common

Stock held by the Management Group that are not exchanged will be converted into the right to receive the same Cash Merger Consideration as shares of Common Stock held by other stockholders of the Company. The Surviving Corporation will also reserve for issuance, pursuant to future grants of additional options, shares of common stock of the Surviving Corporation representing 3% of the common equity of the Surviving Corporation. It is contemplated that members of the Management Group will receive a substantial portion of such option grants.


     Cash Payments to Management Group and Other Investors. At the closing of the Merger, all outstanding options to purchase Common Stock which are vested will be cashed out in accordance with the terms of the Merger Agreement. All options that are not vested will be canceled in accordance with their terms or the applicable option plan. See "THE MERGER -- Cash-Out of CompDent Stock
Options." As of February   , 1999, there were vested options outstanding to
purchase an aggregate of             shares of Common Stock, of which
            have an exercise price per share of less than $15.00. The following table sets forth information as of the date of this Proxy Statement as to the shares of Common Stock and the options to purchase shares of Common Stock held by members of the Management Group for which cash payments will be received upon consummation of the Merger.


                                                                                AMOUNT OF CASH TO
                                                        SHARES NOT               BE RECEIVED FOR
INVESTOR GROUP MEMBER                                    EXCHANGED              SHARES EXCHANGED
---------------------                                   ----------              -----------------


                                                                                  TOTAL AMOUNT OF
                                                          SHARES                CASH TO BE RECEIVED
                                                        UNDERLYING               UPON CONSUMMATION
INVESTOR GROUP MEMBER                                  STOCK OPTIONS               OF THE MERGER
---------------------                                  -------------            -------------------


     Grant of New Options to the Management Group. The Board of Directors of the Surviving Corporation will reserve shares of common stock representing 2.5% of the common equity of the Surviving Corporation on a fully converted basis for the grant of stock options (the "New Options") to certain employees. The New Options are currently expected to either vest in equal portions annually over five years following the date of grant. The New Options are subject to a number of other conditions.

     The New Options will be granted as follows:

     - the Management Group will receive between      % and      % of the New
       Options upon consummation of the Merger;

     - other key employees of the Company will receive approximately      % of
       the remaining New Options upon consummation of the Merger; and

     - the approximately      % of the remaining New Options will remain
       available for grant to future employees of CompDent.

     No determination has yet been made as to the number of New Options to be granted to any individual.

     "Change in Control" Payments to the Management Group. The consummation of the Merger will constitute a "change in control" of the Company triggering certain continuation bonus payment obligations pursuant to the terms of the respective employment agreements between the Company and each of David R. Klock and Phyllis A. Klock. It is proposed that each such individual waive any rights and forego any continuation bonus payments that such individual may have under his or her current employment agreement or that he or she might otherwise be entitled to upon a "change in control" of the Company in consideration of payments which would be received pursuant to the new employment agreements described below. If they do not agree to forego such payments, then David R. Klock and Phyllis A. Klock would be entitled to receive, among other compensation and benefits, $1,000,000 and $750,000, respectively, under their current employment agreements upon the occurrence of a "change in control" if they agree (i) to remain employed by the Company until the first anniversary of the consummation of the "change in control" and (ii) to be bound for an extended period of time by certain noncompetition provisions and (iii) provide certain consulting services to the Company. In addition, certain other members of the Management Group would be entitled to severance payments pursuant to the their respective employment agreements with the Company upon an involuntary termination of employment following a "change in control". Because the Merger will constitute a "change in control," it is proposed that each of these members agree to amend their employment agreements to remove their respective "change in control" provisions. Final negotiation of the terms of the Management Group's employment following the Merger, including the proposed waiver of their "change of control" payments, has not occurred as of the mailing date of this proxy statement.



     New Employment Agreements with the Management Sponsors. It has been proposed that the employment agreements that the Management Sponsors currently have with the Company be terminated upon consummation of the Merger, at which time, the Management Sponsors would enter into new employment agreements with the Surviving Corporation. The principal terms of such proposed new employment agreements are as follows:


          - each agreement would have a term of three years, unless terminated or not renewed in accordance with the agreement's terms;

          - each agreement would provide for compensation consisting of base salary and a potential annual cash bonus (the eligibility formula for which is intended to be determined in accordance with any bonus plan in effect for executives of the Surviving Corporation of equivalent position and title); and

          - each agreement would provide for a severance payment in the event of termination by the Company without cause or resignation by the employee for good reason, consisting of (i) payment of base salary and continuation of normal health and life insurance, retirement, and other benefits until the later of the third anniversary of the date of the employment agreement and the first anniversary of the date of the employee's termination or resignation and (ii) payment of one year's bonus equal in amount to the average bonus received by the employee for the three previous fiscal years.

     It is proposed that the initial base salaries for David R. Klock and Phyllis A. Klock pursuant to their new employment agreements with the Surviving Corporation would be $250,000 and $215,000 respectively. The potential annual cash bonuses for each of the Management Sponsors pursuant to each of their employment agreements would be at the discretion of the Compensation Committee of the Board of Directors.

     Interests in Dental Health Development Corporation. Phyllis Klock and Bruce Mitchell own 700 and 500 shares of Class B Common Stock of DHDC, respectively. It is expected that these shares will be exchanged for a nominal number of shares of common stock and/or Convertible Preferred Stock of the Surviving Corporation following the closing of the Merger.

     Stockholders' Agreement. Members of the Investor Group are expected to enter into a stockholders' agreement that will restrict the ability of each member to transfer the shares of capital stock of CompDent to be owned by them and create certain other rights and obligations with respect to such shares.

     Indemnification and Insurance. The Merger Agreement requires that CompDent provide indemnification, to the full extent permitted by applicable law, to its current and former officers and directors (including members of the Special Committee) against liabilities (including reasonable attorneys' fees) relating to actions or omissions arising out of their being a director, officer, employee, or agent of the Company at or prior to the closing of the Merger (including the transactions contemplated by the Merger Agreement). In addition, CompDent is obligated for a period of six years from the closing of the Merger to continue in effect directors' and officers' liability insurance with respect to matters occurring prior to the closing of the Merger, which insurance must contain terms and conditions no less advantageous than are contained in the Company's current directors' and officers' liability insurance policy, provided that the Company is not obligated to expend annually more than 125% of the current cost of such coverage.


     The Other Investors. After consummation of the Merger, the Other Investors may be deemed to beneficially own approximately 3.85% of the shares of common stock and Convertible Preferred Stock of the Surviving Corporation expected to be then issued and outstanding.



     Robinson-Humphrey. Robinson-Humphrey was engaged by the Company (i) as a co-managing underwriter in the Company's August 1995 public offering of Common Stock for which Robinson-Humphrey received underwriting commissions of approximately $587,075, (ii) as placement agent for DHDC's September 1997 private placement of securities for which Robinson-Humphrey received $450,000 in placement fees, and (iii) as a financial advisor to the Company in connection with four of the Company's acquisitions since January 1, 1996, for which Robinson-Humphrey received approximately $795,000 in fees. In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey actively trades in the equity securities of the Company for its own account and for the accounts of its customers and accordingly, may at any time hold a long or a short position in such securities. In addition, RH Capital, an affiliate of Robinson-Humphrey, purchased $500,042 of the Series A Preferred Stock and Class A Common Stock of DHDC from the GTCR Partnership on October 29, 1997. This represents 5% of the total outstanding Series A Preferred Stock and Class A Common Stock of DHDC. RH Capital's investment is passive in nature and RH Capital does not have the right to nominate any representatives to the DHDC Board of Directors. Pursuant to the terms of the Series A Preferred Stock, RH Capital has the contractual right to receive a cumulative preferred return at the compound annual return of 31% on its investment in the Series A Preferred Stock. RH Capital has agreed to resell its investment in DHDC to the GTCR Partnership prior to the Merger for approximately $15,325,206 (assuming a March 31, 1999 closing date), which is equal to the original cost of this investment plus the accrued dividends thereon. Robinson-Humphrey believes that the foregoing arrangements do not affect its ability to independently and impartially deliver an opinion to the Special Committee with respect to the fairness of the Merger from a financial point of view.



     Special Committee. The Special Committee, which met thirteen times from July 1998 through the date of this Proxy Statement, will receive no additional compensation in connection with these committee meetings. Members of the Special Committee will be entitled to certain indemnification rights and to directors' and officers' liability insurance which will be continued by CompDent following the Merger as provided for by the Merger Agreement for the current and former officers and directors of the Company. Under the terms of the Merger Agreement, the options held by the members of the Special Committee will be terminated and each holder thereof will receive an amount in cash equal to the aggregate unrealized gain on such options on the same basis as other holders of CompDent stock options.



     Mr. Stephenson owns 1,000 shares of Common Stock, Mr. Hertik owns no shares of Common Stock, and Dr. Scott owns no shares of Common Stock. Upon consummation of the Merger, these shares will be canceled in exchange for the Cash Merger Consideration. In addition, each of the Special Committee members owns options to purchase shares of Common Stock. Accordingly, upon consummation of the Merger, the members of the Special Committee will receive the following cash
payments: Mr. Stephenson will receive $       for the aggregate unrealized gain
on his stock options and $15,000 for his shares of Common Stock, for a total
cash payment of $       . Mr. Hertik will receive $       for the aggregate
unrealized gain on his stock options. Dr. Scott will not receive any cash payment.


CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the entire equity interest in the Company will be owned by the Investor Group. The Public Stockholders will no longer have any interest in, and will not be stockholders of, CompDent, and therefore, will not participate in CompDent's future earnings and potential growth. Instead, the Public Stockholders will have the right to receive $15.00 in cash, without interest, for each share held (other than shares in respect of which appraisal rights have been perfected). An equity investment in the Company following the Merger involves substantial risk resulting from the limited liquidity of any such investment and the leverage resulting from the future borrowings that will be required to purchase the Common Stock from the Public Stockholders and to fund the capital expenditures and acquisitions necessary to execute the Company's business strategy. Nonetheless, if the Company successfully executes its business strategy, the value of such an equity investment could be considerably greater than the original cost thereof. See
" -- Conflicts of Interest" and "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."


     In addition, the Common Stock will no longer be traded on Nasdaq and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will terminate; however, American Prepaid Professional Services, Inc., a wholly owned subsidiary of CompDent, which will change its name to CompDent Benefit Corporation, Inc. at the closing of the Merger ("American Prepaid"), may begin to file periodic financial and other information with the Commission in connection with certain debt securities which may be issued at the closing of the Merger. See "-- Financing of the Merger."

FINANCING OF THE MERGER


     It is estimated that approximately $237,624,000 will be required to consummate the Merger and pay related fees and expenses. This sum will be provided by (i) a cash investment of up to approximately $66,639,049 from currently available funds by the Equity Investors, (ii) a contribution by the GTCR Partnership of its equity interest in DHDC for an agreed upon value of approximately $15,325,206 (assuming a March 31, 1999 closing date) which is equal to the GTCR's original cost of this investment plus the accrued dividends thereon which the Company believes approximates fair market value, (iii) an exchange by the NMS Partnership of approximately $2,236,245 in Common Stock,
(iv) an exchange by the Management Sponsors of approximately $3.0 million in Common Stock, (v) a cash investment of approximately $255,000 by the Other Management Investors, (vi) an exchange by the Other Investors of approximately $3,499,500 in Common Stock, (vii) the sale by American Prepaid of $100 million of senior subordinated notes (the "Senior Subordinated Notes"), (viii) up to $25 million of a $45 million secured credit facility of American Prepaid with senior lenders (the "American Prepaid Credit Facility"), including a $20 million revolving credit facility and a term loan of $25 million, and (ix) a $20 million credit facility of DHMI with senior lenders (the "DHMI Credit Facility") consisting solely of a term loan. The Equity Investors have entered into commitment letters to provide the equity financing to the Acquiror. In addition, the Equity Investors have received financing letters from NationsBank, N.A. ("NationsBank") to provide the American Prepaid Credit Facility and the DHMI Credit Facility, which letters are subject to numerous conditions. In addition, these financing letters will expire on June 30, 1999. These financing letters are filed as exhibits to the Company's Schedule 13E-3.



     The GTCR Partnership's equity interest in DHDC consist of 9,500 shares of Series A Preferred Stock and 79,800 shares of Class A Common Stock of DHDC. Pursuant to the terms of the Series A Preferred Stock, GTCR has the contractual right to receive a cumulative preferred return at the compound annual rate of 31% on its investment on the Series A Preferred Stock. The agreed upon value of GTRC's contribution of its equity interest in DHDC of approximately 15,325,206 (assuming a March 31, 1999 closing date) is equal to the original cost of this interest plus the accrued dividends thereon which the Company believes approximates fair market value.


     American Prepaid expects to issue the Senior Subordinated Notes in a private placement for resale pursuant to Rule 144A under the Securities Act of 1933, as amended. The Senior Subordinated Notes will be unsecured obligations,
will mature on the      anniversary of issuance, will bear interest at a fixed
rate to be determined and will be redeemable by American Prepaid commencing in at a price to be determined. If such notes have not been issued at the time of the Merger, the Company intends to cause NationsBridge, L.L.C. ("NationsBridge") to make a certain bridge loan (the "Bridge Loan"), and thereafter utilize the proceeds of a future issuance of such senior subordinated notes to refinance the Bridge Loan. The Equity Investors have received a financing letter from NationsBridge to provide the Bridge Loan, which letters are subject to numerous conditions. The financing letter to provide the Bridge Loan will expire on June 30, 1999. Borrowings under the American Prepaid Credit Facility will be secured by (i) 100% of the outstanding common stock of American Prepaid and each of the existing or subsequently acquired or organized subsidiaries of American Prepaid (except in the case of foreign subsidiaries, where the pledge of such common stock to be limited to 65%) and (ii) all present and future intercompany notes evidencing indebtedness between American Prepaid and its subsidiaries. The American Prepaid Credit Facility will be guaranteed by the Surviving Corporation and all existing or subsequently acquired or organized domestic subsidiaries of American Prepaid, except to the extent that (i) issuing any such guarantee by any such subsidiary is subject to regulatory restriction and approval and (ii) any such subsidiary is not required to guarantee the Bridge Loan. The DHMI Credit Facility will be guaranteed by the Equity Investors. The revolving credit facility under the American Prepaid Credit Facility will terminate five years after the closing of the Merger, and the term loan under the American Prepaid Credit Facility will mature on a non pro-rata basis between the first and fifth year following the closing of the Merger, subject to mandatory amortization prior to maturity from excess cash flow and certain other sources. The term loans under the DHMI Credit Facility will mature on the third anniversary of the closing of the Merger, subject to mandatory amortization prior to maturity from excess cash flow and certain other sources.



     Interest on borrowings under the revolving credit facility and the term loan under the American Prepaid Credit Facility will, in the event a LIBOR pricing option is exercised, range from 1.75% to 2.5% over LIBOR, and, in the event an alternate base rate pricing option is exercised, range from .75% to 1.5% over the alternate base rate. Interest on borrowings under the DHMI Credit Facility will, in the event a LIBOR pricing option is exercised, be LIBOR plus
 .75%, and, in the event an alternate base rate pricing option is exercised, be the alternate base rate plus .25%. The financing letters from NationsBank and NationsBridge are subject to certain conditions to funding, including certain financial tests and ratios and other customary conditions.



CONDUCT OF COMPDENT'S BUSINESS AFTER THE MERGER



     The Investor Group is continuing to evaluate CompDent's business, practices, operations, properties, corporate structure, capitalization, management, and personnel and will discuss what changes, if any, will be desirable. Subject to the foregoing, the Investor Group expects that the day-to-day business and operations of CompDent will be conducted substantially as they are currently being conducted by CompDent. The Investor Group does not currently intend to dispose of any assets of CompDent, other than in the ordinary course of business. Additionally, the Investor Group does not currently contemplate any material change in the composition of CompDent's current management or personnel, although after the Merger, the Board will consist of David Klock, Phyllis Klock, Donald Edwards (as one of up to three designees of the GTCR Partnership), Roger Kafker (as one of up to three designees of the TA
Fund) and up to three outside directors to be determined at a later time.

                              THE SPECIAL MEETING

DATE, TIME, AND PLACE OF THE SPECIAL MEETING


     The Special Meeting of CompDent will be held on March      , 1999, at 10:00
a.m., local time, at the offices of King & Spalding, located at 191 Peachtree Street, Atlanta, Georgia.


PROXY SOLICITATION


     This Proxy Statement is being solicited by the Company. All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Surviving Corporation. Officers, directors, and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. In addition, the Company has retained MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus expenses. The Company has requested brokers and nominees who hold stock in their names to furnish this proxy material to their customers, and the Company will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement and the accompanying proxy card are being mailed to
stockholders on or about February   , 1999.


RECORD DATE AND QUORUM REQUIREMENT


     The Common Stock is the only outstanding voting security of the Company.
The Board has fixed the close of business on February      , 1999 as the Record
Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or adjournments thereof. Each holder of record of Common Stock at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. At the close of business on the Record Date, there were shares of Common Stock issued and outstanding held by
               holders of record and by approximately                persons or
entities holding in nominee name.


     The holders of a majority of the outstanding shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

VOTING PROCEDURES

     Approval of the Merger Agreement, which is attached as Appendix A hereto, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. A failure to vote or a vote to abstain will have the same legal effect as a vote cast against approval. Brokers and, in many cases, nominees will not have discretionary power to vote on the proposal to be presented at the Special Meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote. A broker non-vote will have the same effect as a vote against the Merger.

     If there are insufficient votes to approve the Merger Agreement at the Special Meeting, proxies voted in favor of the Merger Agreement and proxies as to which no voting instructions are given may be voted to adjourn the Special Meeting in order to solicit additional proxies in favor of approval of the Merger Agreement. If the Special Meeting is adjourned for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn), notwithstanding that they may have been voted on the same or any other matter at a previous meeting.

     Under Delaware law, holders of Common Stock who do not vote in favor of the Merger Agreement and who comply with certain notice requirements and other procedures will have the right to dissent and to be paid cash for the "fair value" of their shares as finally determined under such procedures, which may be more or less than the consideration to be received by other stockholders of CompDent under the terms of the Merger Agreement. Failure to follow such procedures precisely may result in loss of appraisal rights. See "RIGHTS OF DISSENTING STOCKHOLDERS."

VOTING AND REVOCATION OF PROXIES

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of CompDent an instrument revoking it, (ii) submitting a duly executed proxy bearing a later date or (iii) voting in person at the Special Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Secretary of CompDent will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, will be voted to approve the Merger and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Special Meeting or any adjournment thereof.

     The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the Special Meeting.

EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

     The effective time of the Merger, which shall be the date and time of filing of Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions of the Merger Agreement. Detailed instructions with regard to the surrender of Common Stock certificates, together with a letter of transmittal, will be forwarded to stockholders by the Company's paying agent, (the "Paying Agent"), promptly following the Effective Time. Stockholders should not submit their certificates to the Paying Agent until they have received such materials. The Paying Agent will send payment of the Cash Merger Consideration to stockholders as promptly as practicable following receipt by the Paying Agent of their certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. Stockholders should not send any certificates at this time. See "THE MERGER -- Conditions."

OTHER MATTERS TO BE CONSIDERED

     The Company's Board of Directors is not aware of any other matters which will be brought before the Special Meeting. If, however, other matters are presented, proxies will be voted in accordance with the discretion of the holders of such proxies.

                                   THE MERGER

TERMS OF THE MERGER AGREEMENT


     General. The Merger Agreement provides that subject to satisfaction of certain conditions, the Acquiror will be merged with and into CompDent, and that following the Merger, the separate existence of the Acquiror will cease and CompDent will continue as the Surviving Corporation. At the Effective Time, and subject to the terms and conditions set forth in the Merger Agreement, each share of issued and outstanding Common Stock (other than shares as to which appraisal rights are properly perfected and not withdrawn, shares held by the Acquiror, and shares held by certain other investors and members of the Management Group (the "Recapitalization Shares")), will, by virtue of the Merger, be canceled and converted into the right to receive $15.00 in cash, without interest (the "Cash Merger Consideration"). As a result of the Merger, the Common Stock will no longer be publicly traded and the equity of the Surviving Corporation will be 100% owned by the Investor Group.


     The terms of and conditions to the Merger are contained in the Merger Agreement which is included in full as Appendix A to this Proxy Statement and is incorporated herein by reference. The discussion in this Proxy Statement of the Merger and the summary description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the more complete information set forth in the Merger Agreement.

     Merger Consideration. Upon consummation of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned by CompDent or any of its subsidiaries or by the Acquiror and Recapitalization Shares and dissenting shares) will be converted into the right to receive the Cash Merger Consideration, upon surrender and exchange of the certificate or certificates which immediately prior to the Effective Time evidenced Common Stock (the "Certificate(s)"). All such shares of Common Stock, when converted (the "Shares"), will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each Certificate previously evidencing such Shares will thereafter represent only the right to receive the Cash Merger Consideration.


     As holders of Recapitalization Shares, the Management Sponsors will in the aggregate have 200,000 shares of Common Stock converted in the Merger into (i) 627,245 shares of common stock of the Surviving Corporation and (ii) 2,663 shares of Convertible Preferred Stock of the Surviving Corporation. In addition, certain other stockholders of the Company (other than the Equity Sponsors), as holders of Recapitalization Shares, will in the aggregate have 233,300 shares of Common Stock converted in the Merger into (i) 348,007 shares of common stock of the Surviving Corporation and (ii) 3,326 shares of Convertible Preferred Stock of the Surviving Corporation.


     Payments for Shares. As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a Certificate (other than CompDent or the Acquiror) a form of letter of transmittal and instructions for use in effecting the surrender of the Certificate in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such duly executed letter of transmittal, and any additional requested items, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount equal to the product of (x) the number of shares of Common Stock represented by such Certificate and (y) the Cash Merger Consideration.

     Cash-Out of CompDent Stock Options. The Merger Agreement provides that, at the Effective Time, each holder of an outstanding vested option (the "Vested Options") to purchase shares of Common Stock under any stock option plans or arrangements will receive cash equal to the excess of the Cash Merger Consideration over the per share exercise price of such Vested Option (the "Option Consideration"). Upon receipt of the Option Consideration, each Vested Option will be canceled in accordance with its terms or the applicable option plan. All options that are not Vested Options will be canceled in accordance with their terms or the applicable option plan. The total number of Vested Options which will be cashed out is 178,500, and other options totaling 442,250 will be canceled. The Merger Agreement provides that CompDent will also suspend, terminate, or refrain from renewing CompDent's Employee Stock Purchase Plan until the termination of the Merger Agreement.

     Transfer of Shares. At the Effective Time, the stock transfer books of CompDent will be closed and there will be no further registration of transfer of shares of Common Stock thereafter on the records of CompDent. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason will be converted into the Cash Merger Consideration.

     Rights Plan. In August 1996, the CompDent Board adopted the Rights Agreement by and between CompDent and State Street Bank and Trust Company (the "Rights Agreement"). The CompDent Board has approved and CompDent has entered into an amendment to the CompDent Rights Agreement to provide that neither the Acquiror nor its Affiliates and Associates (as such terms are defined in the Rights Agreement) are deemed "Acquiring Persons" in connection with the Rights Agreement. The Rights Agreement will be terminated at the closing of the Merger.

     Conditions to the Merger. Each party's respective obligation to effect the Merger is subject to the satisfaction, prior to the Closing Date, of each of the following conditions: (i) the approval and adoption of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon if such vote is required by applicable law; (ii) all licenses, permits, consents, authorizations, approvals, qualifications, and orders of necessary governmental entities, including, without limitation, the Form A Statements Regarding the Acquisition of Control of a Domicile Insurer from the Arizona and Texas Departments of Insurance and any other necessary insurance regulatory approval, shall have been obtained except where the failure to obtain such licenses, permits, consents, authorizations, approvals, qualifications, and orders, individually and in the aggregate, will not have a Material Adverse Effect (as defined in the Merger Agreement) on CompDent; and (iii) the waiting period (and any extension thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or terminated.

     The obligations of the Acquiror and each of the Equity Investors, who have agreed, subject to certain limitations, to guarantee certain obligations of the Acquiror under the Merger Agreement, to effect the Merger are subject to the satisfaction of the following conditions, unless waived by the Acquiror and the Equity Investors: (i) there shall not have occurred a Material Adverse Effect on CompDent prior to the Effective Time; (ii) the representations and warranties of CompDent in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the closing of the Merger (the "Closing Date") as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be true and correct in all respects; (iii) CompDent shall have performed in all material respects all obligations contained in the Merger Agreement required to be performed at or prior to the Closing Date; (iv) CompDent shall have received sufficient financing pursuant to its existing bank commitments to consummate the transactions contemplated by the Merger Agreement, including, without limitation, amounts sufficient (a) to pay the Cash Merger Consideration, (b) to refinance existing indebtedness of CompDent, and (c) to pay any fees and expenses in connection with the transactions contemplated by the Merger Agreement and the financing thereof; and (v) assuming the Acquiror's compliance with its obligation under Section 5.5 of the Merger Agreement, there shall have been no order or injunction entered in any action or proceeding before any governmental entity or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment, or order enacted, entered, enforced, promulgated, amended, issued, or deemed applicable to CompDent, its subsidiaries, the Merger or the Merger Agreement by any governmental entity that would have the effect of making illegal, materially delaying, or otherwise directly or indirectly restraining or prohibiting the Merger or the transactions contemplated thereby.


     The obligations of CompDent to effect the Merger are subject to the satisfaction of the following conditions, unless waived by CompDent: (i) the representations and warranties of the Acquiror and each of the Equity Investors contained in the Merger Agreement shall be true in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties expressly related to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by the Merger Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, such representations and warranties shall be true and correct in all respects; (ii) the Acquiror and each of the Equity Investors have performed in all material respects all obligations contained in the Merger required to be performed at or prior to the Closing Date; and (iii) assuming CompDent's compliance with its obligations under
Section 5.5 of the Merger Agreement, no court of competent jurisdiction or governmental entity shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, judgment, decree, injunction, or other order (whether temporary, preliminary, or permanent) which is then in effect and has the effect of preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the effective operation of the business of CompDent and the subsidiaries after the Effective Time. Subject to applicable law, the Merger Agreement may be amended by written agreement of the parties to the Merger Agreement, provided however, that, after the Merger Agreement is approved by the CompDent stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be received by the CompDent stockholders. Consequently, if CompDent waives a condition to its obligations to perform under the Merger Agreement, unless otherwise required by applicable law, CompDent will only resolicit stockholder approval of the Merger Agreement if such waiver reduces the amount or changes the form of consideration to be received by the CompDent stockholders.

     EVEN IF THE STOCKHOLDERS APPROVE THE MERGER, THERE CAN BE NO ASSURANCE THAT THE MERGER WILL BE CONSUMMATED.


     Representations and Warranties. CompDent has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, its capitalization, its financial statements, the absence of certain changes in the business of CompDent since September 30, 1998, the content and submission of forms and reports required to be filed by CompDent with the Commission, requisite governmental and other consents and approvals, compliance with all applicable laws, absence of litigation to which CompDent is a party, brokers and finders fees, requisite tax filings, absence of defaults under material contracts, employee benefits, and environmental matters.


     The Acquiror has made representations and warranties in the Merger Agreement regarding, among other things, its organization and good standing, authority to enter into the transaction, the requisite governmental and other consents and approvals, and accuracy of information supplied by the Acquiror for submission on forms and reports required to be filed by CompDent with the Commission.

     The Equity Investors have made representations and warranties in the Merger Agreement regarding, among other things, their organization and good standing, authority to enter into the transaction, requisite governmental and other consents and approvals, accuracy of information supplied by the Equity Investors for submission on forms and reports required to be filed by CompDent with the Commission, and certain financing commitments.

     The representations, warranties, and agreements (other than Sections 5.4 and 5.6) in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will expire at the Effective Time.

     Covenants. In the Merger Agreement, CompDent has agreed that prior to the Effective Time, unless otherwise agreed to in writing by the Acquiror or as otherwise expressly contemplated or permitted by the Merger Agreement, CompDent and each of its subsidiaries will, among other things, conduct business only in the usual, regular, and ordinary course substantially consistent with past practice, including, without limitation, not declaring any dividend on its capital stock or issuing any shares of capital stock.


     Solicitation of Acquisition Proposal. The Merger Agreement provides that on and after January 18, 1999 CompDent, its subsidiaries and DHDC, and any of their respective officers, directors, employees, agents and representatives shall be permitted to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, sale, or similar transaction involving CompDent or any of its subsidiaries (an "Acquisition Proposal") and to engage in any negotiations concerning, and provide any confidential information or data to, and have any discussions with, any person relating to any Acquisition Proposal, and otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

CompDent will notify the Acquiror immediately after it receives an indication of interest, inquiry or proposal from a third party regarding an Acquisition Proposal and such third party commences a due diligence investigation of CompDent with respect to such Acquisition Proposal. CompDent will keep the Acquiror apprised of all material developments relating to any such Acquisition Proposal.


     Indemnification and Insurance. The Merger Agreement provides that the Company's current and former directors and officers will be indemnified by the Surviving Corporation, to the fullest extent permitted under the DGCL, against any costs, expenses, fines, losses, claims, damages, liabilities, or judgments, or amounts paid in settlement with the approval of the indemnifying party in connection with any threatened or actual claim, action, suit, proceeding, or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that such person is or was a director or officer of CompDent or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time. In addition, the Surviving Corporation is required to maintain in effect, for a period of six years after the Effective Time, CompDent's policies of directors' and officers' liability insurance (provided that the Surviving Corporation may substitute therefor policies of at least the same amounts and comparable coverage). However, in no event will the Surviving Corporation be required to pay premiums for such insurance in excess of 125% of premiums paid by CompDent in the prior year.


     Termination. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of CompDent: (a) by mutual written consent of CompDent (by action of the Special Committee) and the Acquiror (by action of its Board); (b) by CompDent if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of the Acquiror, which breach or failure to perform has not been cured within 30 calendar days following receipt by the Acquiror of notice of such breach or failure; (c) by the Acquiror if there has been a material breach or failure to perform any representation, warranty, covenant, or agreement on the part of CompDent, which breach or failure to perform has not been cured within 30 calendar days following receipt by CompDent of notice of such breach or failure; (d) by the Acquiror or CompDent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; (e) the Acquiror or CompDent if the Merger shall not have been consummated on or before June 30, 1999; (f) by the Acquiror in the event the Special Committee or the CompDent Board shall have
(i) withdrawn or adversely modified its approval or recommendation of the Merger or this Agreement, (ii) failed to duly call, give notice of, convene, or hold the CompDent Stockholders Meeting, and at the time of such failure, an Acquisition Proposal by any Person (other than the Acquiror or its affiliates) shall have been publicly announced or provided to CompDent or the Special Committee, (iii) recommended, approved, or accepted an Acquisition Proposal by any Person (other than the Acquiror or its affiliates), or (iv) resolved to do any of the foregoing (or CompDent has agreed to do any of the foregoing); (g) by CompDent if the Special Committee or the CompDent Board accepts or recommends to the holders of the shares of Common Stock approval or acceptance of an Acquisition Proposal by any Person (other than the Acquiror or its affiliates); provided, however that CompDent shall not terminate the Merger Agreement in this manner without providing the Acquiror at least five (5) days prior written notice, which notice shall include in reasonable detail the terms of the Acquisition Proposal; or (h) by the Acquiror or CompDent if the Merger and the Merger Agreement shall have been voted on by the holders of Common Stock, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 6.1(a) of the Merger Agreement.



     Fees and Expenses. Except as otherwise provided in Section 7.3 of the Merger Agreement and except with respect to claims for damages incurred as a result of the breach of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. CompDent agrees to pay the Acquiror a fee in immediately available funds equal to the amount of all of the Acquiror's Designated Expenses (as defined below) upon the termination of the Merger Agreement under Sections 7.1(f) or (g) of the Merger Agreement. In the event (i) the Merger Agreement shall be terminated pursuant to Section 7.1(h) of the Merger Agreement, and (ii) either (A) a transaction with any person (other than the Acquiror or its affiliates) that is contemplated by the term "Acquisition Proposal," which is based on an Acquisition Proposal made prior to such termination of the Merger Agreement, shall be consummated on or before the first anniversary of the termination of the Merger Agreement, or (B) CompDent shall enter into an agreement with any person (other than the Acquiror or its affiliates) on or before the first anniversary of the termination of the Merger Agreement with respect to an Acquisition Proposal which is made prior to such termination of the Merger Agreement, and a transaction contemplated by the term "Acquisition Proposal" shall thereafter be consummated with such person, then CompDent shall pay to the Acquiror the amount of all of the Acquiror's Designated Expenses. The Acquiror agrees to pay CompDent a fee in immediately available funds equal to the amount of all of CompDent's Designated Expenses upon the termination of the Merger Agreement under Sections 7.1(a) or (e), provided that the only unsatisfied closing condition (other than the delivery of customary closing documents) is the financing condition set forth in Section 6.2(d). The Acquiror agrees to pay CompDent a fee in immediately available funds equal to the amount of all CompDent's Designated Expenses upon the termination of the Merger Agreement under Section 7.1(b). CompDent agrees to pay the Acquiror a fee in immediately available funds equal to the amount of all the Acquiror's Designated Expenses upon the termination of the Merger Agreement under Section 7.1(c) of the Merger Agreement. All Designated Expenses shall be paid on the second business day following the submission thereof by the applicable party. The term "Designated Expenses" shall mean, (i) with respect to CompDent, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.0 million) incurred or paid by or on behalf of CompDent and its affiliates to third parties, and
(ii) with respect to the Acquiror, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.5 million) incurred or paid by or on behalf of the Acquiror and its affiliates to third parties, in each case in connection with the Merger or the consummation of any of the transactions contemplated by the Merger Agreement, including, without limitation, all printing costs and reasonable fees and expenses of counsel, investment banking firms, brokers, accountants, experts and consultants.


     Amendment. Subject to applicable law, the Merger Agreement may be amended by the parties to the Merger Agreement; provided, however, that, after the Merger Agreement is approved by the CompDent stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be received by the CompDent stockholders. Any amendment to the Merger Agreement must be in writing and signed by the parties to the Merger Agreement.


     Terms of the Convertible Preferred Stock and Perpetual Preferred
Stock. The following description of the Convertible Preferred Stock and the Perpetual Preferred Stock is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of the Surviving Corporation which will become effective following the consummation of the Merger and which is attached as an exhibit to the Merger Agreement (the "Certificate of Incorporation").


     Convertible Preferred Stock.

     Voting. Each share of Convertible Preferred Stock will entitle the holder thereof to the number of votes equal to the number of shares of common stock of the Surviving Corporation into which such shares of Convertible Preferred Stock could be converted (as described below) on the record date for a vote of stockholders. The holders of Convertible Preferred stock will vote together with holders of common stock of the Surviving Corporation as a single class upon all matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to the Certificate of Incorporation or by applicable law.

     Dividends. The holders of Convertible Preferred Stock will be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors of the Surviving Corporation may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Convertible Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of common stock of the Surviving Corporation and vice versa. The holders of Convertible Preferred Stock and common stock of the Surviving Corporation shall share in any such dividends as if they constituted a single class of stock with each holder of shares of Convertible Preferred Stock entitled to receive such dividends based on the number of shares of common stock of the Surviving Corporation into which such shares of Convertible Preferred Stock are then convertible.

     Liquidation Preference. Upon any liquidation, dissolution or winding up of the Surviving Corporation (a "Liquidation Event"), each holder of outstanding shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Surviving Corporation available for distribution to stockholders and before any amount shall be paid or distributed to the holders of common stock of the Surviving Corporation or any other stock of the Surviving Corporation ranking junior to the Convertible Preferred Stock (collectively, "Junior Stock"), an amount of cash equal to (i) $1,008.72 per share of Convertible Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and similar events with respect to the Convertible Preferred Stock), (ii) any declared but unpaid dividends to which such holder of shares of Convertible Preferred Stock is then entitled (the sum of clauses (i) and (ii) being the "Convertible Preferred Base Liquidation Amount"), and (iii) any Unredeemed Shares Interest (as defined below) (the sum of clauses (i), (ii) and (iii) being the "Convertible Preferred Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event the amounts payable with respect to the Convertible Preferred Liquidation Preference Amount are not paid in full, the holders of the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; provided further, however, that if upon any Liquidation Event the holders of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount if all of their shares of Convertible Preferred Stock were converted into shares of Perpetual Preferred Stock and common stock of the Surviving Corporation upon such Liquidation Event, then each holder of Convertible Preferred Stock shall receive, in lieu of the Convertible Preferred Liquidation Preference Amount, an amount equal to such holder's Perpetual Preferred Stock Liquidation Preference Amount (as defined below) plus any declared but unpaid dividends and Unredeemed Shares Interest with respect to such holder's Convertible Preferred Stock before any amount shall be paid or distributed to the holders of Junior Stock, and thereafter shall share with the holders of Junior Stock in the assets available for distribution, with such distributions to be made in cash and as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and common stock of the Surviving Corporation issuable upon the conversion of such holder's shares of Convertible Preferred Stock immediately prior to any such Liquidation Event.



     Redemption. At any one time on or after the eleventh anniversary of the consummation of the Merger, upon the election of holders of not less than two-thirds of the voting power of the Convertible Preferred Stock, the Surviving Corporation shall redeem all of the outstanding shares of the Convertible Preferred Stock at the Convertible Preferred Redemption Price (as defined below). In addition, upon the election of the holders of not less than two-thirds of the voting power of the Convertible Preferred Stock in connection with any Extraordinary Transaction (as defined in the Certificate of Incorporation), unless the holders of the Convertible Preferred Stock otherwise elect to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock and common stock of the Surviving Corporation prior to the effective date of such Extraordinary Transaction, the Surviving Corporation shall, on the effective date of such Extraordinary Transaction, unless the Convertible Preferred Stock is acquired in such Extraordinary Transaction on terms giving effect to the preferential amount to which the Convertible Preferred Stock would be entitled in connection with a Liquidation Event and otherwise as agreed to by the holders of two-thirds of the holders thereof, the Surviving Corporation shall redeem all of the outstanding shares of Convertible Preferred Stock for an amount equal to the Convertible Preferred Liquidation Preference Amount, such amount to be payable in cash or, at the election of the holders of not less than two-thirds of the voting power of the outstanding Convertible Preferred Stock, in the same form of consideration as is paid to the holders of Junior Stock in such Extraordinary Transaction, and no payment shall be made to the holders of Junior Stock unless such amount is paid in full. Notwithstanding the foregoing, if upon any Extraordinary Transaction the holders of the outstanding shares of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount in the event their shares were converted into shares of Perpetual Preferred Stock and common stock of the Surviving Corporation immediately prior to such Extraordinary Transaction, then each holder of Convertible Preferred Stock shall receive with respect to each outstanding share of Convertible Preferred Stock held by such holder an amount equal to the per share Perpetual Stock Liquidation Preference Amount plus any declared but unpaid dividends and any Unredeemed Share Interest with respect to such shares as of the date of such Extraordinary Transaction before any amount shall be paid or distributed to the holders of Junior Stock, payable in cash, and thereafter shall share with the holders of Junior Stock in the proceeds of such Extraordinary Transaction or, as applicable, shall receive an amount equal to the amount per share that would be paid if the shares of common stock of the Surviving Corporation receivable upon conversion of the Convertible Preferred Stock were being acquired in the Extraordinary Transaction at the same price per share as is paid for common stock of the Surviving Corporation, which excess amount shall be paid in the same form of consideration as is paid to holders of common stock of the Surviving Corporation, as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and common stock of the Surviving Corporation issuable upon the conversion of such share of Convertible Preferred Stock immediately prior to such Extraordinary Transaction. The "Convertible Preferred Redemption Price" is equal to the Convertible Preferred Liquidation Preference Amount or such greater per share amount as may be payable pursuant to the previous sentence, plus any Unredeemed Shares Interest.


     If the Surviving Corporation is prohibited under the Delaware General Corporation Law (the "DGCL") from redeeming all the outstanding shares of Convertible Preferred Stock on the date on which it is required to redeem the Convertible Preferred Stock, then it shall redeem such shares on a pro rata basis among the holders of Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled to the extent possible and shall redeem the remaining shares (the "Unredeemed Shares") as soon as the Surviving Corporation is not prohibited from redeeming some or all of such shares under the DGCL. Any Unredeemed Shares shall remain outstanding and entitled to all of the rights and preferences of Convertible Preferred Stock until they are redeemed. In addition, from the date on which the Surviving Corporation is first required to redeem the Unredeemed Shares until such shares are redeemed, the applicable Convertible Preferred Base Liquidation Amount will bear interest at the lesser of 12% per annum and the maximum permitted rate of interest under applicable law ("Unredeemed Share Interest"). The holders of Convertible Preferred Stock will be entitled to certain additional rights with respect to election of the Board of Directors of the Surviving Corporation if the Surviving Corporation does not redeem all of the shares of Convertible Preferred Stock for more than six months after the date on which redemption is first required. The holders of Unredeemed Stock will continue to be entitled to receive dividends with respect to the Unredeemed Shares until the date such shares are redeemed by the Surviving Corporation.



     Conversion. The holders of not less than two-thirds of the voting power of the outstanding shares of the Convertible Preferred Stock may elect to convert all (but not less than all) of the outstanding shares of the Convertible Preferred Stock into (i) one share of Perpetual Preferred Stock and (ii) 17.44 shares of common stock of the Surviving Corporation (subject to adjustment)(a) immediately prior to and subject to the closing of a Liquidation Event or an Extraordinary Transaction or (b) at any time on or after the sixth anniversary of the consummation of the Merger. In addition, each share of the Convertible Preferred Stock will automatically be converted into one share of Perpetual Preferred Stock and 17.44 shares of common stock of the Surviving Corporation as of and subject to the closing of a Qualified Public Offering (as defined in the Certificate of Incorporation). If the holders of shares of Convertible Preferred Stock elect to convert their shares of Convertible Preferred Stock, or if such shares are automatically converted, into shares of Perpetual Preferred Stock and common stock of the Surviving Corporation at a time when there are any declared but unpaid dividends or other amounts owed on or in respect of such shares, the Surviving Corporation shall pay such amounts in full in cash in connection with such conversion.


Perpetual Preferred Stock

     Voting. Each share of Perpetual Preferred Stock will entitle the holder to one vote on all matters submitted to a vote of stockholders. Holders of Perpetual Preferred stock will vote together with holders of common stock of the Surviving Corporation as a single class upon all matters submitted to a vote of stockholders, except as otherwise provided in the Certificate of Incorporation.

     Dividends. The holders of shares of Perpetual Preferred Stock will be entitled to receive, out of any funds legally available therefor, cumulative annual cash dividends at the rate of 10% per annum, subject to adjustment.

     Liquidation Preference. Upon any Liquidation Event, each holder of Perpetual Preferred Stock will be entitled to receive, out of the assets of the Surviving Corporation available for distribution to stockholders and before any amount shall be paid or distributed to the holders of Junior Stock, an amount of cash equal to $1,000 per share held by such holder, subject to adjustment, plus any accumulated but unpaid dividends (the "Perpetual Preferred Stock Liquidation Amount"). If, upon any Liquidation Event, the amounts payable with respect to the Perpetual Stock Liquidation Preference Amount are not paid in full, the holders of the Perpetual Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     Conversion. The holders of not less than two-thirds of the voting power of the outstanding shares of the Perpetual Preferred Stock (or Convertible Preferred Stock, as applicable, proposing to convert such shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock in order to effect a conversion of the Perpetual Preferred Stock received upon such conversion) may elect to convert all (but not less than all) of the outstanding shares of the Perpetual Preferred Stock into the number of shares of common stock of the Surviving Corporation which results from dividing the Perpetual Stock Liquidation Preference Amount by the fair market value per share of the common stock of the Surviving Corporation at the time of the conversion immediately prior to and subject to the closing of a Qualified Public Offering or an Extraordinary Transaction. In any such case, the holders of shares of common stock of the Surviving Corporation resulting from such conversion shall be entitled, upon the election of not less than two-thirds in voting power of such shares of common stock of the Surviving Corporation, to participate in such Qualified Public Offering or Extraordinary Transaction on the same basis as the other holders of common stock of the Surviving Corporation.

ESTIMATED FEES AND EXPENSES OF THE MERGER

     Estimated fees and expenses incurred or to be incurred by the Surviving Corporation are approximately as follows:

Advisory fees and expenses(1)...............................  $
Lender fees and expenses(2).................................
Legal fees and expenses(3)..................................
Accounting fees and expenses................................
Paying Agent fees and expenses..............................
Proxy solicitation fees and expenses........................
Securities and Exchange Commission filing fee...............
Printing and mailing costs..................................
Miscellaneous expenses......................................
                                                              -------
          Total.............................................  $

---------------


(1) Includes the fees and expenses of The Robinson-Humphrey Company, L.L.C. and Morgan Stanley & Co. Incorporated.

(2) Includes the fees and expenses of NationsBank, N.A., and NationsBridge, L.L.C.
(3) Includes the estimated fees and expenses of counsel for the Company, the Special Committee, and the Investor Group.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     Holders of shares of the Company's Common Stock are entitled to appraisal rights under Section 262 of the DGCL. Section 262 is reprinted in its entirety as Appendix C to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of the Company's Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of the Company's Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to properly follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C, however the following discussion does summarize all of the material terms relating to appraisal rights. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     Each stockholder electing to demand the appraisal of his shares shall deliver to the Company, before the taking of the vote on the Merger at the Special Meeting, a written demand for appraisal of his shares of the Company's Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the shares of the Company's Common Stock. This written demand for appraisal of the shares of the Company's Common Stock must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting, or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262. Any stockholder electing to demand his appraisal rights will not be granted appraisal rights under Section 262 if such stockholder has either voted in favor of the Merger or consented thereto in writing (including by granting the proxy solicited by this Proxy Statement or by returning a signed proxy without specifying a vote against the Merger or a direction to abstain from such vote). Additionally, appraisal rights will not be granted under Section 262 if the stockholder does not continuously hold through the Effective Time his shares of the Company's Common Stock with respect to which he demands appraisal.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing shares of the Company's Common Stock. If the shares of the Company's Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares of the Company's Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds shares of the Company's Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares of the Company's Common Stock held for all or less than all beneficial owners of shares of the Company's Common Stock as to which such person is the record owner. In such case, the written demand must set forth the number of shares of the Company's Common Stock covered by such demand. Where the number of shares of the Company's Common Stock is not expressly stated, the demand will be presumed to cover all shares of the Company's Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

     A stockholder who elects to exercise appraisal rights must mail or deliver his or her written demand to the Secretary of the Company at 100 Mansell Court East, Suite 400, Roswell, Georgia 30076. The written demand for appraisal must specify the stockholder's name and mailing address, the number of shares of the Company's Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. Within ten days after the Effective Time, the Company must provide notice of the Effective Time to all stockholders who have complied with Section 262 and have not voted for or consented to adoption of the Merger Agreement.

     Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the value of the shares of the Company's Common Stock of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of the Company's Common Stock owned by such stockholders, determining the fair value of such shares of the Company's Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

     Stockholders considering seeking appraisal should have in mind that the "fair value" of their shares of the Company's Common Stock determined under
Section 262 could be more than, the same as, or less than the Cash Merger Consideration to be received by the Company's stockholders in the Merger, and that the opinion of Robinson-Humphrey as to fairness, from a financial point of view, is not an opinion as to fair value under Section 262. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of the Company's Common Stock entitled to appraisal.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, from and after the Effective Time, be entitled to vote for any purpose the shares of the Company's Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of the Company's Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw his or her demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of the Company's Common Stock shall be entitled to receive the Cash Merger Consideration as provided for in the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations relevant to the Merger that are generally applicable to holders of Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Common Stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, or foreign estates or trusts as to the United States, persons who will own stock of CompDent (actually or constructively, under certain constructive ownership rules in the Internal Revenue Code) after the Merger, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.


     The receipt of the Cash Merger Consideration in the Merger by holders of Common Stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share of Common Stock will be equal to the difference between $15.00 and the holder's basis in that particular share of the Common Stock. Such gain or loss generally will be a capital gain or loss. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Common Stock held for more than 12 months prior to the date of disposition.

     A holder of Common Stock may be subject to backup withholding at the rate of 31% with respect to Cash Merger Consideration received pursuant to the Merger, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number ("TIN"), certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of Common Stock pursuant to the Merger, each holder must provide the Paying Agent with his correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Common Stock who does not provide CompDent with his or her correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"), as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. CompDent (or its agent) will report to the holders of Common Stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

     THE FOREGOING TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE FOREGOING DISCUSSION DOES NOT DISCUSS TAX CONSEQUENCES UNDER THE LAWS OF STATES OR LOCAL GOVERNMENTS OR OF ANY OTHER JURISDICTION OR TAX CONSEQUENCES TO CATEGORIES OF STOCKHOLDERS THAT MAY BE SUBJECT TO SPECIAL RULES, SUCH AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, AND DEALERS IN STOCKS AND SECURITIES. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A STOCKHOLDER WHO ACQUIRED HIS OR HER SHARES OF THE COMPANY'S COMMON STOCK PURSUANT TO THE EXERCISE OF STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS AND THE POSSIBLE EFFECT OF CHANGES IN SUCH TAX LAWS.

                 PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF
                             MANAGEMENT AND OTHERS


     The following table sets forth certain information with respect to the
beneficial ownership of the Common Stock as of February          , 1999 by: (i)
each person known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the Equity Investors,
(iv) each pension or profit sharing plan of the Company, (v) the Chief Executive Officer and the three other most highly compensated executive officers, and (vi) all executive officers and directors of the Company as a group.


                                                                                        PERCENTAGE OF
                                                                 AMOUNT AND NATURE         COMMON
                  NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP       STOCK
                  ------------------------                    -----------------------   -------------


                  CERTAIN INFORMATION CONCERNING THE ACQUIROR
                             AND THE INVESTOR GROUP

     The Acquiror. The Acquiror is a newly formed Delaware corporation organized at the direction of the Equity Investors, each of which is a private investment partnership or an affiliate thereof. It is anticipated that the Acquiror will not have any significant assets or liabilities prior to the Effective Time nor engage in any activities other than those involving the Merger. The principal executive offices of the Acquiror are located at c/o TA Associates, Inc., 125 High Street, Suite 2500, Boston, Massachusetts 02110.

     GTCR Partnership. Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership, and GTCR Associates V, a Delaware general partnership, are principally engaged in the business of investing in other companies. The sole general partner of Golder, Thoma, Cressey, Rauner Fund V, L.P., is GTCR V, L.P., a Delaware limited partnership. The sole general partner of GTCR V, L.P. and the managing general partner of GTCR Associates V is Golder, Thoma, Cressey, Rauner, Inc., a Delaware corporation ("GTCR, Inc.").

     Set forth below is the name of each director and executive officer of GTCR, Inc. and the present principal occupation or employment of each such person and a brief description of his principal occupation and business experience during at least the last five years. Each person listed below is a citizen of the United States.

          Carl D. Thoma. Mr. Thoma has served as a Director of GTCR, Inc. since 1993 and as a Principal of GTCR, Inc. or its predecessor since 1980.

          Bryan C. Cressey. Mr. Cressey has served as a Director of GTCR, Inc. since 1993 and as a Principal of GTCR, Inc. or its predecessor since 1980.

          Bruce V. Rauner. Mr. Rauner has served as a Director of GTCR, Inc. since 1993 and as a Principal or Associate of GTCR, Inc. or its predecessor since 1981.

          David A. Donnini. Mr. Donnini has served as a Principal of GTCR, Inc. since 1993.

          Donald J. Edwards. Mr. Edwards has served as a Principal of GTCR, Inc. since 1994. From 1988 to 1992, Mr. Edwards served as an Associate at Lazard Freres & Co. LLC, a nationally recognized investment banking firm.

          Lee M. Mitchell. Mr. Mitchell has served as a Principal of GTCR, Inc. since 1994.

          Joseph P. Nolan. Mr. Nolan has served as a Principal of GTCR, Inc. since 1994. Mr. Nolan served as a Vice President of Dean Witter Reynolds, a nationally recognized investment banking firm, from 1990 to 1994.

          Philip A. Canfield. Mr. Canfield has served as either an Associate or Principal of GTCR, Inc. or its predecessor since 1992.

          William C. Kessinger. Mr. Kessinger has served as a Principal of GTCR, Inc. since 1995. Mr. Kessinger was a Principal of the Parthenon Group, a strategic consulting firm, from 1990 to 1995.

          Stephen I. Ross. Mr. Ross has served as Chief Financial Officer of GTCR, Inc. since 1997. Mr. Ross previously served as Chief Financial Officer of Marquette Venture Partners, a venture capital firm, and as Accounting Manager of Kemper Financial Services, a financial services firm, from 1986 to 1994.

     The principal executive offices of GTCR, Inc. and all related entities and the business address for the individuals listed above is 6100 Sears Tower, Chicago, Illinois 60606.

     TA Fund. TA/Advent VIII L.P., a Delaware limited partnership, Advent Atlantic and Pacific III L.P., a Delaware limited partnership, TA Executives Fund LLC, a Delaware LLC, TA Investors LLC, a Delaware LLC, Advent VII L.P., a Delaware limited partnership, and Advent New York L.P., a Delaware limited partnership, are principally engaged in the business of investing in other companies. The sole general partner of TA/Advent VIII L.P. is TA Associates VIII LLC, a Delaware LLC. The sole general partner of Advent

Atlantic and Pacific III L.P. is TA Associates AAP III L.P., a Delaware limited partnership. The sole general partner of Advent VII L.P. is TA Associates VII L.P. The sole general partner of Advent New York L.P. is TA Associates VI L.P. The sole general partner of TA Associates AAP III L.P., Advent VII L.P. and Advent New York L.P. and the manager of TA Associates VIII LLC, TA Executives Fund LLC, and TA Investors LLC is TA Associates, Inc., a Delaware corporation.

     Set forth below is the name of each director and executive officer of TA Associates, Inc. and the present principal occupation or employment of each such person and a brief description of his principal occupation and business experience during at least the last five years. Each person listed below is a citizen of the United States.


          Roger B. Kafker. Mr. Kafker has been a Managing Director of TA Associates, Inc. since January 1, 1996 and was a principal of TA Associates, Inc. from January 1, 1994 through December 31, 1995.



          C. Kevin Landry. Mr. Landry has been the President, a Managing Director and Chairman of the Board of Directors of TA Associates, Inc. since January 1, 1994.


          P. Andrews McLane. Mr. McLane has been the Senior Managing Director of TA Associates, Inc. since January 1, 1997. From January 1, 1994 to January 1, 1997, Mr. McLane was a Managing Director of TA Associates, Inc.

          Jeffrey T. Chambers. Mr. Chambers has been a Managing Director of TA Associates, Inc. since January 1, 1994.

          Jacqueline C. Morby. Ms. Morby has been a Managing Director of TA Associates, Inc. since January 1, 1994.

          Katherine S. Cromwell. Ms. Cromwell has been a Managing Director and the Chief Financial Officer, Treasurer and Secretary of TA Associates, Inc. since January 1, 1994.

     The principal executive offices of TA Associates, Inc. and all related entities and the business address for each of the individuals listed above is 125 High Street, Suite 2500, Boston, Massachusetts 02110.

     NMS Partnership. NMS Capital, L.P., a Delaware limited partnership, is principally engaged in the business of investing in other companies. Its principal executive offices are located at 9 West 57th Street, 48th Floor, New York, New York 10019. The sole general partner of NMS Capital, L.P. is NMS Capital Management LLC, a Delaware limited liability company principally engaged in the business of investing through partnerships in other companies. The Managing Member of NMS Capital Management LLC is Gerald Rosenfeld who has held that position since April 1, 1998. Prior to becoming the Managing Member of NMS Capital Management LLC, Mr. Rosenfeld was employed by Lazard Freres & Co. LLC, as a Senior Generalist Merger Advisor from 1992 through 1997 and as the Head of Investment Banking from 1997 through April 1, 1998. The principal executive offices of NMS Capital, L.P. and NMS Capital Management LLC and the business address of Mr. Rosenfeld is 9 West 57th Street, 48th Floor, New York, New York 10019. The sole limited partner of NMS Capital, L.P. is NB Equity Holdings, Inc., a North Carolina corporation and wholly owned subsidiary of BankAmerica Corporation.


     TA Associates, Inc., GTCR, Inc. and Gerald Rosenfeld will not have direct equity interests in the Surviving Corporation and are therefore not included in the references in this proxy statement to the Equity Investors' equity interest in the Surviving Corporation.


     Management Group. The members of the Management Group are the following executive officers of CompDent:


          David R. Klock. Dr. Klock has served as Chairman and Chief Executive Officer of the Company and all of its subsidiaries, except DHMI and DentLease, since September 1995. Dr. Klock also served as Chairman of DHMI and DentLease since January 1997, and as President of DHMI and DentLease since July 1998. The principal business address of both DHMI and DentLease is 2630 Elm Hill Pike, Suite 200, Nashville, Tennessee 37214-3108. In addition, Dr. Klock served as President and as a director of American Prepaid since 1991. American Prepaid's principal business address is 100 Mansell Court East, Suite 400, Roswell, Georgia 30076.

          Phyllis A. Klock. Ms. Klock has served as the President and Chief Operating Officer of the Company and all of its subsidiaries, except DHMI and DentLease, since February 1998. Ms. Klock also served as President of the Company and all of its subsidiaries, except DHMI and DentLease, since January 1997, and as Executive Vice President and Corporate Secretary from September 1995 through December 1996. In addition, Ms. Klock served as Senior Vice President, Chief Administrative Officer and Corporate Secretary of American Prepaid from 1993 through August 1995.

          Bruce A. Mitchell. Mr. Mitchell has served as Executive Vice President, General Counsel and Corporate Secretary of the Company, and as Vice President of all of the Company's subsidiaries, except DHMI, since February 1996. Mr. Mitchell also served as Interim Chief Financial Officer and Treasurer of the Company and all of its subsidiaries, except DHMI and DentLease, from August 1997 through December 1997. In addition, Mr. Mitchell served as a partner in the law firm of Reinman, Harrell, Mitchell & Wattwood, P.A. ("Reinman, Harrell") from 1985 until January 1996. Reinman Harrell's principal business address is 1825 S. Riverview Drive, Melbourne, Florida 32901.

          Keith J. Yoder. Mr. Yoder has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since January 1998. From July 1997 to November 1997, Mr. Yoder served as Chief Financial Officer of GranCare, Inc., ("GranCare") and as Senior Vice President, Controller and Treasurer of GranCare from July 1995 to June 1997. Prior to the merger of Evergreen Healthcare, Inc. ("Evergreen") with GranCare in July 1995, Mr. Yoder served as Vice President and Chief Financial Officer of Evergreen since January 1992 and as Treasurer of Evergreen since December 1993. From December 1992 to June 1993, Mr. Yoder served as Vice President of National Heritage, Inc. ("NHI") and as the Chief Financial Officer and Secretary of NHI from January 1993 to June 1993.

     The business address for each member of the Management Group is the principal executive offices of CompDent, 100 Mansell Court East, Suite 400, Roswell, Georgia 30076. Each member of the Management Group is a citizen of the United States.


     Other Management Investors. One of the Other Management Investors is William G. Jens, Jr., CPA, Ph.D. Dr. Jens has been a director of the Company since 1998 and served as Senior Vice President of Finance of Company from July 1997 through January 1998. Dr. Jens is currently an Executive Vice President of the Company and Chief Operating Officer of DHMI. Dr. Jens served as a consultant to the Company from 1993 through 1997. Dr. Jens served as Chairman of the accounting department at Stetson University and Director of the M.E. Rinker, Sr., Institute of Tax and Accountancy. Dr. Jens' business address is the principal executive offices of DHMI, 2630 Elm Hill Pike, #200, Nashville, TN 37214,. Dr. Jens is a citizen of the United States.

                  PURCHASES OF COMMON STOCK BY CERTAIN PERSONS


     The following table sets forth certain information concerning purchases of Common Stock since January 1, 1997 by the Company and members of the Investor Group.


                                                        NUMBER OF                            WHERE AND HOW
NAME                                   DATE          SHARES PURCHASED   PRICE PER SHARE   TRANSACTION EFFECTED
----                             -----------------   ----------------   ---------------   --------------------


                                    EXPERTS

     The consolidated balance sheets as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three fiscal years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report. A representative of PricewaterhouseCoopers LLP will be at the Special Meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement, if so desired.

                      WHERE YOU CAN FIND MORE INFORMATION

     CompDent files annual, quarterly, and current reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, or other information that CompDent files at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. CompDent public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements, and other information concerning CompDent also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Commission allows CompDent to "incorporate by reference" information into this document, which means that CompDent can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that CompDent has previously filed with the Commission. These documents contain important business information about CompDent and its financial condition.

     CompDent may have sent to you some of the documents incorporated by reference, but you can obtain any of them through CompDent or the Commission or the Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from CompDent without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Stockhold-ers may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

         COMPDENT CORPORATION
         100 Mansell Court East, Suite 400
         Roswell, Georgia 30076
         Telephone: (770) 998-8936
         Attention: Keith J. Yoder -- Executive Vice President,
                    Chief Financial Officer and Treasurer

     You should note that Keith Yoder, as well as the other executive officers of CompDent, are participants in the Merger.


     The Company, the Acquiror, the Equity Investors, the Management Sponsors and certain of the Other Management Investors have filed a Schedule 13E-3 with the Commission with respect to the Merger. As permitted by the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. The
Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirety by such reference.


     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM COMPDENT, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.


     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. CompDent has not authorized anyone to provide you with information that is different from
what is contained in this document. This document is dated February   , 1999.
You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by CompDent (SEC File No. 0-26090) are incorporated by reference in this Proxy Statement:

          (i) CompDent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (ii) CompDent's Quarterly Report on Form 10-Q for quarter ended March 31, 1998;

          (iii) CompDent's Quarterly Report on Form 10-Q for quarter ended June 30, 1998;


          (iv) CompDent's Quarterly Report on Form 10-Q for quarter ended September 30, 1998;



          (v) CompDent's Current Report on Form 8-K filed on August 12, 1998;
     and



          (vi) CompDent's Current Report on Form 8-K filed on January   , 1999.


     All documents filed by CompDent with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                             STOCKHOLDER PROPOSALS

     If the Merger is not consummated for any reason, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or prior to
          , 1998 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     Management knows of no other business to be presented at the Special Meeting. If other matters do properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                             COMPDENT CORPORATION,

                            TAGTCR ACQUISITION, INC.

                      AND THE GUARANTORS DESCRIBED HEREIN

                           DATED AS OF JULY 28, 1998
                  AMENDED AND RESTATED AS OF JANUARY 18, 1999

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             -----
ARTICLE I  THE MERGER......................................................    A-1
     1.1  The Merger.......................................................    A-1
     1.2  Closing..........................................................    A-1
     1.3  Effective Time of the Merger.....................................    A-1
     1.4  Effects of the Merger............................................    A-1
ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES.........................    A-2
     2.1  Effect on Capital Stock..........................................    A-2
          (a)  Capital Stock of TAGTCR.....................................    A-2
          (b)  Cancellation of Treasury Stock and TAGTCR-Owned Stock.......    A-2
     2.2  Conversion of Securities.........................................    A-2
     2.3  Payment for Shares...............................................    A-3
          (a)  Paying Agent................................................    A-3
          (b)  Payment Procedures..........................................    A-3
          (c)  Termination of Payment Fund; Interest.......................    A-4
          (d)  No Liability................................................    A-4
          (e)  Withholding Rights..........................................    A-4
     2.4  Stock Transfer Books.............................................    A-4
     2.5  Stock Options....................................................    A-4
     2.6  Dissenting Shares................................................    A-5
ARTICLE III  REPRESENTATIONS AND WARRANTIES................................    A-5
     3.1  Representations and Warranties of the Company....................    A-5
          (a)  Organization, Standing and Power............................    A-5
          (b)  Capital Structure...........................................    A-6
          (c)  Authority; No Violations; Consents and Approvals............    A-7
          (d)  SEC Documents...............................................    A-8
          (e)  Information Supplied........................................    A-9
          (f)  Regulated Subsidiaries......................................    A-9
          (g)  Compliance with Applicable Laws.............................    A-9
          (h)  Litigation..................................................   A-10
          (i)  Taxes.......................................................   A-10
          (j)  Pension and Benefit Plans; ERISA............................   A-11
          (k)  Absence of Certain Changes or Events........................   A-12
          (l)  No Undisclosed Material Liabilities.........................   A-12
          (m)  Vote Required...............................................   A-13
          (n)  Labor Matters...............................................   A-13
          (o)  Intellectual Property.......................................   A-13
          (p)  Environmental Matters.......................................   A-14
          (q)  Insurance...................................................   A-15
          (r)  DHDC Financial Statements...................................   A-15
          (s)  Board of Directors Recommendation...........................   A-16
          (t)  Material Contracts..........................................   A-16
          (u)  Fairness Opinion............................................   A-16
          (v)  Regulatory Filings..........................................   A-16
          (w)  State Takeover Laws.........................................   A-16
     3.2  Representations and Warranties of TAGTCR.........................   A-16
          (a)  Organization, Standing and Power............................   A-16
          (b)  Authority; No Violations; Consents and Approvals............   A-17

                                       (i)

                                                                             PAGE
                                                                             -----
          (c)  Information Supplied........................................   A-17
          (d)  Board of Directors Recommendation...........................   A-18
          (e)  Delaware Law................................................   A-18
     3.3  Representations and Warranties of the Guarantors.................   A-18
          (a)  Organization, Standing and Power............................   A-18
          (b)  Authority; No Violations; Consents and Approvals............   A-18
          (c)  Information Supplied........................................   A-19
          (d)  Bridge Loan and Financing Commitment........................   A-19
ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS......................   A-20
     4.1  Covenants of the Company.........................................   A-20
          (a)  Ordinary Course.............................................   A-20
          (b)  Dividends; Changes in Stock.................................   A-20
          (c)  Issuance of Securities......................................   A-20
          (d)  Governing Documents.........................................   A-20
          (e)  Solicitation................................................   A-20
          (f)  No Acquisitions.............................................   A-21
          (g)  No Dispositions.............................................   A-21
          (h)  Governmental Filings........................................   A-21
          (i)  No Dissolution, Etc.........................................   A-21
          (j)  Other Actions...............................................   A-21
          (k)  Certain Employee Matters....................................   A-21
          (l)  Indebtedness; Agreements....................................   A-21
          (m)  Accounting..................................................   A-22
          (n)  Capital Expenditures........................................   A-22
          (o)  Insurance...................................................   A-22
          (p)  Hedging.....................................................   A-22
          (q)  Transfer of Interest in DHDC and DHMI.......................   A-22
     4.2  Covenants of TAGTCR and the Guarantors...........................   A-22
ARTICLE V  ADDITIONAL AGREEMENTS...........................................   A-23
     5.1  Preparation of the Proxy Statement; Company Stockholders
          Meeting..........................................................   A-23
     5.2  Access to Information............................................   A-24
     5.3  Broker and Finders...............................................   A-24
     5.4  Indemnification; Directors' and Officers' Insurance..............   A-24
     5.5  Efforts and Actions..............................................   A-25
     5.6  Publicity........................................................   A-25
     5.7  Notice of Certain Events.........................................   A-26
     5.8  State Takeover Laws..............................................   A-26
ARTICLE VI  CONDITIONS PRECEDENT...........................................   A-26
     6.1  Conditions to Each Party's Obligation to Effect the Merger.......   A-26
          (a)  Stockholder Approval........................................   A-26
          (b)  HSR Act.....................................................   A-26
          (c)  Governmental Consents.......................................   A-26
     6.2  Conditions of Obligations of TAGTCR and the Guarantors...........   A-26
          (a)  No Material Adverse Effect..................................   A-26
          (b)  Representations and Warranties..............................   A-26
          (c)  Performance of Obligations of the Company...................   A-26
          (d)  Financing...................................................   A-26
          (e)  No Injunctions or Restraints................................   A-27

                                      (ii)

                                                                             PAGE
                                                                             -----
     6.3  Conditions of Obligations of the Company.........................   A-27
          (a)  Representations and Warranties of TAGTCR....................   A-27
          (b)  Representations and Warranties of the Guarantors............   A-27
          (c)  Performance of Obligations of TAGTCR........................   A-27
          (d)  Performance of Obligations of the Guarantors................   A-27
          (e)  No Injunctions or Restraints................................   A-27
ARTICLE VII  TERMINATION AND AMENDMENT.....................................   A-28
     7.1  Termination......................................................   A-28
     7.2  Effect of Termination............................................   A-28
     7.3  Payment of Fees and Expenses.....................................   A-29
ARTICLE VIII  GENERAL PROVISIONS...........................................   A-30
     8.1  Nonsurvival of Representations, Warranties and Agreements........   A-30
     8.2  Notices..........................................................   A-30
     8.3  Interpretation...................................................   A-31
     8.4  Counterparts.....................................................   A-31
     8.5  Entire Agreement; Third Party Beneficiaries......................   A-31
     8.6  GOVERNING LAW....................................................   A-31
     8.7  Assignment.......................................................   A-31
     8.8  Amendment........................................................   A-32
     8.9  Extension; Waiver................................................   A-32
          Severability.....................................................
    8.10                                                                      A-32
          Enforcement of Agreement.........................................
    8.11                                                                      A-32
          Guarantors.......................................................
    8.12                                                                      A-32
          Disclosure Letters...............................................
    8.13                                                                      A-33

                                      (iii)

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 28, 1998 and amended and restated as of January 18, 1999 (this "Agreement"), is made and entered into by and among TAGTCR Acquisition, Inc., a Delaware corporation ("TAGTCR"), NMS Capital, L.P. ("NMS"), Golder, Thoma, Cressey, Rauner Fund V, L.P. ("GTCR"), TA/Advent VIII L.P. ("TA" and together with NMS and GTCR, herein referred to as the "Guarantors"), and CompDent Corporation, a Delaware corporation (the "Company"). Unless otherwise indicated, references herein to the phrases "the date hereof," "the date of this Agreement," and other phrases of similar import shall be deemed to be references to the date of the amendment and restatement of this Agreement, rather than the original date of this Agreement.

     WHEREAS, the respective Boards of Directors of TAGTCR and the Company have approved the merger of TAGTCR with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Merger and this Agreement require the vote of a majority of the issued and outstanding shares of common stock, par value $.01 per share of the Company (the "Company Common Stock");

     WHEREAS, TAGTCR and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), TAGTCR shall be merged with and into the Company at the Effective Time as set forth in Section 1.3. At the Effective Time, the separate corporate existence of TAGTCR shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"), and shall continue under the name "CompDent Corporation."

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Central time, on the thirtieth business day after satisfaction and/or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of Kirkland & Ellis, Chicago, Illinois, unless another date, time or place is agreed to in writing by the parties hereto.

     1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a duly executed certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as provided in the DGCL, on the Closing Date, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the time of the filing of the Certificate of Merger (the "Effective Time").

     1.4 Effects of the Merger.

     (a) The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of the Company and TAGTCR shall vest in the Surviving

Corporation, and all debts, liabilities and duties of the Company and TAGTCR shall become the debts, liabilities and duties of the Surviving Corporation.

     (b) The directors of TAGTCR and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and the DGCL.

     (c) The Certificate of Incorporation of the Company shall be amended and restated in its entirety as set forth on Exhibit A attached hereto, and, from and after the Effective Time, such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     (d) The Bylaws of the Company shall be amended and restated in their entirety as set forth on Exhibit B attached hereto, and, from and after the Effective Time, such amended and restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Certificate of Incorporation or the Bylaws.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of TAGTCR:

          (a) Capital Stock of TAGTCR. Each share of the common stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and each share of Convertible Participating Preferred Stock of TAGTCR issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Convertible Participating Preferred Stock of the Surviving Corporation with all of the rights and privileges set forth in the Certificate of Incorporation of Surviving Corporation in accordance with Section 1.4(c).

          (b) Cancellation of Treasury Stock and TAGTCR-Owned Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company or any of its Subsidiaries (as defined below) and all shares of Company Common Stock and other shares of capital stock of the Company owned by TAGTCR shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

     2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of TAGTCR, the Company or the holders of any of the shares thereof:

          (a) Subject to the other provisions of this Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares owned by the Company or any of its Subsidiaries (as defined below) or by TAGTCR and Recapitalization Shares (as defined below) and Dissenting Shares (as defined in Section 2.6)) shall be converted into the right to receive $15.00 per share, net to the seller in cash, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender and exchange of the Certificate (as defined in Section 2.3(b)) representing such share of Company Common Stock.

          (b) All such shares of Company Common Stock, when converted as provided in Section 2.2(a) (the "Shares"), no longer shall be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such Shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Common Stock except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with the provisions of
     Section 2.3, shall only represent the right to receive for their Shares, the Merger Consideration, without any interest thereon.

          (c) Each share of Company Common Stock identified on Schedule 2.2(c) (a "2.2(c) Recapitalization Share"), as revised from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into 1.243056 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation and
     0.0142542 fully paid and nonassessable shares of Convertible Participating Preferred Stock.

          (d) Each share of Company Common Stock identified on Schedule 2.2(d) (a "2.2(d) Recapitalization Share" and together with the 2.2(c) Recapitalization Shares, the "Recapitalization Shares"), as revised from time to time at least one (1) business day prior to the mailing of the Proxy Statement by TAGTCR, shall be converted into 30 fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Surviving Corporation.

     2.3 Payment for Shares.

     (a) Paying Agent. Prior to the Effective Time, TAGTCR shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration, and TAGTCR shall deposit or shall cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Article II, through the Paying Agent (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.2(a) and this Section 2.3 to holders of shares of Company Common Stock (other than the Company or TAGTCR or holders of Dissenting Shares). The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund.

     The Paying Agent shall invest portions of the Payment Fund as TAGTCR directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of Company Common Stock entitled thereto as contemplated by this Section
2.3. The Surviving Corporation shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All earnings on Permitted Investments shall be paid to the Surviving Corporation. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.3, the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

     (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct the Paying Agent to mail to each holder of record (other than the Company or TAGTCR) of a certificate or certificates which, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (x) the number of shares of Company Common Stock represented by such Certificate and (y) the Merger

Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(b), each Certificate (other than Certificates representing Shares owned by the Company or TAGTCR or the Dissenting Shares), shall represent for all purposes only the right to receive the Merger Consideration. In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement upon the delivery of a duly executed affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, reasonable indemnification against any claim that may be made against the Surviving Corporation with respect to such Certificate.

     (c) Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

     (d) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (e) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the corporation otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfer of shares of Company Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates presented to the Surviving Corporation or the Paying Agent for any reason shall be converted into the Merger Consideration.

     2.5 Stock Options. At the Effective Time, each holder of a then outstanding option to purchase shares of Company Common Stock under any outstanding stock option plan or arrangement, including any outstanding stock option plan or arrangement which immediately prior to the Effective Time is then exercisable (a "Vested Option"), including the Company's Directors' Stock Option Plan, 1994 Stock Option and Grant Plan, as amended, 1997 Stock Option Plan (collectively, the "Option Plans") and those certain stock option agreements described in the Disclosure Schedule (as defined in Section 3.1, each an "Option" and collectively, the "Options"), but excluding those certain other stock option agreements described in the Disclosure Schedule (the "Excluded Options"), shall, in settlement thereof, receive for each share of Company Common Stock subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the excess of the Merger Consideration over the per share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as the "Option Consideration"). Upon receipt of the Option Consideration, each Option shall be cancelled in accordance with its terms or the terms of the applicable Option Plan. All Options which are not Vested Options shall be cancelled in accordance with their terms or the applicable Option Plan. The surrender of an Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option. Prior the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Options and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.5. All Option Plans and option agreements executed pursuant thereto, other than the Excluded Options (an "Option Agreement"), shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time. The Company shall use its reasonable best efforts to ensure that following the Effective Time no participant in or under any Option Agreement, Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such Option Agreements, Option Plans and other plans, programs and arrangements. Upon the execution and delivery of this Agreement, the Company will suspend, terminate, or refrain from renewing the Company's Employee Stock Purchase Plan ("ESPP") until the termination of this Agreement.

     2.6 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.3 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. With such exceptions as are specifically set forth in a letter (the "Disclosure Schedule") delivered by the Company to TAGTCR prior to January 18, 1999, the Company represents and warrants to TAGTCR as follows:

          (a) Organization, Standing and Power. Each of the Company, its Subsidiaries, and Dental Health Development Corporation, a Delaware corporation ("DHDC"), is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or become so licensed will not have, individually or in the aggregate, a Material Adverse Effect (as described below) on the Company. The Company has heretofore made available to TAGTCR true and complete copies of its, its Subsidiaries' and DHDC's respective Certificates of Incorporation and Bylaws or comparable organizational documents. DHDC and all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified in Section 3.1(a) of the Disclosure Schedule which is attached hereto and incorporated herein. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to a specified Person, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, results of operations, assets, liabilities (fixed or contingent), or financial condition of such Person and its Subsidiaries, taken as a whole. As used in this Agreement, the word "Subsidiary", with respect to any party, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 25% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries. As used in this Agreement, "Person" means any individual, corporation, partnership, joint venture, association, trust or unincorporated organization.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $0.01 par value ("Preferred Stock"). At the close of business on the date of this Agreement: (i) 10,112,629 shares of Company Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 2,000,000 shares of Preferred Stock were reserved for issuance under the Shareholder Rights Agreement between the Company and State Street Bank and Trust Company (the "Rights Agreement"); (iv) 960,000 shares of Company Common Stock were reserved for issuance pursuant to the Option Plans of which 694,500 shares of Company Common Stock are subject to outstanding Options;
     (v) 438,500 shares of Company Common Stock were reserved for issuance pursuant to Option Agreements (other than Option Agreements under Option Plans); (vii) except for the issuance of shares of Company Common Stock pursuant to the exercise of the Options and agreements relating to the initial capitalization of DHDC, there are no employment, executive termination or other agreements providing for the issuance of shares of Company Common Stock; (vii) no shares of Company Common Stock were held by the Company; and (ix) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, and nonassessable and are not subject to preemptive or other similar rights. No shares of Company Common Stock are owned by DHDC or any Subsidiary of the Company. All outstanding shares of capital stock of DHDC and the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable and (excluding the capital stock of DHDC) are owned by the Company or a direct or indirect Subsidiary free and clear of all liens, charges, claims or encumbrances of any nature ("Liens"). At the close of business on the date of this Agreement, DHDC had (i) 84,000 shares of Class A Common Stock outstanding, (ii) 13,000 shares of Class B Common Stock outstanding, (iii) 10,000 shares of Class A Preferred Stock outstanding, and (iv) 150 shares of Class B Preferred Stock outstanding, of which the Company owns beneficially and of record 150 shares of Series B Preferred Stock. Except
     (i) as set forth in this Section 3.1(b), (ii) for the rights under the Rights Agreement, (iii) for the issuance of shares of Company Common Stock under the ESPP with respect to purchase requests made prior to the date hereof, (iv) for the agreements entered into in connection with the initial capitalization of DHDC, and (v) for changes resulting from the exercise of Options or as contemplated by this Agreement, there are outstanding: (A) no shares of capital stock, Company Voting Debt or other voting securities of the Company, (B) no securities of the Company, DHDC or any Subsidiary of the Company convertible into, or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company, DHDC, or any Subsidiary of the Company, and (C) no options, warrants, calls, subscriptions, or other rights, (including preemptive rights), commitments or agreements to which the Company, DHDC or any Subsidiary of the Company is a party or by which it is bound, to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company, DHDC or any Subsidiary of the Company, or obligating the Company, DHDC or any Subsidiary of the Company to grant, extend, or enter into any such option, warrant, call, subscription, or other right, commitment or agreement. Set forth in Section 3.1(b) of the Disclosure Schedule is a true and complete list of all outstanding options, warrants and rights to purchase shares of Company Common Stock and the exercise prices relating thereto. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts, or other agreements to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. The Company is not a party to any agreement that restricts the Company's voting of the stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval and (assuming that this Agreement is duly executed and delivered by TAGTCR) constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of the Company, any of its Subsidiaries or DHDC,
     (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company Employee Benefit Plan (as defined in Section 3.1(j)), Company Permit (as defined in Section 3.1(g)), or any other agreement, obligation, instrument, concession, franchise or license, or (C) any judgment, order, decree, law, statute, rule or regulation of any public body or authority applicable to the Company or any of its Subsidiaries, or DHDC, or their respective properties or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has taken all actions necessary under the DGCL, including approving the transactions contemplated by this Agreement, to ensure that Section 203 of the DGCL does not, and will not, apply to the transactions contemplated in this Agreement.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries or DHDC in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby the failure to obtain which will, individually or in the aggregate, have a Material Adverse Effect on the Company or materially delay the ability of such Person to consummate the transactions contemplated by this Agreement, except for: (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder; (B) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement in definitive form relating to a meeting of the holders of Company Common Stock to approve this Agreement and the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "Proxy Statement"), and (y) such reports under and such other compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (E) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance, (F) the approval of this Agreement and the Merger pursuant to applicable laws governing dental referral plans, dental service corporations, health insurance organizations, life, accident, health and/or disability insurance organizations, limited service health maintenance organizations, prepaid dental plans, preferred provider administrators, third party administrators, health maintenance organizations, limited health service organizations, insurance holding companies and other product, program or service of the Company and its Subsidiaries (collectively "Dental Products") that is subject to regulation under the insurance laws of any state in which the Company or its Subsidiaries do business; (G) approval of transfer of ownership of any Dental Product of the Company and its Subsidiaries by the applicable Governmental Entity in any state in which such approval is required in connection with the performance of this Agreement; and (H) the filing of any notice of transfer of ownership or other notice relating to any Dental Product of the Company and its Subsidiaries, in compliance with the laws of any state in which any such filing is prepared, in connection with the performance of this Agreement.

          (iv) The Board of Directors of the Company has taken such action to amend the Rights Agreement so that neither TAGTCR nor its Affiliates and Associates (as such terms are defined in the Rights Agreement) are deemed "Acquiring Persons" in connection with the Rights Agreement.

          (d) SEC Documents. Since May 1, 1995, the Company has filed all forms, reports, schedules, registration statements, proxy statements and documents with the SEC required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the SEC rules and regulations promulgated thereunder (all such documents filed through the date hereof collectively, the "Company SEC Documents"). The Company has made available to TAGTCR the Company SEC Documents. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

          (e) Information Supplied. (i) None of the information supplied or to be supplied by the Company for inclusion or incorporated by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders Meeting (as hereinafter defined) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein will comply as to form, in all material respects, with the provisions of the Exchange Act or the rules and regulations thereunder.

          (ii) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") will on the date filed with the SEC or at the time of the Company's Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (f) Regulated Subsidiaries. (i) The Company has previously made available to TAGTCR true and complete copies of the following statutory financial statements for each Subsidiary of the Company that is required to prepare and file statutory financial statements;

             (A) the annual statutory statements for each such Subsidiary for each of the years ended December 31, 1996 and 1997; and

             (B) the quarterly statutory statements for each such Subsidiary for each of the quarters ended March 31, June 30 and September 30, 1998.

     Each such statement was prepared in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied.

          (ii) All Dental Products of the Company and each Subsidiary that are regulated by insurance or health care laws are, to the extent required by applicable law, on forms and at rates approved by the regulatory authority in the jurisdictions where issued (or have been filed with and not objected to by such regulatory authority within the period provided for objection), except where the failure be on such forms or at such rates will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (g) Compliance with Applicable Laws. The Company, its Subsidiaries and DHDC hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to enable them to conduct their respective businesses as they are now being conducted other than those which the failure to hold does not have a Material Adverse Effect on the Company (the "Company Permits"); a list of Company Permits is set forth in Section 3.1(g) of the Disclosure Schedule. The Company, its Subsidiaries and DHDC are in compliance with the terms of the Company Permits, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents, the Company, its Subsidiaries and DHDC are in compliance in all material respects with applicable laws, except for such noncompliance that will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (h) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, claim, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against the Company, DHDC or any Subsidiary of the Company or any of their respective assets or properties, individually or in the aggregate, which will have a Material Adverse Effect on the Company ("Company Litigation"). There is no judgment, writ, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, DHDC or any Subsidiary of the Company which, individually or in the aggregate, will have a Material Adverse Effect on the Company ("Company Order").

          (i) Taxes. (i) All Tax Returns (as defined herein) required to be filed by or with respect to the Company, each of its Subsidiaries and DHDC have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects except where the failure to file would not have a Material Adverse Effect on the Company. The Company, each of its Subsidiaries and DHDC has duly and timely paid (or there has been paid on its behalf) all Taxes (as defined herein) that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it, except for Taxes the liability for which is being contested in good faith or the nonpayment of which will not have a Material Adverse Effect on the Company. With respect to any period for which Taxes are not yet due with respect to the Company or any Subsidiary, each of the Company and its Subsidiaries has made due and sufficient current accruals for such Taxes in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents. The Company and each of its Subsidiaries has made (or there has been made on its behalf) all required estimated tax payments sufficient to avoid any material underpayment penalties. Each of the Company, its Subsidiaries and DHDC has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any material amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (ii) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority is pending or, to the knowledge of the Company, threatened in regard to any Taxes due from or with respect to the Company, any of its Subsidiaries or DHDC or any Tax Return filed by or with respect to the Company, any Subsidiaries or DHDC. No material assessment of Taxes is proposed against the Company, any of its Subsidiaries or DHDC or any of their assets.

          (iii) No election under Section 338 of the Internal Revenue Code of 1986, as amended (the "Code") has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign law has been entered into by or with respect to the Company, any of its Subsidiaries or DHDC. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company, any of its Subsidiaries or DHDC or any of their assets. None of the Company, any of its Subsidiaries or DHDC is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company, any of its Subsidiaries or DHDC has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company, any of its Subsidiaries or DHDC. The Internal Revenue Service has not proposed any such adjustment or change in accounting method. None of the assets of the Company, any of its Subsidiaries or DHDC is or will be required to be treated as being owned by any Person (other than the Company or its

     Subsidiaries) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (iv) None of the Company, any of its Subsidiaries or DHDC is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreements or similar contract.

          (v) The Company and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, and such affiliated group files a consolidated federal income Tax Return.

          (vi) The Company has previously made available to TAGTCR true and complete copies of each of (a) any written audit reports issued by any representative of a taxing authority within the last three years relating to the United States federal, state, local or foreign Taxes due from or with respect to the Company, its Subsidiaries and DHDC; and (b) the United States federal, state, local and foreign Tax Returns, for each of the last three taxable years, filed by or with respect to the Company, its Subsidiaries and DHDC.

          (vii) "Code" shall mean the Internal Revenue Code of 1986, as amended. "Taxes" shall mean all taxes, charges, fees, levies, or other assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes, license, severance, stamp, occupation, windfall profits, environmental, customs duties, capital stock, unemployment, disability, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind, whether disputed or not, imposed by the United States of America, or by any state, local, or foreign government, or any subdivision or agency of the United States or any such government, and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof, including any obligations under any agreements with respect to any of the foregoing. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

          (j) Pension and Benefit Plans; ERISA.

          (i) Section 3.1(j)(i) of the Disclosure Schedule sets forth a true and complete list of:

             (A) all "employee benefit plans," as defined in Section 3(3) of ERISA, which the Company, any of its Subsidiaries or DHDC has any obligation or liability, contingent or otherwise ("Benefit Plans"); and

             (B) all employment or consulting agreements, bonus or other incentive compensation, deferred compensation, salary continuation during any absence from active employment for disability or other reasons, severance, sick days, stock award, stock option, stock purchase or other equity-based plan or program, tuition assistance, club membership, employee discount, employee loan, or vacation pay agreements, policies or arrangements which the Company, any of its Subsidiaries or DHDC maintains or has any obligation or liability (contingent or otherwise) with respect to any current or former officer, director or employee of the Company, any of its Subsidiaries or DHDC (the "Employee Arrangements").

          (ii) With respect to each Benefit Plan and Employee Arrangement, a true and complete copy of each of the following documents (if applicable) has been made available to TAGTCR: (A) the most recent plan and related trust documents, and all amendments thereto (or, in the case of an unwritten Employment Arrangement, a description thereof); (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent Internal Revenue Service determination letter; (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 88, 106, 112 and 132) and (F) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

          (iii) The Company, its Subsidiaries and DHDC have not during the preceding six years had any obligation or liability (contingent or otherwise) with respect to a Benefit Plan which is described in Section 3(37); 4(b)(4), 4063 or 4064 of ERISA or which is subject to Section 412 of the Code or Title IV of ERISA.

          (iv) The Benefit Plans and their related trusts intended to qualify under Section 401 and to be tax-exempt under Section 501(a) of the Code have received favorable determination letters from the Internal Revenue Service. The Company is not aware of any event or circumstance that could result in the failure of such Benefit Plans to be so qualified or tax exempt. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries, which is intended to be qualified and is tax-exempt under Section 501(c)(9) of the Code has received a favorable determination letter from the Internal Revenue Service.

          (v) All contributions or other payments required to have been made by the Company, its Subsidiaries and DHDC to or under any Benefit Plan or Employee Arrangements by applicable law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made, except for the failure to make such contribution or payment as will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (vi) The Benefit Plans and Employee Arrangements comply in all material respects with applicable laws and have been maintained and administered in all material respects in accordance with their terms and applicable laws.

          (vii) There are no pending or, to the knowledge of Company, threatened actions, claims or proceedings against or relating to any Benefit Plan or Employee Arrangement other than routine benefit claims by Persons entitled to benefits thereunder and those actions, claims and proceedings that will not have a Material Adverse Effect on the Company.

          (viii) The Company, its Subsidiaries and DHDC do not maintain or have an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except (A) as may be required under part 6 of Title I of ERISA or applicable state law (after a termination of employment or service as a director for which coverage of the participant or the participant's beneficiary is charged at the maximum possible premium) or (B) a medical expense reimbursement account plan pursuant to Section 125 of the Code.

          (ix) None of the assets of any Benefit Plan is stock of the Company, any of its affiliates or DHDC, or property leased to or jointly owned by the Company, any of its affiliates or DHDC.

          (x) The Company, its Subsidiaries and DHDC have no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of an underfunded pension plan.

          (k) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed after September 30, 1998, since September 30, 1998, the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course and in a manner which, if it had been carried on after execution of this Agreement, would have been in compliance with Section 4.1 hereof and no event or events has or have occurred that (either individually or in the aggregate) has had or will have a Material Adverse Effect on the Company.

          (1) No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, unmatured, absolute, determined, determinable or otherwise, that are required to be reflected on a balance sheet prepared in accordance with GAAP other than: (i) liabilities reflected on the Consolidated Balance Sheet of the Company and its Subsidiaries contained in the Quarterly Report on Form 10-Q or the notes thereto for the quarter ended September 30, 1998 (the "September 30 Balance Sheet"), (ii) liabilities under this Agreement, (iii) liabilities with respect to the Company's investment in DHDC and (iv) liabilities incurred in the ordinary course of business and consistent with past practices, none of which individually or in the aggregate, has had or will have a Material Adverse Effect on the Company.

          (m) Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and this Agreement and the transactions contemplated hereby under any applicable law, rule or regulation or pursuant to the requirements of the Company's Certificate of Incorporation and Bylaws.

          (n) Labor Matters. (i) Neither the Company, any of its Subsidiaries nor DHDC is a party to any labor or collective bargaining agreement, and no employees of Company, any of its Subsidiaries or DHDC are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of Company, there have been no organizing activities involving the Company, its Subsidiaries or DHDC with respect to any group of employees of the Company, any of its Subsidiaries or DHDC.

          (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the Company's knowledge, threatened in writing against or involving Company, any of its Subsidiaries or DHDC. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employees or group of employees of the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

          (iii) There are no complaints, charges or claims against the Company, any of its Subsidiaries or DHDC pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company, any of its Subsidiaries or DHDC, which have or will have a Material Adverse Effect on the Company.

          (iv) there has been no "mass layoff" or "plant closing" (as defined by WARN) with respect to the Company, its Subsidiaries or DHDC within the six months prior to Closing.

          (o) Intellectual Property. (i) Section 3.1(o) of the Disclosure Schedule sets forth a true and complete list of each material trademark, trade name, patent, service mark, brand mark, brand name, industrial design, and copyright owned or used by the Company or its Subsidiaries on a regular basis in connection with the operation of the businesses of each of the Company, its Subsidiaries and DHDC as well as a true and complete list of all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the "Company Intellectual Property"). All of the Company Intellectual Property is owned by the Company, its Subsidiaries or DHDC free and clear of any and all Liens, except where the failure to so own will not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the Company's knowledge, the use of the Company Intellectual Property by the Company, its Subsidiaries or DHDC does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, industrial design, copyright or any pending application therefor of any other Person and neither the Company, any of its Subsidiaries nor DHDC has received any notice of any claim or otherwise knows that any of the Company Intellectual Property is invalid or conflicts with the asserted rights of any other Person except where such invalidity or conflict will not have a Material Adverse Effect on the Company.

          (ii) Each of the Company, its Subsidiaries and DHDC owns or has a right to use all Company Intellectual Property necessary for the operation of its respective business, except where the failure to so own or have a right to use will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (iii) Each of the licenses or other contracts pursuant to which the Company, its Subsidiaries or DHDC has rights to Company Intellectual property is in full force and effect and is valid and enforceable in accordance with its terms, and there is no material default under any such license or contract either by the Company, any of its Subsidiaries or DHDC or, to the knowledge of the Company, by any other party thereto, except where such failure or default will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (p) Environmental Matters.  (i) For purposes of this Agreement:

             (A) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials) arising from or under any Environmental Law.

             (B) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. sec.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec.1801 et, seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec.6901 et, seq.), The Clean Water Act (33 U.S.C. sec.1251 et, seq.), the Clean Air Act (33 U.S.C. sec.7401 et, seq.), the Toxic Substances Control Act (15 U.S.C. sec.7401 et, seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. sec.136 et, seq.), and the Occupational Safety and Health Act (29 U.S.C. sec.651 et, seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, including, without limitation, the Industrial Site Recovery Act ("IRSA"), and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

             (C) "Hazardous Material" means any substance, material or waste which is regulated by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

             (D) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, disposal, leaching, or migration into the environment, including any property owned by the Company, its Subsidiaries or DHDC or into or out of any property; and

             (E) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law by the Company, its Subsidiaries or DHDC, or voluntarily undertaken by the Company, its Subsidiaries or DHDC to (I) clean up, remove, treated, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment, (II) prevent the Release or threatened of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment, (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release, or (IV) bring the applicable party into compliance with any Environmental Law.

          (ii) Except as set forth in Company SEC Documents or Section 3.1(q) of the Disclosure Schedule:

             (A) The operations of the Company, its Subsidiaries and DHDC have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to be in compliance will not have a Material Adverse Effect on the Company;

             (B) The Company, its Subsidiaries and DHDC have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on the Company;

             (C) The Company, its Subsidiaries and DHDC are not subject to any outstanding written orders from, or written agreements with, any Governmental Entity or other Person respecting (1) Environmental Laws,
        (2) Remedial Action, or (3) any Release or threatened Release of a Hazardous Material;

             (D) The Company, its Subsidiaries and DHDC have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability is outstanding;

             (E) To the knowledge of the Company, neither the Company, any of its Subsidiaries or DHDC has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) which will have a Material Adverse Effect on the Company;

             (F) Except for de minimis amounts which are regulated as conditionally exempt small quantity generators, the operations of the Company, its Subsidiaries and DHDC do not involve the transportation, treatment, storage, or disposal of hazardous waste for purposes of the requirements set forth under, 40 C.F.R. Parts 260-270 or any state equivalent;

             (G) There is not now, nor to the knowledge of the Company has there been in the past, on or in any property owned by the Company, its Subsidiaries or DHDC any of the following: (1) any underground storage tanks or surface impoundments, (2) any asbestos-containing materials, or
        (3) any polychlorinated biphenyls;

             (H) No judicial or administrative proceedings are pending or, to the knowledge of the Company, threatened against the Company, its Subsidiaries or DHDC alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or DHDC under Environmental Laws, in each case which will have a Material Adverse Effect on the Company; and

             (I) The Company and its Subsidiaries have made available to TAGTCR true and complete copies of all environmentally related audits, assessments, studies, reports, analyses, and results of investigations prepared within the past five years of any real property currently or formerly owned, operated or leased by the Company, its Subsidiaries or DHDC that are in the possession, custody or control of the Company, any of its Subsidiaries or DHDC.

          (q) Insurance. Set forth on Section 3.1(q) of the Disclosure Schedule is a true and complete list and description of insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage and deductibles provided thereunder and all claims against such policies) maintained by the Company, any of its Subsidiaries and DHDC.

          (r) DHDC Financial Statements. The Company has made available to TAGTCR the operating statement for DHDC for the period commencing January 1, 1998 until September 30, 1998 (the "DHDC Financial Statements"). The DHDC Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments) the results of operations of DHDC for the periods presented therein.

          (s) Board of Directors Recommendation. The Board of Directors of the Company, based upon the unanimous recommendation of a Special Committee consisting of only non-employee directors of the Company, at a meeting duly called and held, has by the vote of those directors present (i) determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of the stockholders of the Company (other than TAGTCR and the holders of Recapitalization Shares) and has approved the same, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement, the Merger and the transactions contemplated hereby.

          (t) Material Contracts. Except as set forth in the Company SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company, and, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger with the other transactions contemplated hereby will be an "excess parachute payment" within the meaning of Section 280G of the Code. Each contract, agreement or other document or instrument ("Material Contract") to which the Company or any of its Subsidiaries is a party that was required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997 was so filed. None of the Company or its Subsidiaries is (with or without lapse of time or giving notice, or both) in material breach or default in any respect under any Material Contract. Except for the Rights Agreement, the Company is not a party to or subject to any "poison pill", shareholders rights plan, rights agreement or similar agreement, instrument or plan.

          (u) Fairness Opinion. The Company has received the opinion of The Robinson-Humphrey Company, LLC, financial advisor to the Company (the "Financial Advisor"), to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

          (v) Regulatory Filings. The Company has made available for inspection by TAGTCR complete copies of all material registrations, filings and submissions made since January 1, 1996 by the Company or any Subsidiary with any Governmental Entity and any reports of examinations issued since January 1, 1996 by any such Governmental Entity that relate to the Company or any Subsidiary. The Company and each Subsidiary has filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, will not have a Material Adverse Effect on the Company; and, to the knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, and complete and accurate when filed, except where such incompleteness or inaccuracy individually, or in the aggregate, will not have a Material Adverse Effect on the Company.

          (w) State Takeover Laws. The Company's Board of Directors has taken such action so that no takeover statute or similar statute or regulation of the State of Delaware or the State of Georgia (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies to this Agreement, the Merger, or any of the other transactions contemplated hereby.

          3.2 Representations and Warranties of TAGTCR. TAGTCR represents and warrants to the Company as follows:

          (a) Organization, Standing and Power. TAGTCR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on TAGTCR.

          (b) Authority; No Violations; Consents and Approvals. (i) TAGTCR has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TAGTCR. This Agreement has been duly executed and delivered by TAGTCR and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of TAGTCR enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by TAGTCR, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the Certificate of Incorporation or Bylaws of TAGTCR, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license of TAGTCR or (C) any law applicable to TAGTCR or its respective property or assets; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on TAGTCR.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to TAGTCR in connection with the execution and delivery of this Agreement by TAGTCR or the consummation by TAGTCR of the transactions contemplated hereby, except for
     (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
     (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Arizona and Texas Departments of Insurance and the approval thereof by the Arizona and Texas Directors of Insurance.

          (c) Information Supplied. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by TAGTCR for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting or the Effective Time, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to TAGTCR or other information supplied by TAGTCR for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (d) Board of Directors Recommendation. The Board of Directors of TAGTCR, at a meeting duly called and held (or by valid written consent in lieu thereof), has determined that this Agreement, the Merger and the transactions contemplated hereby are fair to and in the best interests of TAGTCR and have approved the same. The Board of Directors of TAGTCR has approved this Agreement and the Merger at a meeting duly called and held (or by valid written consent in lieu thereof) and no further approval is required pursuant to the DGCL, the Certificate of Incorporation or the Bylaws of TAGTCR.

          (e) Delaware Law. TAGTCR was not, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of
     Section 203 of the DGCL.

     3.3 Representations and Warranties of the Guarantors. Each of the Guarantors represents and warrants severally with respect to themselves to the Company as follows:

          (a) Organization, Standing and Power. Each of the Guarantors is an entity duly organized, validly existing, and in good standing under the laws of its formation, has all requisite corporate or partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to become so licensed does not have or could not reasonably be expected to have a Material Adverse Effect on each of the Guarantors.

          (b) Authority; No Violations; Consents and Approvals.

          (i) Each of the Guarantors has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Guarantors. This Agreement has been duly executed and delivered by each of the Guarantors and (assuming this Agreement is duly executed and delivered by the Company) constitutes a valid and binding obligation of each of the Guarantors enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by each of the Guarantors, following the satisfaction or waiver of the conditions set forth in Article VI, will not: (A) violate any provision of the formation documents of each of the Guarantors, (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under; give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation; or result in the creation of a Lien or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation") pursuant to any loan or credit agreement, note, mortgage, deed of trust, indenture, lease or other agreement, obligation, instrument, concession, franchise or license or (C) any law applicable to each of the Guarantors or its respective property or assets, which has or could reasonably be expected to have a Material Adverse Effect on each of the Guarantors; provided, however, that no representation or warranty is made in the foregoing clauses (B) and (C) with respect to matters that, individually or in the aggregate, will not have a Material Adverse Effect on each of the Guarantors.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, is required by or with respect to any Guarantor in connection with the execution and delivery of this Agreement by such Guarantor or the consummation by such Guarantor of the transactions contemplated hereby, except for (A) filings under the HSR Act, (B) the filing with the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, (E) the approval of this Agreement and the Merger pursuant to applicable laws governing health maintenance organizations, limited service health organizations, and insurance holding companies set forth in the Disclosure Schedule, and (F) the filing of a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer with the Texas and Arizona Departments of Insurance and the approval thereof by the Texas and Arizona Directors of Insurance.

          (c) Information Supplied. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by any Guarantor for inclusion or incorporation by reference in the Schedule 13E-3 will, on the date filed with the SEC or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or admit to state any material facts required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3, insofar as it relates to any Guarantor or other information supplied by any Guarantor for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (d) Bridge Loan and Financing Commitment. TAGTCR or the Guarantors have received (i) a written commitment (each of which is conditioned upon the conditions set forth therein) from NationsBridge, L.L.C., NationsBank, N.A. and NationsBanc Montgomery Securities, LLC (collectively, the "Banks") for the provision of a guaranteed loan in the amount of $20 million and senior and subordinated debt financing of approximately $145 million in the aggregate, (ii) written commitments from the Guarantors to subscribe for an aggregate of at least $87.7 million (including the DHDC Rollover (as defined below)), and (iii) a written commitment from certain existing stockholders of the Company to cause 200,000 shares of Company Common Stock to be treated as Recapitalization Shares (the commitments set forth in (i), (ii) and (iii) are collectively referred to as the "Commitments"). The DHDC Rollover shall mean the agreement by GTCR to contribute its DHDC common stock (including the shares of DHDC common stock which GTCR has agreed to repurchase from RH Capital Partners, L.P.) directly or indirectly into Surviving Corporation immediately after the Effective Time, which agreement shall be valued so as to return $10 million and provide a 31% internal rate of return on GTCR's $10.0 million investment in DHDC from September 12, 1997. Based upon the representations and warranties set forth in Section 3.1, the aggregate of $255.7 million of financing contemplated by the Commitments (the "Financing") will be sufficient (i) to consummate the Merger and pay the Merger Consideration and the Option Consideration, (ii) to pay all fees and expenses required to be paid by TAGTCR and the Company in connection with the Merger and the transactions contemplated thereby, and (iii) to refinance the existing indebtedness of the Company to financial institutions. True and correct copies of the Commitments have been provided to the Company prior to the date hereof. The terms and conditions of the Convertible Participating Preferred Stock to be received by the holders of Recapitalization

     Shares will be identical to the Convertible Participating Preferred Stock to be received by the Guarantors. The holders of the Recapitalization Shares that receive Convertible Participating Preferred Stock will pay a per share amount equal to that paid by the Guarantors.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by this Agreement, or to the extent that TAGTCR shall otherwise consent in writing):

          (a) Ordinary Course. Each of the Company and its Subsidiaries shall conduct its business and operations in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and preserve satisfactory relationships with customers, suppliers, distributors and others having business dealings with it and will take no action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby.

          (b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare, set aside, or pay any dividends on or make other distributions (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Subsidiary to the Company),
     (ii) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by this Agreement or as contemplated by employee benefit and dividend reinvestment plans as in effect on the date hereof which terms are set forth on Section 4.1(b) of the Disclosure Schedule.

          (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to (i) grant any options, warrants or rights, to purchase shares of Company Common Stock, (ii) amend any Option or Option Plan, (iii) reprice any Option or Option Plans, or (iv) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, any Company Voting Debt or any securities convertible into, or any rights, wan-ants or options to acquire, any such shares, Company Voting Debt or convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the terms of the ESPP pursuant to purchase requests made prior to the date hereof, upon the exercise of Options granted under Option Plans which are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Option Plans or pursuant to any individual agreements such as employment agreements, executive termination agreements (in each such case, as in effect on the date hereof); and (B) issuances by a wholly-owned Subsidiary of its capital stock to its parent.

          (d) Governing Documents. The Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws except to give effect to the Merger.

          (e) Solicitation. On and after January 18, 1999, notwithstanding any other covenant or agreement contained in this Agreement to the contrary, the Company, its Subsidiaries and DHDC and any of the respective officers, directors, employees, agents and representatives of the Company, its Subsidiaries and DHDC (including, without limitation, any investment banker, attorney or accountant retained by the Company, any of its Subsidiaries or DHDC) shall be permitted to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, recapitalization or similar transaction involving, or any purchase of all or any significant portion of the assets of, or any equity interest in, the Company, any Subsidiary or DHDC (an "Acquisition Proposal") and to engage in any negotiations concerning, and provide any confidential information or data to, and have any discussions with, any person relating to any Acquisition Proposal, and may otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify TAGTCR immediately after it receives an indication of interest, inquiry or proposal from a third party regarding an Acquisition Proposal and such third party commences a due diligence investigation of the Company with respect to such Acquisition Proposal. The Company will keep TAGTCR apprised of all material developments relating to such Acquisition Proposal.

          (f) No Acquisitions. The Company shall not, nor shall permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof without the prior consent of TAGTCR.

          (g) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, lease (whether such lease is an operating or capital lease), encumber, agree to sell, transfer, lease or otherwise dispose of, any of its assets.

          (h) Governmental Filings. The Company shall promptly provide TAGTCR (or its counsel) with copies of all filings made by the Company with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

          (i) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt or enter into any agreement in principle or an agreement with respect to, any plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

          (j) Other Actions. Except as contemplated by this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

          (k) Certain Employee Matters. The Company shall not, nor shall it permit any if its Subsidiaries to (i) grant any increase in the base compensation (excluding bonuses) of any of its directors, officers or key employees who have base compensation of $100,000 a year or more, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans or Company Pension Plans as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, officer or key employee, or
     (iv) except as may be required to comply with applicable law, become obligated under any new Company Employee Benefit Plan or Company Pension Plan, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (1) Indebtedness; Agreements.

          (i) The Company shall not, nor shall the Company permit any of its Subsidiaries to, assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or create any Liens on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another Person, other than the incurrence of indebtedness in accordance with the Company's existing line of credit with First Union National Bank, providing that the proceeds of such indebtedness are used only in the ordinary course of business and consistent with past practice (which includes funding acquisitions permitted under this Agreement).

          (ii) The Company shall not, nor shall the Company permit any of its Subsidiaries to, (a) make any loans, advances or capital contributions to, or investments in, any other person or (b) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and consistent with past practice; provided, that Dent Lease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

          (iii) The Company shall not, nor shall the Company permit any of its Subsidiaries to, enter into, modify, rescind, terminate, waive, release or otherwise amend in any material respect any of the terms or provisions of any Material Contract.

          (m) Accounting. The Company shall not change, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, any of its accounting policies, procedures, practices, books and records.

          (n) Capital Expenditures. The Company shall not, nor shall the Company permit any of its Subsidiaries to, incur any capital expenditures, that in the aggregate, are in excess of $500,000; provided, that DentLease, Inc. may continue to make capital expenditures that do not exceed $50,000 during any three month period.

          (o) Insurance. Neither the Company nor any Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to TAGTCR.

          (p) Hedging. Neither the Company nor any Subsidiary shall enter into any hedging, option, derivative or other similar transaction.

          (q) Transfer of Interest in DHDC and DHMI. Prior to the Effective Time, the Company will cause all equity interests in DHDC and DHMI owned by it or any of its subsidiaries to be transferred to a newly formed, wholly owned subsidiary of the Company.

     4.2 Covenants of TAGTCR and the Guarantors.

     (a) TAGTCR and the Guarantors will use their respective reasonable best efforts to cause the Financing to be closed on terms consistent with the Commitments; provided that the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.0 million such that the aggregate amount of Recapitalization Shares does not exceed $ 10 million. In the event that any portion of the Financing becomes unavailable, regardless of the reason therefor, TAGTCR and the Guarantors will use their respective reasonable best efforts to arrange alternative financing on behalf of the Company from other sources on and subject to substantially the same terms and conditions as the portion of the Financing that has become unavailable. TAGTCR and the Guarantors shall use their respective reasonable best efforts to
(i) satisfy on or before the Closing all requirements of the definitive agreements pursuant to which the Financing will be obtained (the "Financing Agreements") which are conditions to closing to be satisfied by TAGTCR with respect to all transactions constituting the Financing and to drawing down the cash proceeds thereunder; (ii) defend all lawsuits or other legal proceedings challenging the Financing Agreements or the consummation of the transactions contemplated thereby; and (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby. TAGTCR and the Guarantors shall keep the Company apprised of all material developments relating to the Financing. Any fees to be paid by the Company or any other obligations to be incurred by the Company in connection with the Financing shall be subject to the occurrence of the Closing.

     (b) The Guarantors agree that on or prior to the Closing Date they will purchase or cause to be purchased equity of TAGTCR for a cash purchase price of at least $87.7 million in the aggregate

(including the DHDC Rollover), subject to the terms and conditions of, and in accordance with the standards set forth in, the equity commitment letter of Guarantors dated the date hereof; provided that, the Guarantors can reduce the amount of equity they contribute to the extent of Recapitalization Shares in excess of $3.0 million such that the aggregate amount of Recapitalization Shares does not exceed $10 million.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of the Proxy Statement; Company Stockholders Meeting.

     (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. TAGTCR shall furnish all information about itself, its business and operations and its owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. TAGTCR agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. The Company shall notify TAGTCR of the receipt of any comments of the SEC with respect to the Proxy Statement and shall use its reasonable best efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company shall give TAGTCR and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give TAGTCR and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries or with respect to other information supplied by the Company or TAGTCR for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment or supplement to the Proxy Statement, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby. Except if the Special Committee of the Board of Directors has received a bona fide offer of an Acquisition Proposal that would be a Superior Transaction (as defined below), the Company, through its Board of Directors, shall recommend to its stockholders approval of this Agreement (which recommendation shall be contained in the Proxy Statement) and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement. A "Superior Transaction" is a transaction that the Special Committee determines in its good faith judgment, after consultation with its legal and financial advisors, (i) is reasonably capable of being completed, taking into account, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, and (ii) provides greater value to the holders of Common Stock (specifically taking into account the expected value of the consideration to be received by the holders of Common Stock on the date such consideration is expected to be received by such holders) than the Merger Consideration contained in this Agreement.

     (c) As soon as practicable following the date of this Agreement, TAGTCR shall prepare and file with the SEC the Schedule 13E-3. TAGTCR shall use all reasonable best efforts to have the Schedule 13E-3 cleared by the SEC. The Company shall furnish all information about itself, its business and operations and its owners and all financial information to TAGTCR as may be reasonably necessary in connection with the preparation of Schedule 13E-3. The Company agrees promptly to correct any information provided by it for use in Schedule 13E-3 if and to the extent that such information shall have become false or misleading in any material respect. TAGTCR shall notify the Company of the receipt of any comments of the SEC with respect to Schedule 13E-3. TAGTCR shall give the Company and its counsel the opportunity to review Schedule 13E-3 prior to its being filed with the SEC and shall give the

Company and its counsel the opportunity to review all amendments and supplements to Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Effective Time, any event with respect to TAGTCR or with respect to other information supplied by TAGTCR or the Company for inclusion in
Schedule 13E-3, shall occur which is required to be described in an amendment or supplement to Schedule 13E-3, as the case may be, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC.

     5.2 Access to Information. Upon reasonable notice, the Company shall, and shall cause each of its Subsidiaries to, (i) afford to the officers, employees, accountants, counsel and other representatives of TAGTCR, including financing sources, access, during normal business hours from the date hereof to the Effective Time, to all the properties, books, contracts, and commitments, and
(ii) furnish promptly to TAGTCR (a) a copy during such period of all materials filed pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as TAGTCR may reasonably request. The Confidentiality Agreements between the Company and each of TAGTCR, GTCR Golder-Rauner, LLC and TA/Advent VIII L.P., dated as of July 14, 1998 (collectively the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activity contemplated thereby. No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement or any party hereto or any condition to the obligations of the parties hereto.

     5.3 Broker and Finders.

     (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for The Robinson-Humphrey Company, LLC and Morgan, Stanley & Co. Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreements with such firms (copies of which have been delivered by the Company to TAGTCR prior to the date of this Agreement).

     (b) TAGTCR represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finders fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     5.4 Indemnification; Directors' and Officers' Insurance.

     (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company or any of its Subsidiaries whether pertaining to any matter existing or at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader rights such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation, and the Company or the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses incurred, in either case to the fullest extent and in the manner permitted by the DGCL; and (ii) the Company or the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 5.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.4 except to the extent such failure materially prejudices such party), and shall to the extent required by the DGCL deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(c) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and TAGTCR agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that TAGTCR may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to maintain such insurance with comparable coverage if the cost of such insurance is more than 125% of the cost of such insurance in the prior year, but in such case, the Surviving Corporation shall purchase as much coverage as possible for such amount.

     5.5 Efforts and Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all applicable Governmental Entities and the making of all necessary registrations and filings, including, without limitation, filings under the HSR Act and filings with such Governmental Entities, and the taking of all reasonable steps (including furnishing any information to any party hereto as such party may reasonably request in connection with any such filing) as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any such Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from the third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement.

     5.6 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement, the Merger or any transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law or by obligations arising under the Company's listing agreement with NASDAQ, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     5.7 Notice of Certain Events. The Company shall give prompt written notice to TAGTCR, and TAGTCR shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event that would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at or prior to the Effective Time and (b) any failure of the Company or TAGTCR, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.7 shall not serve to cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.8 State Takeover Laws. The Company shall, upon the request of TAGTCR, take all reasonable steps to assist in any challenge by TAGTCR to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover law.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon if such vote is required by applicable law.

          (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) Governmental Consents. All licenses, permits, consents, authorizations, approvals, qualifications and orders of Governmental Entities set forth in Section 3.1(c)(iii) of this Agreement shall have been obtained except where the failure to obtain such licenses, permits, consents, authorizations, approvals, qualifications and orders, individually and in the aggregate, will not have a material Adverse Effect on the Company.

     6.2 Conditions of Obligations of TAGTCR and the Guarantors. The obligations of TAGTCR and each of the Guarantors to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by TAGTCR and each Guarantor respectively:

          (a) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect on the Company from January 18, 1999 to the Effective Time.

          (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

          (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TAGTCR shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

          (d) Financing. The Company shall have received the proceeds of the Financing or other financings reasonably acceptable to TAGTCR in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation, amounts sufficient (i) to pay the Merger Consideration, (ii) to refinance existing indebtedness of the Company, and (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof; provided, however, that this condition shall be deemed to have been satisfied if TAGTCR and the Guarantors shall not have complied in all material respects with all of their respective covenants under
     Section 4.2.

          (e) No Injunctions or Restraints. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any Governmental Entity or other action taken, nor statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Company or any of its Subsidiaries or the Merger or this Agreement by any Governmental Entity which shall have remained in effect, which, or any suit, claim, action or proceeding before any Governmental Entity, which, if adversely decided, would have the effect of: making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Merger, or the consummation of any of the other transactions contemplated by this Agreement; provided, however, that TAGTCR shall have complied with its obligations under Section 5.5.

     6.3 Conditions of Obligations of the Company. The obligations of the Company to affect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company.

     (a) Representations and Warranties of TAGTCR. The representations and warranties of TAGTCR set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

     (b) Representations and Warranties of the Guarantors. The representations and warranties of the Guarantors set forth in this Agreement shall be true in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and except that, with respect to representations and warranties otherwise qualified by Material Adverse Effect, for purposes of the satisfaction of this condition, such representations and warranties shall be true and correct in all respects. The Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

     (c) Performance of Obligations of TAGTCR. TAGTCR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of TAGTCR by an executive officer of TAGTCR to such effect.

     (d) Performance of Obligations of the Guarantors. The Guarantors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of each Guarantor by an executive officer of such Guarantor to such effect.

     (e) No Injunctions or Restraints. No court of competent jurisdiction or Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of preventing or prohibiting the consummation of the transactions contemplated by this Agreement or the effective operation of the business of the Company and the Subsidiaries after the

Effective Time; provided, however, that the Company shall have complied with its obligations under Section 5.5.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

          (a) by mutual written consent of the Company, by action of the Special Committee of its Board of Directors, and TAGTCR, by action of its Board of Directors;

          (b) by the Company if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of TAGTCR which breach or failure to perform has not been cured within 30 calendar days following receipt by TAGTCR of notice of such breach or failure;

          (c) by TAGTCR if there has been a material breach or failure to perform any representation, warranty, covenant or agreement on the part of the Company which breach or failure to perform has not been cured within 30 calendar days following receipt by the Company of notice of such breach or failure;

          (d) by TAGTCR or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by TAGTCR or the Company if the Merger shall not have been consummated on or before June 30, 1999;

          (f) by TAGTCR in the event the Special Committee of the Board of Directors or the Board of Directors of the Company shall have (i) withdrawn or adversely modified its approval or recommendation of the Merger or this Agreement, (ii) failed to duly call, give notice of, convene or hold the Company Stockholders Meeting, and at the time of such failure an Acquisition Proposal by any Person (other than TAGTCR or its affiliates) shall have been publicly announced or provided to the Company or the Special Committee, (iii) recommended, approved, or accepted an Acquisition Proposal by any Person (other than TAGTCR or its affiliates), or (iv) resolved to do any of the foregoing (or the Company has agreed to do any of the foregoing);

          (g) by the Company if the Special Committee of the Board of Directors or the Board of Directors of the Company accepts or recommends to the holders of the shares of Company Common Stock approval or acceptance of, an Acquisition Proposal by any Person (other than TAGTCR or its affiliates); provided, however that the Company shall not terminate this Agreement pursuant to this Section 7.1(g) without providing TAGTCR at least five (5) days prior written notice, which notice shall include in reasonable detail the terms of the Acquisition Proposal; or

          (h) by TAGTCR or the Company if the Merger and this Agreement shall have been voted on by the holders of Company Common Stock, and the votes shall not have been sufficient to satisfy the condition set forth in
     Section 6.1(a).

     7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or TAGTCR as provided in Section 7. 1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of TAGTCR or the Company or their respective affiliates, officers, directors, or stockholders, except (i) with respect to this Section 7.2, Section
5.2 and Section 7.3 each of which shall survive such termination, and (ii) for any breach by a party hereto of any of its representations, warranties, covenants or agreements contained in this Agreement.

     7.3 Payment of Fees and Expenses.

          (a) Except as otherwise provided in this Section 7.3 and except with respect to claims for damages incurred as a result of the breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (b) The Company agrees to pay TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses upon the termination of this Agreement under Sections 7.1(f) or (g). Such Designated Expenses shall be paid on the second business day following the submission thereof by TAGTCR.

          (c) In the event this Agreement shall be terminated pursuant to
     Section 7.1(h), and either (A) a transaction with any person (other than TAGTCR or its affiliates) that is contemplated by the term "Acquisition Proposal" and which is based on an Acquisition Proposal made prior to such termination of this Agreement, shall be consummated on or before the first anniversary of the termination of this Agreement, or (B) the Company shall enter into an agreement with any person (other than TAGTCR or its affiliates), on or before the first anniversary of the termination of this Agreement, with respect to an Acquisition Proposal which is made prior to such termination of this Agreement, and a transaction contemplated by the term "Acquisition Proposal" shall thereafter be consummated with such person, then the Company shall pay to TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses. Such Designated Expenses shall be paid on the second business day following the submission thereof by TAGTCR.

          (d) TAGTCR agrees to pay the Company a fee in immediately available funds equal to the amount of all of the Company's Designated Expenses upon the termination of this Agreement under Sections 7.1(a) or (e), provided that the only unsatisfied closing condition (other than the delivery of customary closing documents) is the condition set forth in Section 6.2(d). Such Designated Expenses shall be paid on the second business day following the submission thereof by the Company. If the Agreement is terminated under Sections 7.1(a) or (e) and the only unsatisfied closing condition (other than the delivery of customary closing documents) is the condition set forth in Section 6.2(d), TAGTCR shall have no liability to the Company except as set forth in this Section 7.3(d) (it being understood that this sentence is for emphasis only, and is not meant to imply that but for this sentence, TAGTCR would otherwise have any liability to the Company in the event any closing condition is unsatisfied).

          (e) TAGTCR agrees to pay the Company a fee in immediately available funds equal to the amount of all the Company's Designated Expenses upon the termination of this Agreement under Section 7.1(b). The Company agrees to pay TAGTCR a fee in immediately available funds equal to the amount of all of TAGTCR's Designated Expenses upon the termination of this Agreement under Section 7.1(c). Such Designated Expenses shall be paid on the second business day following the submission thereof by the applicable party.

          (f) For purposes of this Section 7.3, the term "Designated Expenses" shall mean, (i) with respect to the Company, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.0 million) incurred or paid by or on behalf of the Company and its affiliates to third parties, and (ii) with respect to TAGTCR, all documented, reasonable out-of-pocket fees and expenses (not to exceed $1.5 million) incurred or paid by or on behalf of TAGTCR and its affiliates to third parties, in each case in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including, without limitation, all printing costs and reasonable fees and expenses of counsel, investment banking firms, brokers, accountants, experts and consultants.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations or warranties and agreements (other than Sections 5.4 and 5.6) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

     8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid (and shall be deemed to have been duly given upon receipt), to the following address or telecopy number, or to such other address or addresses or telecopy numbers as may be subsequently designated by notice given hereunder:

          (a) if to TAGTCR, to:

              NMS Capital, L.P.
              600 Montgomery Street
              San Francisco, CA 94111
              Attn: William Bunting
              Telephone: 415-627-2426
              Telecopy: 415-913-5704

              Golder, Thoma, Cressey, Rauner Fund V, L.P.
              6100 Sears Tower
              Chicago, Illinois 60606
              Attn: Donald J. Edwards
              Telephone: 312-382-2200
              Telecopy: 312-382-2201

              and

              TA/Advent VIII L.P.
              High Street Tower
              Suite 2500
              125 High Street
              Boston, Massachusetts 02110
              Attn: Roger B. Kafker
              Telephone: 617-574-6774
              Telecopy: 617-574-6728

              with a copy to:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601
              Attn: Sanford E. Perl, Esq.
              Telephone: 312-861-2291
              Telecopy: 312-861-2200

          (b) if to the Company, to:

              Special Committee of the Board of Directors
              c/o CompDent Corporation
              100 Mansell Court East
              Suite 400
              Roswell, Georgia 30076
              Attn: Joseph E. Stephenson, Chairman
              Telephone: 770-998-8936
              Telecopy: 770-992-4349

              with a copy to:

              King & Spalding
              191 Peachtree Street
              Atlanta, Georgia 30303
              Attn: John J. Kelley III, Esq.
              Telephone: 404-572-4600
              Telecopy: 404-572-5100

     8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that the rights under Section 5.4 shall inure to the benefit of and be enforceable by the Indemnified Parties.

     8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF TAGTCR, THE COMPANY AND THE GUARANTORS HEREBY (A) IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (THE "DELAWARE COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS, (C) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS, AND (D) AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

     8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.8 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of TAGTCR, the Company and the Guarantors at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

     8.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or Committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     8.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or positing of any bond with respect to such remedy are hereby waived by each of the parties hereto.

     8.12 Guarantors.

     (a) Each Guarantor hereby unconditionally and irrevocably guarantees severally, but not jointly, to the Company the due and punctual performance of each of the obligations and the undertakings of TAGTCR under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof; provided, however, that neither TA nor GTCR shall have liability for more than 48.235% of any liability, and NMS shall not have liability for more than 3.530% of any liability, arising from a breach by TAGTCR under this Agreement, and provided, further that no Guarantor shall have any liability whatsoever under this guaranty after the Closing, whether based upon events occurring prior to or after the Closing. If TAGTCR shall fail to perform fully and punctually any obligation or undertaking of TAGTCR under this Agreement when and to the extent the same is required to be performed, subject to the first sentence of this Section 8.12(a) each Guarantor will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of each Guarantor under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by the Company to enforce performance by TAGTCR.

     (b) Subject to 8.12(a), the obligations of each Guarantor under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim a Guarantor may have against the Company (except for any defense TAGTCR may have against the Company under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, non-exercise, or waiver by the Company of any right, power, privilege or remedy under or in respect of this Agreement; (iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of TAGTCR at or prior to the Closing;

(iv) absence of any notice to, or knowledge by, Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing causes (i) through (iii); (v) any transfer of shares of capital stock of TAGTCR, or any assignment by TAGTCR of its rights and obligations under this Agreement, to a wholly-owned subsidiary of TAGTCR or a Guarantor; or (vi) any other circumstance, whether similar or dissimilar to the foregoing.

     (c) Each Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment by TAGTCR under this Agreement, (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Company against a Guarantor, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement, and (iii) any right to the enforcement, assertion or exercise by the Company of any right, power, privilege or remedy conferred in this Agreement or otherwise.

     (d) Notwithstanding any provision of this Agreement to the contrary, any liability arising under this contract or this guaranty shall be limited to $41.0 million, in the case of TA and GTCR, and $3.0 million, in the case of NMS.

     8.13 Disclosure Letters. The Disclosure Letter is hereby incorporated into this Agreement and is hereby made a part hereof as if set out in full in this Agreement. Certain information set forth in the Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Agreement to be signed by their respective officers thereunto duly authorized, all as of the amendment and restatement date first written above.

                                          TAGTCR Acquisition, Inc.

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          CompDent Corporation

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          TA/Advent VIII L.P.

                                          By: TA Associates, Inc.,
                                              its general partner

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          Golder, Thoma, Cressey, Rauner Fund V,
                                          L.P.

                                          By: GTCR V, L.P.,
                                              its General Partner

                                          By: Golder, Thoma, Cressey, Rauner,
                                              Inc.
                                              its General Partner

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                          NMS Capital, L.P.

                                          By: NMS Capital Management LLC
                                              its general partner

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                 SCHEDULE 2.2(C)

                                                   C/S        P/S
                                                   ---        ---
Kaufman Fund           --   200,000 shares

Roger B. Kafker        --   23,000 shares

Richard D. Tadler      --   4,000 shares

Jane Broderick         --   300 shares

Jonathan Goldstein     --   6,000 shares

David Klock            --   93,166.667         115,811.38    1,328

Phyllis Klock          --   93,666.667         116,432.9124  1,335

                                                                 SCHEDULE 2.2(D)

                                                       C/S
                                                       ---
David Klock            --   6,833.333 shares   --   204,999.99

Phyllis Klock          --   6,333.333 shares   --   189,999

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              COMPDENT CORPORATION

     This Amended and Restated Certificate of Incorporation has been duly adopted by CompDent Corporation (the "Corporation") in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE I

     The name of the Corporation is CompDent Corporation.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                           PART A.  AUTHORIZED SHARES

     The total number of shares of capital stock which the Corporation has authority to issue is 11,200,000 shares, consisting of:

          (1) 100,000 shares of Convertible Participating Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock");

          (2) 100,000 shares of Perpetual Preferred Stock, par value $.01 per share (the "Perpetual Preferred Stock"); and

          (3) 11,000,000 shares of Common Stock, par value $.0l per share (the "Common Stock").

     The Convertible Preferred Stock and Perpetual Preferred Stock are referred to collectively as the "Preferred Stock." The Preferred Stock and Common Stock are referred to collectively as the "Stock." The shares of Stock shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, Part B or Part C of this Article IV are defined in Part D.

     Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

               PART A.  CONVERTIBLE PARTICIPATING PREFERRED STOCK

     1. Voting. Each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Convertible Preferred Stock could be converted pursuant to Section 5 below on the record date for the vote or written consent of stockholders, if applicable, with fractional votes for fractional shares. The holder of each share of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof or by law.

     2. Dividends. The holders of Convertible Preferred Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Convertible Preferred Stock unless at the same time a dividend is declared or paid on all outstanding shares of Common Stock and vice versa, with holders of Convertible Preferred Stock and Common Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of shares of Convertible Preferred Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Convertible Preferred Stock are then convertible in accordance with Section 5 below. The right to dividends on shares of Convertible Preferred Stock shall not be cumulative, and no right shall accrue to holders of Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

     3. Liquidation.

     (a) Liquidation Preference. Upon any Liquidation Event, each holder of outstanding shares of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, an amount in cash equal to (i) $1,008.72 per share of Convertible Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Convertible Preferred Stock), plus (ii) any declared but unpaid dividends to which such holder of outstanding shares of Convertible Preferred Stock is then entitled, if any, pursuant to Sections 2 and 4(f) hereof (the sum of clauses (i) and (ii) being referred to herein as the "Convertible Preferred Base Liquidation Amount"), plus (iii) any interest accrued pursuant to Section 4(e) hereof to which such holder of Convertible Preferred Stock is entitled, if any (the sum of clauses (i), (ii) and (iii) being referred to herein as the "Convertible Preferred Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Liquidation Preference Amount are not paid in full, the holders of the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and provided further, however, that if upon any Liquidation Event the holders of the outstanding shares of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount in the event all of their shares were converted into shares of Perpetual Preferred Stock and Common Stock immediately prior to the record date for distributions in connection with such Liquidation Event, then each holder of an outstanding share of Convertible Preferred Stock shall receive, in lieu of the Convertible Preferred Liquidation Preference Amount, an amount equal to such holder's Perpetual Stock Liquidation Preference Amount (as defined in Section 3 of Part C below) under Section 3 of Part C below plus any dividends pursuant to Sections 2 or 4(f) hereof which are declared but unpaid and any interest due under Section 4(e) below in respect of such share as of the date of such Liquidation Event before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, and thereafter shall share with the holders of Common Stock and any other stock ranking on liquidation junior to the Convertible Preferred Stock in the assets available for distribution, with such distributions to be made in cash and as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and Common Stock issuable upon the conversion of such holder's shares of Convertible Preferred Stock immediately prior to any such Liquidation Event. The provisions of this Section 3 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock and Common Stock pursuant to Section 5 prior to or in connection with any Liquidation Event.

     (b) Notice. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section 7, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Preferred Stock each holder of Convertible Preferred Stock would receive pursuant to the provisions of Section 3(a) (both with respect to the amount a holder would receive pursuant to clauses (i) and (ii) of Section 3(a) and the amount a holder would receive pursuant to the second proviso of Section 3(a)) and stating in detail the facts upon which such amounts were determined.

     4. Redemption.

     (a) Redemption Events.

     (i) Scheduled Redemption.  At any one time on or after             ,
     *, upon the election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock, the Corporation shall redeem all (and not less than all, other than pursuant to Section 4(e) below) of the outstanding shares of Convertible Preferred Stock at the Convertible Preferred Redemption Price specified in Section 4(d). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Preferred Stock not less than fifteen (15) days prior written notice, which notice shall set forth the date for such redemption.

     (ii) Extraordinary Transactions. Upon the election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding Convertible Preferred Stock in connection with any Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless the holders of Convertible Preferred Stock shall have elected to convert their shares of Convertible Preferred Stock into shares of Perpetual Preferred Stock and Common Stock in accordance with the voluntary conversion provisions of Section 5 prior to the effective date of such Extraordinary Transaction, the Corporation shall, on the effective date of such Extraordinary Transaction, unless the Convertible Preferred Stock is acquired in such Transaction on terms giving effect to the preferential amount to which the Convertible Preferred Stock would be entitled in connection with a Liquidation Event and hereunder and otherwise as agreed to by sixty-six and two-thirds percent (66 2/3%) of the holders thereof, redeem all (but not less than all) of the outstanding shares of Convertible Preferred Stock for an amount equal to the Convertible Preferred Liquidation Preference Amount, such amount to be payable in cash or, at the election of holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding Convertible Preferred Stock, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, and no payment shall be made to the holders of the Common Stock or any other stock ranking on liquidation junior to the Convertible Preferred Stock unless such amount is paid in full. Notwithstanding the foregoing, if upon any Extraordinary Transaction the holders of the outstanding shares of Convertible Preferred Stock would receive more than the Convertible Preferred Liquidation Preference Amount in the event their shares were converted into shares of Perpetual Preferred Stock and Common Stock immediately prior to such Extraordinary Transaction, then each holder of Convertible Preferred Stock shall receive with respect to each outstanding share of Convertible Preferred Stock held by such holder an amount equal to the per share Perpetual Stock Liquidation Preference Amount under
Section 3 of Part C below plus any dividends pursuant to Section 2 or 4(f) hereof which are declared but unpaid and any interest due under Section 4(e) in respect of such share as of the date of such Extraordinary Transaction before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation

---------------

* This date will be the eleventh anniversary of the date of the filing of this Restated Certificate of Incorporation.

junior to the Convertible Preferred Stock, payable in cash, and thereafter shall share with the holders of the Common Stock and any other stock ranking on liquidation junior to the Convertible Preferred Stock in the proceeds of such Extraordinary Transaction or, as applicable, shall receive an amount equal to the amount per share that would be paid if the shares of Common Stock receivable upon conversion of the Convertible Preferred Stock were being acquired in the Extraordinary Transaction at the same price per share as is paid for Common Stock, which excess amount shall be paid in the same form of consideration as is paid to holders of Common Stock, as if each share of Convertible Preferred Stock had been converted into the number of shares of Perpetual Preferred Stock and Common Stock issuable upon the conversion of such share of Convertible Preferred Stock in accordance with Section 5 hereof immediately prior to such Extraordinary Transaction. Notwithstanding the foregoing, in connection with the acquisition of the Convertible Preferred Stock in an Extraordinary Transaction which is accounted for by the acquiring entity as a pooling of interests, the holders of shares of Convertible Preferred Stock shall receive, if so required for the application of such accounting treatment, and in lieu of cash, the number of shares of common stock of such entity having a value equal to the amount otherwise payable to the holders of Convertible Preferred Stock in such Extraordinary Transaction pursuant to the preceding sentence and having the same registered status or registration rights as any other shares in such transaction. The foregoing election shall be made by such holders giving the Corporation and each other holder of Convertible Preferred Stock not less than five (5) business days prior written notice, which notice shall set forth the date for such redemption. The provisions of this Section 4 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares into shares of Perpetual Preferred Stock and Common Stock pursuant to Section 5 prior to or in connection with any Extraordinary Transaction.

     (b) Valuation of Distribution Securities. Any securities or other consideration to be delivered to the holders of the Convertible Preferred Stock upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

          (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

          (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

          (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock, provided that if the Corporation and the holders of sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

     (c) Notice by Corporation. Prior to the occurrence of any Extraordinary Transaction, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section 7 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

     (d) Purchase Date and Price. Upon the election of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock to cause the Corporation to redeem the Convertible Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section 4(a)(i) or (ii), all holders of Convertible Preferred Stock shall be deemed to have elected to cause the Convertible Preferred Stock to be so redeemed or to so participate. Any date upon which a redemption or other acquisition shall actually occur in accordance with Section 4(a) shall be referred to as a "Convertible Preferred Redemption Date." The redemption/purchase price for each share of Convertible Preferred Stock redeemed or acquired pursuant to this Section 4 shall be the per share Convertible Preferred Liquidation Preference Amount or such greater per share amount as may be payable pursuant to the second sentence of Section 4(a)(ii), if applicable (the "Convertible Preferred Redemption Price"); provided, however, that if at a Convertible Preferred Redemption Date shares of Convertible Preferred Stock are unable to be redeemed (as contemplated by Section 4(e) below), then holders of Convertible Preferred Stock shall also be entitled to interest and dividends pursuant to Section 4(e) and (f). The aggregate Convertible Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Convertible Preferred Stock on the Convertible Preferred Redemption Date (subject to Section 4(e)). Upon any redemption or purchase of the Convertible Preferred Stock as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate Convertible Preferred Redemption Price has been paid for all shares of Convertible Preferred Stock being redeemed or purchased: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Convertible Preferred Stock in accordance with this Section 4) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided that, unless the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding Convertible Preferred Stock elect otherwise, the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its subsidiaries on terms approved by the Corporation's board of directors.

     (e) Redemption Prohibited. If, at a Convertible Preferred Redemption Date, the Corporation is prohibited under the Delaware General Corporation Law from redeeming all shares of Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Delaware General Corporation Law, subject to Section 6(g). Any shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. The Corporation shall take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Convertible Preferred Stock or Perpetual Preferred Stock under the circumstances contemplated by this Section 4(e). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section 4, including without limitation due to a prohibition of such redemption under the Delaware General Corporation Law, then during the period from the applicable Convertible Preferred Redemption Date through the date on which such shares are redeemed, the applicable Convertible Preferred Base Liquidation Amount of such shares shall bear interest at the rate of twelve percent (12%) per annum, with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date. In the event the Corporation fails to redeem shares for which redemption is required pursuant to this Section 4 within six (6) months after the date on which redemption is required, for any reason, and such failure thereafter continues (the period during which such failure shall continue being referred to herein as a "Voting Period"), the number of Directors constituting the Board of Directors shall be automatically increased by a number equal to the number of Directors then constituting the Board of Directors, plus one, and the holders of shares of Convertible Preferred Stock then outstanding shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such additional Directors. As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the holders of shares of Convertible Preferred Stock by mailing a notice of such special meeting to such holders, such meeting to be held not more than ten (10) days after the date of mailing of such notice. If the Corporation fails to send a notice, the meeting may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Convertible Preferred Stock held during a Voting Period at which Directors are to be elected (or with respect to any action by written consent in lieu of a meeting of stockholders), such holders, voting together as if a single class as contemplated by Section 1 (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of Directors prescribed in this Section 4(e), and each share of Convertible Preferred Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent). The terms of office of all persons who are Directors of the Corporation at the time of a special meeting of the holders of Convertible Preferred Stock to elect Directors shall continue, notwithstanding the election at such meeting of the additional Directors that such holders are entitled to elect, and the persons so elected by such holders, together with the remaining incumbent Directors, shall constitute the duly elected Directors of the Corporation. Simultaneously with the termination of a Voting Period upon the redemption of all outstanding shares of Convertible Preferred Stock, the terms of office of the additional Directors elected by the holders of the Convertible Preferred Stock shall terminate, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of such holders to elect additional Directors pursuant to this Section 4(e) shall cease.

     (f) Dividend After Convertible Preferred Redemption Date. From and after a Convertible Preferred Redemption Date, no shares of Convertible Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by
Section 2; provided, however, that in the event that shares of Convertible Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section 4(e), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections 2 and 4(e) until the date on which such shares are actually redeemed by the Corporation.

     (g) Surrender of Certificates. Upon receipt of the applicable Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited from redeeming all shares of Convertible Preferred Stock as provided in Section 4(e), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Convertible Preferred Stock not so redeemed.

     5. Conversion. The holders of the Convertible Preferred Stock shall have the following conversion rights:

          (a) Conversion Upon Election of Holders. The holders of shares of Convertible Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent
     (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock, without the payment of any additional consideration, (i) immediately prior to and subject to the closing or happening of a Liquidation Event or an Extraordinary Transaction and (ii) at any time on
     or after                ,               **, to cause each (but not less
     than all) of the outstanding

---------------

** This date will be the third anniversary of the date of the filing of this Restated Certificate of Incorporation.

     shares of Convertible Preferred Stock to be automatically converted into
     (i) the number of fully paid and nonassessable shares of Common Stock which results from dividing the per share Conversion Value of the Convertible Preferred Stock by the Conversion Price per share in effect for the Convertible Preferred Stock at the time of conversion (collectively, the "Conversion Shares") and (ii) one (1) fully paid and nonassessable share of Perpetual Preferred Stock. Upon the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, the "Conversion Price" per share of Convertible Preferred Stock shall be $0.50, and the per share "Conversion Value" of Convertible Preferred Stock shall be $8.72. The Conversion Price per share of Convertible Preferred Stock and the Common Stock Conversion Rate (as defined in this Section 5(a)) shall be subject to adjustment from time to time as provided in Section 6 hereof. The number of shares of Common Stock into which a share of a Convertible Preferred Stock is convertible is hereinafter referred to as the "Common Stock Conversion Rate." The number of shares of Perpetual Preferred Stock into which a share of Convertible Preferred Stock is convertible is hereinafter referred to as the "Perpetual Stock Conversion Rate." If the holders of shares of Convertible Preferred Stock elect to convert the outstanding shares of Convertible Preferred Stock at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion. Upon the election to so convert in the manner and on the basis specified in this Section 5(a) all holders of the Convertible Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Convertible Preferred Stock pursuant to this Section 5(a).

          (b) Automatic Conversion Upon Qualified Public Offering. Each share of Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock and Perpetual Preferred Stock as of, and in all cases subject to, the closing of a Qualified Public Offering; provided, that if a closing of a Qualified Public Offering occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Perpetual Preferred Stock immediately prior to such closing. Any such conversion shall be at the Common Stock Conversion Rate and Perpetual Stock Conversion Rate in effect upon the closing of a Qualified Public Offering, as applicable. If the holders of shares of Convertible Preferred Stock are required to convert the outstanding shares of Convertible Preferred Stock pursuant to this Section 5(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

          (c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section 5(a), each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing its Convertible Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock and Perpetual Preferred Stock upon a conversion of Convertible Preferred Stock pursuant to Section 5(a) hereof shall be effective as of the surrender of the certificate or certificates for the Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock and Perpetual Preferred Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any declared but unpaid dividends as contemplated by Section 5(a) in respect of the shares of Convertible Preferred Stock. The issuance of certificates for Common Stock and Perpetual

     Preferred Stock upon conversion of Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. If a conversion of Convertible Preferred Stock upon an Extraordinary Transaction occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Perpetual Preferred Stock immediately prior thereto, provided that the Corporation shall make appropriate provisions (x) for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Extraordinary Transaction and (y) if the Perpetual Preferred Stock is being simultaneously converted into Common Stock in connection with such Extraordinary Transaction, for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Extraordinary Transaction. In the event of any public offering constituting a Qualified Public Offering, the provisions of Section 5(d) shall apply.

          (d) Procedure for Automatic Conversion. As of, and in all cases subject to, the closing of a Qualified Public Offering (the "Automatic Conversion Date"), all outstanding shares of Convertible Preferred Stock shall be converted automatically into shares of Common Stock and Perpetual Preferred Stock at the applicable conversion rates specified in Section 5(a) and without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Preferred Stock are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Convertible Preferred Stock shall be given prior written notice of the occurrence of such Qualified Public Offering in accordance with Section 7 hereof. On the Automatic Conversion Date, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock and Perpetual Preferred Stock into which such Convertible Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock and Perpetual Preferred Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends as contemplated by Section 5(b) in respect of the shares of Convertible Preferred Stock which are converted.

          (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Perpetual Preferred Stock solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock such number of its shares of Common Stock and Perpetual Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Perpetual Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Perpetual Preferred Stock to such number of shares as shall be sufficient for such purpose.

          (f) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Convertible Preferred Stock.

     6. Adjustments. The Conversion Price in effect from time to time shall be subject to adjustment from and after the date of the filing of this Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware and regardless of whether any shares of Convertible Preferred Stock are then issued and outstanding as follows:

          (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

          (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (c) Reorganization, etc. If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then and in each such event the holders Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (d) Mergers and Other Reorganizations. Unless such transaction is an Extraordinary Transaction in which the holders of the Convertible Preferred Stock elect redemption (in which case Section 4(a)(ii) shall apply and this subsection shall not apply), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this
     Section 6) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

          (e) Calculations. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one hundredth ( 1/100) of a share of Common Stock, as the case may be.

          (f) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred

     Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Prices before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and Perpetual Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Preferred Stock.

          (g) Certain Events. The Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Preferred Stock and the Perpetual Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Convertible Preferred Stock under the circumstances contemplated by Section 4(e) of this Part B. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Preferred Stock and the Perpetual Preferred Stock.

     7. Notice.

     (a) Liquidation Events, Extraordinary Transactions, Etc.  In the event that
(i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, Extraordinary Transaction, Qualified Public Offering or other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Preferred Stock (or each holder of Perpetual Preferred Stock, as applicable) at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, Qualified Public Offering or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

     (b) Waiver of Notice. The holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Convertible Preferred Stock (or Perpetual Preferred Stock, as applicable) may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

     (c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock in his, her or its capacity as such, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Preferred Stock (or Perpetual Preferred Stock, as applicable).

     8. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Convertible Preferred Stock and Perpetual Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

                       PART B.  PERPETUAL PREFERRED STOCK

     1. Voting. The holder of each share of Perpetual Preferred Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Common Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

     2. Dividends. The holders of outstanding shares of Perpetual Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative (non-compounding) dividends on the Perpetual Preferred Stock in cash, at the per share rate per annum of ten percent (10%) of $1,000.00 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Perpetual Preferred Stock) (a "Perpetual Cumulative Dividend"). Such dividends will accumulate quarterly in arrears commencing as of the date of issuance of the Perpetual Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Perpetual Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Perpetual Cumulative Dividends shall become due and payable with respect to any share of Perpetual Preferred Stock as provided in Section 3 and 4. So long as any shares of Perpetual Preferred Stock are outstanding and the Perpetual Cumulative Dividends have not been paid in full in cash: (a) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking junior to the Perpetual Preferred Stock; and (b) no shares of capital stock of the Corporation ranking junior to the Perpetual Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided that, unless the holders of not less than sixty-six and two-thirds percent
(66 2/3%) of the voting power of the outstanding Perpetual Preferred Stock elect otherwise, the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its subsidiaries on terms approved by the Corporation's board of directors. All numbers relating to the calculation of dividends pursuant to this Section 2 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Perpetual Preferred Stock.

     3. Liquidation. Upon any Liquidation Event, each holder of outstanding shares of Perpetual Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Perpetual Preferred Stock, an amount in cash equal to the sum of (a) $1,000.00 per share of Perpetual Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Perpetual Preferred Stock), plus (b) any accumulated but unpaid dividends to which such holder of outstanding shares of Perpetual Preferred Stock is entitled pursuant to Sections 2 and 4(d) hereof (the sum of clauses (a) and (b) being referred to herein as the "Perpetual Stock Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Perpetual Stock Liquidation Preference Amount are not paid in full, the holders of the Perpetual Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     4. Special Conversion Provisions.

          (a) Special Conversion Upon Extraordinary Transactions, etc. The holders of shares of Perpetual Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock (or Convertible Preferred Stock, as applicable, proposing to convert the same in order to effect a conversion of the Perpetual Preferred Stock received upon such conversion hereunder), without the payment of any additional consideration, immediately prior to and subject to the closing or happening of a Qualified Public Offering or an Extraordinary Transaction, to cause all (but not less than all) of the outstanding shares of Perpetual Preferred Stock to be automatically converted into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Perpetual Stock Liquidation Preference Amount at the time of conversion by the Fair Market Value (as defined below) per share of the Common Stock at, the time of conversion. In any such case, the holders of shares of Common Stock resulting from such conversion of Perpetual Preferred Stock shall be entitled, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Common Stock resulting from such conversion of Perpetual Preferred Stock (or Convertible Preferred Stock or Perpetual Preferred Stock, as applicable, proposing to convert the same in order to effect a conversion into Common Stock hereunder), to participate in such Qualified Public Offering or Extraordinary Transaction on the same basis as the other holders of Common Stock. Any date upon which such conversion shall actually occur in accordance with this Section 4(a) shall be referred to as the "Perpetual Preferred Special Conversion Date." Upon the election to so convert in the manner and on the basis specified in this Section 4(a), all holders of the Perpetual Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Perpetual Preferred Stock pursuant to this Section 4(a).

     (b) Valuation of Common Stock. For purposes of Section 4(a) above, the "Fair Market Value" of each share of Common Stock shall be deemed to mean:

          (i) If the Common Stock is traded on a nationally recognized securities exchange or inter-dealer quotation system, its fair market value shall be deemed to be the average of the closing prices of the Common Stock on such exchange or system over the 30-day period ending three (3) business days prior to the date of determination;

          (ii) If the Common Stock is traded over-the-counter, its fair market value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the date of determination; and

          (iii) If there is no active public market for the Common Stock, its fair market value shall be the fair market value thereof (after taking into account the conversion of the Perpetual Preferred into Common Stock in connection with such event), as mutually determined by the Corporation and the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock, provided that if the Corporation and the holders of sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Perpetual Preferred Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation;

provided that, notwithstanding anything in Section 4(b) to the contrary, in the event the Perpetual Preferred Stock is converted into Common Stock in connection with a Qualified Public Offering or a public offering not constituting a Qualified Public Offering, the Fair Market Value of each share of Common Stock shall be deemed to be the net proceeds to the Corporation or the seller(s) thereof (after deduction of applicable discounts and commissions) for each share of Common Stock issued or sold pursuant to such public offering.

     (c) Dividend After Perpetual Preferred Special Conversion Date. From and after the Perpetual Preferred Special Conversion Date, no shares of Perpetual Preferred Stock shall be entitled to any further dividends pursuant to Section 2 hereof.

     (d) Procedure for Conversion. If a conversion of Perpetual Preferred Stock occurs in connection with a Qualified Public Offering or an Extraordinary Transaction, all outstanding shares of Perpetual Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior thereto, provided that the Corporation shall make appropriate provisions for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such transaction. If required by the Corporation, each holder of Perpetual Preferred Stock shall surrender the certificate or certificates representing its Perpetual Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Perpetual Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Perpetual Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. Upon surrender of a certificate representing Perpetual Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled. The issuance of certificates for Common Stock upon conversion of Perpetual Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

     (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Perpetual Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Perpetual Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Perpetual Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (f) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Perpetual Preferred Stock in any manner which would interfere with the timely conversion of any shares of Perpetual Preferred Stock.

     5. Notice. In the event that the Corporation provides or is required to provide notice to any holder of Convertible Preferred Stock and Common Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Perpetual Preferred Stock.

                              PART C. COMMON STOCK

     1. Voting. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and, (i) for so long as any shares of Convertible Preferred Stock remain outstanding, shall vote together with the holders of the Convertible Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein and (ii) for so long as any shares of Perpetual Preferred Stock remain outstanding, shall vote together with the holders of the Perpetual Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

     2. Dividends. Subject to the payment in full of all preferential dividends to which the holders of the Perpetual Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Convertible Preferred Stock and Common Stock sharing pari passu in such dividends as contemplated by Section 2 of Part B above.

     3. Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Preferred Stock or Perpetual Preferred Stock, as applicable, are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and to the extent applicable under Section 3(a) of Part B above, Convertible Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     4. Fractional Shares: Uncertificated Shares. The Corporation may issue fractional shares of Common Stock and Preferred Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock and Preferred Stock, or fractions thereof, may, but need not be, represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Shares previously issued (or deemed issued) to such holder.

                          PART D.  CERTAIN DEFINITIONS

     "Extraordinary Transaction" means any of the following: (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held directly or indirectly by stockholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (C) any purchase by any party (or group of affiliated parties) other than the Specified Investors, of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation or (E) a public offering not constituting a Qualified Public Offering.

     "Liquidation Event" means any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary.

     "Qualified Public Offering" means an underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $25,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or The Nasdaq Stock Market (National Market System) and (iii) either (A) all outstanding shares of Perpetual Preferred Stock which are outstanding or issuable upon such automatic conversion are redeemed immediately upon and as of the closing of such offering or (B) contemporaneously with such offering cash in an amount sufficient to redeem all outstanding shares of Perpetual Preferred Stock is segregated and irrevocably held by the Corporation for payment to holders of Perpetual Preferred Stock.

     "Specified Investors" means Golder, Thoma, Cressey, Rauner Fund V, L.P., GTCR Associates V, TA/Advent VIII L.P., Advent Atlantic and Pacific III, TA Executives Fund LLC, TA Investors LLC, David R. Klock, Phyllis A. Klock, or any of their affiliates.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                                  ARTICLE VII

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE VIII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this
Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of
this      day of           , 1999.

                                          COMPDENT CORPORATION

                                          By:
                                            ------------------------------------
                                              Name:
                                              Title: President

ATTEST:

---------------------------------------------------------
Name:
Title: Secretary

                                                                       EXHIBIT B

                                RESTATED BY-LAWS

                                       OF

                           COMPDENT CORPORATION, INC.

                             A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the president of the corporation; provided, that if the president does not act, the board of directors shall determine the date, time and place of such meeting. In addition, board shall hold such meetings as specified in that certain Stockholders Agreement, dated on or about the date on which these restated by-laws were adopted by the corporation, by and among the corporation and the stockholders named therein, as amended from time to time (as amended, the "Stockholders Agreement").

     Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

     Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

     Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

     Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

     Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. General Powers. Except as set forth in the Stockholders Agreement, the business and affairs of the corporation shall be managed by or under the direction of the board of directors.

     Section 2. Number, Election and Term of Office. The number of directors which shall constitute the initial board shall be four (4). Thereafter, the number of directors shall be established from time to time in accordance with the terms and conditions set forth in the Stockholders Agreement. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this
Article III or in the Stockholders Agreement. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided or as provided in the Stockholders Agreement.

     Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, as set forth in the Stockholders Agreement. Whenever the holders of any class or series of security are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice to the corporation.

     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the provisions of the Stockholders Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

     Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

     Section 6. Other Meetings and Notice. Regular meetings,other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president or the holders of not less than 30% of the outstanding shares of common stock on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail, or by telegraph.

     Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these restated by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

     Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the corporation shall be elected by the board of directors and may consist of a president, any number of vice presidents, a secretary, a chief financial officer, any number of assistant secretaries and such other officers and assistant officers as may be deemed necessary or

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desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

     Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

     Section 6. President. The president, subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these by-laws.

     Section 7. Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

     Section 8. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or president may, from time to time, prescribe.

     Section 9. The Chief Financial Officer and Assistant Treasurer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking

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

proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors or the president may, from time to time, prescribe.

     Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

     Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section I of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole

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

or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this
Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

     Section 5. Expenses. Expenses incurred by any person described in Section I of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Section 7. Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this
Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

     Section 8. Merger or Consolidation. For purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in

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

the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares of a specific class or series owned by such holder in the corporation. If such a certificate is countersigned
(1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

     Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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

     Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      Section 6. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 7. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

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

     Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

     Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     Section 6. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

     Section 9. Section Headings. Section headings in these restated by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 10. Inconsistent Provisions. In the event that any provision of these restated by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these restated by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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

                                  ARTICLE VIII

                                   AMENDMENTS

     These restated by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

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

                                                                      APPENDIX B

                 OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC

                                January 18, 1999

Special Committee of the Board of Directors
CompDent Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076

Dear Sirs:

     We understand that CompDent Corporation (the "Company") intends to enter into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") by and among TAGTCR Acquisition, Inc. ("TAGTCR"), NMS Capital, L.P., Golder, Thoma, Cressey, Rauner Fund V, L.P. and TA/Advent VIII L.P. We understand that under the Merger Agreement (the "Proposed Transaction") TAGTCR shall be merged with and into the Company and each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (excluding shares owned by the Company or any of its subsidiaries or by TAGTCR and Recapitalization Shares (as defined in the Merger Agreement) and dissenting shares) shall be converted into the right to receive $15.00 per share in cash (the "Merger Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement dated January 18, 1999.

     We have been requested by the Special Committee of the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than TAGTCR and the holders of Recapitalization Shares) of the Merger Consideration to be received in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement dated January 18, 1999, (2) publicly available information concerning the Company which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) the Dental Health Development Corporation Securities Purchase Agreement dated September 12, 1997, (5) a trading history of the Company's Common Stock from May 26, 1995 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant, and (8) certain historical data relating to acquisitions of publicly traded companies, including percentage premiums and price/earnings ratios paid in such acquisitions. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial projections provided by the Company, we have assumed that such projections have been reasonably prepared on based reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee for our services which is in part contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the common stock of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be received in the Proposed Transaction is fair to the stockholders of the Company (other than TAGTCR and the holders of Recapitalization Shares).

                                      Very truly yours,

                                      THE ROBINSON-HUMPHREY COMPANY, LLC

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in receipt thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 PROXY

                              COMPDENT CORPORATION
                        100 MANSELL COURT EAST, SUITE 400
                             ROSWELL, GEORGIA 30076

            PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                   ON _______, _________, 1999 AT 10:00 A.M.

The undesigned hereby appoints Bruce A. Mitchell and Phyllis A. Klock, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock common, par value $.01 per share, of CompDent Corporation, held by the undersigned at the close of business on ___________, 1999, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on ___________, _________, 1999 at 10:00 a.m., local time, at the offices of King &
Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1763, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


PROPOSAL OF THE BOARD OF DIRECTORS TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 18, 1999, BY AND AMONG COMPDENT CORPORATION, TAGTCR ACQUISITION, INC., NMS CAPITAL, L.P., GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P. AND TA/ADVENT VIII L.P.

                         [_] FOR [_] AGAINST [_] ABSTAIN

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPDENT CORPORATION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

Dated: ___________, 1999
                                    ____________________________________________

                                    Please sign exactly as your name(s)
                                    appear(s) hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please add your full title as such. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.